Registration No. 333-128975

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1 TO FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversinet Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2225 Sheppard Avenue East, Suite 1801, Toronto, ON M2J 5C2 Canada (416) 756-2324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hackett c/o Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801, Toronto, ON M2J 5C2 Canada  (416) 756-2324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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CALCULATION OF REGISTRATION FEE

(In U.S. $)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	5,370,250 (1) (2)	$0.54 (3)	$2,210,480	$367.42

(1)

Pursuant to Rule 416, also includes such indeterminate number of ordinary shares as may become issuable upon stock splits, stock dividends and other changes affecting the ordinary shares as described herein.

(2)

Includes of 370,250 common shares issuable upon the exercise of outstanding warrants.

(3)

Estimated pursuant to Rule 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee on the basis of the average of the low bid and high ask prices ($0.52 and $0.57) of a common share as reported on the Over the Counter Bulletin Board on October 3, 2005.  Includes 24,000 shares issuable upon exercise of warrants at $0.62, 125,000 shares issuable upon exercise of warrants at $0.66, 30,000 shares issuable upon exercise of warrants at $0.71, 30,000 shares issuable upon exercise of warrants at $0.80, 146,250 shares issuable upon exercise of warrants at $0.40 and 15,000 shares issuable upon exercise of warrants at $0.62.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Subject to completion, dated October11, 2005

The holder of these may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

5,370,250 Common Shares

DIVERSINET CORP.

The selling shareholders named in this prospectus are offering up to 5,000,000 of our common shares and 370,250 of our common shares issuable upon the exercise of warrants for sale under this prospectus.  We will not receive the proceeds of any common shares sold under this prospectus.  We may receive up to $210,480 upon the exercise of warrants.

Our common shares are quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the symbol “DVNT.OB”.  On October 10, 2005, the average of the closing bid and asked prices of our common shares on the OTC BB was $0.61per share.

An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

References in this prospectus to “Diversinet” mean Diversinet Corp., and references to “we”, “us”, and “our” refer to Diversinet Corp. unless the context otherwise indicates.

The date of this prospectus is October 13, 2005

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BACK COVER PAGE

TABLE OF CONTENTS

Page

RECENT DEVELOPMENTS

6

RISK FACTORS

INFORMATION ABOUT THE OFFERING

14

OFFERING EXPENSES

14

FORWARD-LOOKING INFORMATION

ENFORCEABILITY OF CIVIL LIABILITIES

15

USE OF PROCEEDS

DIVIDEND POLICY

15

SELLING SHAREHOLDERS

15

PLAN OF DISTRIBUTION

EXCHANGE RATE

19

CAPITALIZATION AND INDEBTEDNESS

20

PRICE HISTORY

20

SELECTED FINANCIAL INFORMATION

21

MANAGEMENT’S DISCUSSION AND ANALYSIS

22

BUSINESS

30

MANAGEMENT

39

RELATED PARTY TRANSACTIONS

44

PRINCIPAL SHAREHOLDERS

45

DESCRIPTION OF COMMON SHARES

46

ARTICLES OF INCORPORATION

47

MATERIAL CONTRACTS

47

EXCHANGE CONTROLS

47

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

48

MARKET PRICE OF COMMON SHARES

50

POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

51

EXPERTS

51

ADDITIONAL INFORMATION

52

INFORMATION NOT REQUIRED IN PROSPECTUS

104

SIGNATURES

109

EXHIBIT INDEX

110

Except where specifically indicated in this prospectus, “dollars” and “$” mean United States dollars.

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DIVERSINET CORP.

5,370,250 Common Shares

PROSPECTUS

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PROSPECTUS SUMMARY

This summary highlights important information about our business and about this offering.  Because this is a summary, it does not contain all of the information you should consider before investing in our common shares.  You should read the entire prospectus before making an investment decision.  We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) and all financial information set out herein has been determined in accordance with Canadian GAAP.

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).

Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last seven years, we have consolidated our core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, our products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively.  This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

The Diversinet MobileSecure product, solution and service suite is comprised of the following individual software products and service offerings:

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Diversinet MobileSecure Client mobile-optimized strong authentication software that can be embedded on a variety of mobile devices and manages the trusted credentials used to authenticate the mobile user for secure personal communications and commercial transactions.

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Diversinet MobileSecure Authentication Services is a service bureau which will provide Over-the-Air (OTA) Diversinet MobileSecure Client software, credential provisioning and registration lifecycle management for mobile device users.  Additionally, the service bureau will offer mobile-optimized validation services via Short Message Service (SMS)-based offerings to support ‘zero-client’ mobile devices for mass market mobile authentication services for users that do not carry mobile devices that can support our client software directly.

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Diversinet MobileSecure SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate the Diversinet MobileSecure Client software and service bureau infrastructure across a range of mobile device platforms, Internet and mobile data networks for secure personal communication and commercial transactions.

About DSS Software Technologies

In early January, 2003, we acquired all of the capital stock of DSS Software Technologies (“DSS”), a systems integration provider headquartered in Fremont, California.  DSS provides technical consulting services to tier one customers including financial, enterprise and technology companies such as Cisco Systems, Lucent, Oracle, Sun Microsystems and Wells Fargo in the areas of systems integration, software development, and Enterprise Resource Planning “ERP” and Customer Relationship Management “CRM” implementation.  Consideration for the DSS acquisition was provided through a combination of cash payments and an earn-out position, plus warrants, provided over a three-year term.  During 2004, we amended the purchase agreement to provide Diversinet common shares and cash in lieu of the remaining cash payments and the earn-out provision.

DSS’s operations have been integrated with ours as a wholly owned subsidiary of Diversinet.  The purchase of DSS was accounted for using the purchase method and DSS’s operations have been consolidated since the date of acquisition.

In February 2005, DSS completed an agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts.  We are entitled to a five-year annual fee based on the purchaser's meeting certain gross profit and net profit criteria.  Our CEO is a member of the board of directors of the purchaser.  These amounts will be recorded as income from discontinued operations, if and when received.

The results of DSS have been excluded from continuing operations in the statements of loss and deficit for all periods presented.

About Caradas, Inc.

In September 2003, we acquired all of the capital stock of Caradas, Inc. (“Caradas”), a systems integration provider headquartered in Braintree, Massachusetts.  Caradas focuses on smart card-based application security systems within the financial services industry, particularly as a vehicle for managing relationships between issuers and cardholders.  Caradas offers a suite of solutions and services to define and implement secure application infrastructures.

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The Caradas Connexus™ Platform Caradas provides turnkey solutions for smart card-based application security systems using a suite of Caradas developed and third-party technology components.

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Visa and MasterCard Issuer Solutions: Caradas adds value to Visa and MasterCard issuer projects, by working closely on architecture and design, providing integration services, followed by test and operational transfer as the deployment occurs.  The smart Visa and MasterCard oneSmart Solutions are based upon established methodologies, third-party technologies and the Caradas Connexus™ Platform technology.

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Caradas Services:  Caradas provides a set of professional integration services for the strategy and support behind the technology.  The Caradas team has developed a methodology for implementing application security systems.

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Caradas Labs™: Caradas provides benchmarking and evaluation of core technologies through the testing center.

Caradas’ operations have been integrated with ours as a wholly owned subsidiary.  The purchase of Caradas was accounted for using the purchase method and Caradas’ operations have been consolidated since the date of acquisition.

RECENT DEVELOPMENTS

September 2005 Private Placement

Issuance of 5,000,000 common shares and 71,250 common share purchase warrants for gross proceeds of $2,000,000.

On September 26, 2005, we completed a private placement of 2,000,000 common shares and 71,250 common share purchase warrants for gross proceeds of $2,000,000.  All the warrants expire on September 26, 2008 and are exercisable at $0.40 per share.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We will use the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

We agreed to file a registration statement to register the shares and the shares underlying the warrants issued pursuant to this private placement within 45 days of the closing of the private placement.

Lakefront Partners, LLC acquired 725,000 common shares as part of this private placement.  James Wigdale, Jr., one of our directors, controls Lakefront Partners, LLC.

Advisory board warrants

Issuance of 125,000 common share purchase warrants

On April 1, 2005, we issued common share purchase warrants to each of the five members of our advisory board.  These warrants vest at a rate of 8.3% per month over a one-year period and expires on December 31, 2006.  Each holder of these warrants is entitled to purchase up to 25,000 common shares at $0.66 per share.

Consulting services

Issuance of 174,000 common share purchase warrants

On January 3, 2005, we entered into an agreement with Whistler Communications Group to provide consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued Whistler Communications a warrant that is exercisable from February 3, 2005 to December 31, 2005 to purchase up to 24,000 of our common shares at $0.62 per share.

On March 15, 2005, we entered into an agreement with TAC Strategy to provide consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued TAC Strategy a warrant that is exercisable from November 20, 2005 to March 20, 2006 to purchase up to 30,000 of our common shares at $0.80 per share.

On July 21, 2005, we entered into a second agreement with TAC Strategy to provide consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued to TAC Strategy a warrant that is exercisable from April 20, 2006 to July 20, 2006 to purchase up to 15,000 of our common shares at $0.62 per share.

On July 21, 2005, we entered into a consulting agreement with Taher Elgamal to provide consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued Taher Elgamal a warrant that is exercisable from February 28, 2008 to May 31, 2008 to purchase up to 30,000 of our common shares at $0.71 per share.

On September 8, 2005, we entered into an agreement with Jay Couse to provide consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued to Mr. Couse a warrant that is exercisable from September 7, 2006 to September 7, 2008 to purchase up to 50,000 of our common shares at $0.40 per share.

On September 15, 2005, we entered into an agreement with Devlogic Consulting Inc. to provide professional services as a technical consultant.  In consideration for the services to be rendered in accordance with the agreement, we issued to Devlogic Consulting a warrant that is exercisable from May 15, 2006 September 15, 2006 to purchase up to 25,000 of our common shares at $0.40 per share.

December 2004 Private Placement

Issuance of 6,625,000 common shares and for gross proceeds of $2,650,000.

On December 20, 2004, we completed a private placement of 6,625,000 common shares for gross proceeds of $2,650,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We used the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

We agreed to file the registration statement to register the shares issued pursuant to this private placement no later than February 28, 2005.

Lakefront Partners, LLC acquired 1,000,000 common shares and 1,100,000 common share purchase warrants as part of our January 2004 private placement.  Furthermore, Lakefront Partners, LLC acquired 80,000 common shares and 18,750 common share purchase warrants as part of our April 2002 private placement.

Wigdale consultant agreement

Issuance of 300,000 common shares and 300,000 common share purchase warrants.

On December 20, 2004, we amended an agreement with James B. Wigdale, Jr. to provide investor relations services.  In consideration for the services to be rendered in accordance with the agreement, in January 2005, we issued to Mr. Wigdale 300,000 common shares and a three-year warrant terminating on December 19, 2007 to purchase up to 300,000 of our common shares at $0.40 per share.  Furthermore, we changed the exercise price of 350,000 existing warrants to purchase common shares held by Mr. Wigdale vesting on January 15, 2005 from $2.05 to $0.60 per share.

Red Dawg Holdings Incorporated consultant agreement

Issuance of 38,000 common share purchase warrants issuable upon the exercise of warrants.

On September 20, 2004, we entered into an agreement with Red Dawg Holdings Incorporated to provide internal corporate marketing development and support for the marketing and sales message.  In consideration for the services to be rendered in accordance with the agreement, we issuedto Red Dawg Holdings a  warrant terminating on December 31, 2005 to purchase up to 38,000 of our common shares at $0.50 per share.

1529531 Ontario Inc. consultant agreement

Issuance of 100,000 common share purchase warrants issuable upon the exercise of warrants.

On September 20, 2004, we entered into an agreement with 1529531 Ontario Inc. to provide internal corporate sales development and support for the sales message and strategy.  In consideration for the services to be rendered in accordance with the agreement, we issued to 1529531 Ontario Inc. a s warrant terminating on December 31, 2005 to purchase up to 100,000 of our common shares at $0.50 per share.

2028005 Ontario Inc. consultant agreement

Issuance of 20,000 common share purchase warrants issuable upon the exercise of warrants.

On September 22, 2004, we entered into an agreement with 2028005 Ontario Inc. to provide internal legal services.  In part consideration for the services to be rendered in accordance with the agreement, we issued to 1529531 Ontario Inc a warrant terminating on January 31, 2006 to purchase up to 20,000 of our common shares at $0.50 per share.

RISK FACTORS

The common shares offered by this prospectus are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment.  You should therefore carefully review the following risk factors, as well as all of the other information in this prospectus, before investing in the securities offered by this prospectus.

Risks Relating to Our Business

We have lost money in the past, we have realized minimal revenues from continuing operations and we expect to continue to sustain losses in the future.  We have generated minimal revenue to date from the sales of our solutions and licensing of our products.  For the year ended December 31, 2004, we posted a net loss of $7,517,000.  For the fourteen months ended December 31, 2003, we posted a net loss of $5,618,000.  For the year ended October 31, 2003, we posted a net loss of $4,834,000, for October 31, 2002, we posted a net loss of $4,065,000 and for October 31, 2001, we posted a net loss of $12,272,000.  For the years ended October 31, 2000 and October 31, 1999, we had net losses of $10,189,000 and $9,421,000, respectively.  We generated revenue of $7,045,000 for the year ended December 31, 2004, $8,563,000 for the fourteen months ended December 31, 2003, $7,108,000 in the twelve months ended October 31, 2003, $710,000 in the year ended October 31, 2002, $793,000 in the year ended October 31, 2001, $1,787,000 in the year ended October 31, 2000 and $164,000 in the year ended October 31, 1999.  The revenue represents the sales of our professional services and consulting revenues, secured mobile data and identity management solutions and professional services including the initial licensing of our Passport Trust Platform®, and Connexus product.  During fiscal 2001, 40% of our revenue was generated from one customer.    The auditors’ reports on our December 31, 2004 consolidated financial statements included additional comments for U.S. readers that state that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We have limited financial resources, and if we do not obtain additional funding in the future, we may have insufficient resources to continue our business.  Our ability to continue operations during the next fiscal year may be dependent on our ability to obtain additional financing.  Although we have made progress in developing our solutions and have completed initial consumer deployments, our revenue from operations is not sufficient to cover our operating expenses at present and is unlikely to be sufficient within fiscal 2005.  We have obtained funding for operations from private equity placements in the past, but there is no assurance we will be able to do so again in the near future despite the progress of the business.  We have completed several private placements in the last three years, but  there is no assurance we will be able to obtain further placements in the near future despite the progress of the business.  Further, the terms of new capital, if any, may materially dilute existing shareholders.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

We depend on a limited number of key customers, and if we lose any of these customers, or if these customers fail to meet their obligations to us, our operating results and financial condition will likely be adversely affected. The loss of any key customer and our inability to replace revenues provided by a key customer may have a material adverse effect on our business and financial condition.  Our customer base includes large financial institutions.  As a result, we maintain individually significant receivable balances due from them.  If these customers fail to meet their payment obligations, our operating results and financial condition will likely be adversely affected.  As of June 30, 2005, two customers accounted for 73% and 22% of our total accounts receivable.  There are no other customers with more than 10% of our total accounts receivable.

Our business plan is dependent upon customer adoption and commercial deployment of our products.  Our ability to continue operations is also dependent on the acceptance of our security solutions and the adoption of transaction-based applications using security and identity management over mobile data networks as an accepted method of data transmission in sufficient volume for us to generate enough revenues to fund our expenses and capital requirements.  The mobile data market is in a very early stage, and it may not develop to a sufficient level to support our business.

Our solutions are marketed to large companies and mobile network operators.  The implementation of our solutions by these entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources.  This process is also subject to the risk of delays associated with customers’ internal budgeting and other procedures for approving large capital expenditures, deploying new technologies within their networks and testing and accepting new technologies that affect key operations. As a result, the associated sales and implementation cycles can be lengthy.  Our quarterly and annual operating results could be materially harmed if orders forecasted for a specific customer for a particular quarter are not realized.

Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our solutions for commercial purposes.  In certain cases, we also enter into evaluation agreements, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

We may experience losses due to foreign exchange risks.  Our functional currency is the U.S. dollar.  Sales generated outside Canada are generally denominated in U.S. dollars.  During fiscal 2003 and 2004, we have incurred a large portion of our expenses in U.S. dollars, but we also incurred a smaller portion of our expenses in other currencies including Canadian dollars, Pound Sterling and Hong Kong dollars.  Changes in the value of these currencies relative to the U.S. dollar may result in currency losses that may have an adverse effect on our operating results.  With the completion of our financings in December 2004 and September 2005, we have a portion of our cash resources in U.S. dollar short-term investments and in Canadian dollars.  During fiscal 2003 and fiscal 2004, we maintained a portion of our cash resources in both U.S. and Canadian dollar term deposits.  During 2003, with the acquisitions of DSS and Caradas, we switched our reporting currency from Canadian dollars to U.S. dollars.

We may not be successful if we fail to retain our key technical personnel.  During 2004, in order to reduce our largest single expenditure, salaries and benefits, we reduced our headcount of employees in the Diversinet, DSS and Caradas operations.  During 2003 and 2002, we continued to review our cost structure and have continued to reduce our headcount.  Workforce reductions may have a detrimental effect on the morale of remaining employees, impeding their performance levels.  In addition, our ability to attract potential new employees in the future may suffer if our reputation was hurt by this staff reduction.

We currently have three senior officers and 27 employees and contractors.  We may not be able to improve our solutions and products or create new products if we lose any of our key employees or contractors.  We do not maintain key person life insurance policies on any of our employees.  Skilled technical personnel can be difficult to attract depending on the strength of the economy and competitive opportunities.  We may not be able to retain our current employees if they receive better job offers from other employers.  Our weakened financial strength through 2002, 2003 and 2004 may not alleviate this risk in the future.

We are involved in litigation which could result in judgments against us which, in the aggregate, could total more than our combined current assets, working capital and net assets.  There are currently two material claims pending against us.  If we lose either suit or enter into a settlement requiring us to pay cash or issue any of our common shares, our liquidity and financial position will be adversely affected and our shareholders’ ownership may be diluted.

In May 2000, we were sued, along with our wholly-owned Barbados subsidiary, Instant Publisher Ltd.  The plaintiff is seeking damages of $1,533,950 for breach of an October 25, 1995 dealer agreement relating to the business of Instant Publisher regarding the distribution of printing equipment, and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

One of our wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments.  The plaintiff is seeking to receive $328,000.

We have limited experience in the mobile data security software and identity management solutions field, and we are therefore subject to risks inherent in establishing a new business.  We have been in the mobile data security software field since fiscal 1997 and the identity management solutions field since 2001, and we have only generated minimal revenues from this business.  We are not sufficiently established to fully evaluate or forecast our prospects, and we are subject to the risks inherent in establishing a new business enterprise.

We are dependent on the adoption of secure transaction-based applications over mobile data networks as an accepted method of data transmission.  In order for us to be successful, transaction-based applications using mobile data security infrastructure over mobile data networks must be adopted as a means of trusted and secure communications and commerce to a sufficient extent and within a reasonable time frame, particularly considering our existing financial resources and future capital needs.  Since trusted and secure communications and commerce over these networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any.

If the market for trusted and secure communications and commerce utilizing mobile data solutions over these networks fails to develop or develops more slowly than expected, we may have difficulty selling solutions or generating sufficient revenues to support our business.

Our ability to keep pace with the rapid technological changes and frequent new product introductions common in the information and communication technology industry will determine our ability to remain competitive and affect the viability of our products.  To succeed in the mobile data security and the identity management solutions business, we believe that we will have to continuously improve the performance, features and reliability of our products and be the first to the market with new products or enhancements to existing products.  We cannot provide assurance that we will be able to improve our products in a timely manner.  The emerging market for security solutions for mobile data security and the identity management is characterized by rapid technological developments, frequent new product introductions and evolving industry standards.  We anticipate this evolution will also occur in the mobile data security and the identity management solutions market in which we focus our technological developments.  The adoption of new standards, or the informal adoption of certain standards by a significant percentage of the computer security and related industries, could require us to reconfigure our products.  We may not be able to counter challenges to our current products or to introduce product offerings that keep pace with the technological changes introduced by competitors or persons seeking to breach information security.  We are not currently aware of any significant new technologies either under development or about to be introduced in the mobile data security or the identity management solutions security field.

The highly competitive nature of the information and communications technology fields could prevent us from achieving success.  Our solutions are targeted at the new and rapidly evolving market for authentication and authorization products for mobile data communications, commerce, telecommunications and identity management.  This market is not mature.  We anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new solution, product and service introductions and other market activities of industry participants.  Many of our competitors and potential competitors have a longer operating history, greater name recognition, larger installed customer base and significantly greater financial, technical and marketing resources than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and they could therefore render our technologies and products obsolete.

Because of the broad potential application of our authentication and authorization software and identity management solutions, we compete with vendors offering a wide range of computer security products.  These competitors include Entrust Technologies, Certicom, and RSA Security.  There also may be other potential entrants to the market of whom we are not yet aware.

Our licensing revenues are dependent on our customers’ acceptance and use of our software products, and we expect our sales cycle to be lengthy.  Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our product for commercial purposes.  We also enter into evaluation agreements in certain cases, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the application solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Customers cannot simply license our solutions and begin using them immediately in their businesses.  Making our solutions work with a particular customer’s application may be a complex, expensive and, in certain cases, an ultimately unsuccessful process.  This process may also require the customer to make significant commitments of time and money.  Based on discussions with our customers, we believe that a customer’s required cycle of testing, internal approval and network modifications can reasonably take between six and nine months or longer.  Therefore, we expect our sales cycle, or the time between entering into an agreement and when we begin to receive and recognize revenue, to be six to nine months or longer.  Also, the amount of revenue can be very limited until the customer’s product is made generally available and adopted.  Our sales are also subject to significant risks over which we have little or no control, including customers’ budgetary constraints and internal acceptance procedures regarding security-related matters.  To mitigate the risk of our current software licensing business model, we are currently exploring the viability of a managed security service provider business model to supply our offerings through subscription-based licensing arrangements.

Two major encryption technology vendors service our area of business, and if we are unable to license encryption technology from at least one of them, it would cause a significant disruption to our business.  Our current product offerings include encryption technology that we source from a third-party vendor, RSA Security, an encryption technology vendor who services the wireless and the e-commerce security market.  The term of each licensing arrangement is open-ended.  Encryption technology is currently available from other vendors; however, if this agreement is terminated for any reason, we would have to license encryption technology from an alternative vendor, and there might be a significant disruption to our business.

Our success will depend in part on our continued ability to have access to these and other technologies that are important to our existing products and may become important to products we may develop in the future.  We cannot be certain that we will be able to procure or use any necessary technology on terms similar to existing licenses.

We lack experience in sales and marketing, and depend on our relationships with more established corporations to assist in selling and marketing our products.  We have limited sales and marketing experience and limited money to fund marketing.  A significant part of our business strategy is to form strategic relationships with more established companies to expose our solutions to a larger customer base than we could reach through direct sales and marketing force.  Our existing strategic relationships have not resulted in any significant revenues to date and may not result in any revenues in the future.

As a result of our emphasis on these relationships, our success will partially depend on both the ultimate success of the third parties with which we have these relationships and the ability of these third parties to market our products and services successfully.

We cannot provide assurance that we will be able to enter into additional, or maintain our existing, strategic relationships on commercially reasonable terms, if at all.  Our failure to do so would require us to devote substantially more resources to the distribution, sales and marketing of our products and services.  Also, these strategic relationships do not afford us any exclusive marketing or distribution rights.  The third parties may reduce their commitments to us in the future or pursue alternative technologies.

The nature of our products subjects us to product liability risks, potential lost revenues and adverse publicity in the event of product failure.  Our customers may rely on our products to prevent unauthorized access to computer networks.  Malfunctions or design defects of our products could:

•

cause interruptions, delays or cessation of services to our customers;

•

result in product returns;

•

result in liability for damages;

•

adversely affect the market’s perception of the security offered by our product, resulting in a lack of demand for our products; or,

•

require us to make significant expenditures of capital or other resources to alleviate the problem.

Our license agreements may not be adequate to limit our liability.  A large number of claims by our customers could subject us to significant liability as well as limit the demand for our solutions and products.  In most cases our license and support agreements attempt to limit our liability to the total amount of the licensing and support fees paid during the twelve-month period preceding an alleged error in or failure of our software.  This contractual provision may not always be enforceable.  Courts have held that contractual limitations on liability of this type, or the “shrink-wrap licenses” in which they are sometimes embodied, are unenforceable because the licensee does not sign them.  If these contract provisions limiting our liability are not enforceable, we could be obligated to pay significant damages resulting from customer claims.

If computer hackers find ways to circumvent our products, our products would not perform their essential function.  Any compromise of the security offered by our products, in a single incident or a series of incidents, would make our products less attractive to our customers.  Software error or failure may result from a hacker seeking unauthorized access to a computer network.  The methods used by hackers are evolving rapidly and generally are not recognized until they are launched against one or more systems.  We are unable to anticipate hackers’ tactics.  The publicity surrounding any security breaches could adversely affect the public perception of the security offered by our authentication and authorization products and make it more difficult for us to sell our products.

Technical advances in the information security market may make our products obsolete.  Our products are based on public key infrastructure based security (also known as PKI based security) and identity management technology and depend in part on the application of certain mathematical principles forming the basis of the encryption technology that we license and embed in our products.  Any significant advance in techniques for decoding or cracking encrypted computer information could render our products obsolete or unmarketable.

Our PKI products use algorithms, or mathematical formulae, to encrypt and secure information.  The security afforded by our products is predicated on the assumption that these mathematical formulae are very difficult to solve.  This assumption is based on the fact that years of theoretical and empirical research by leading mathematicians have not resulted in any efficient solutions to these problems.  There can be no assurance, however, that future research will not uncover efficient solutions to these problems.

Also, even if no breakthrough in solving these problems is discovered, they may eventually be solved by computer systems having sufficient speed and power.  If improved techniques for decoding encrypted information are developed or made possible by the increased availability of powerful computing resources, our products could be rendered obsolete.

We might not be able to enforce our intellectual property rights.  Our success depends significantly upon our proprietary technology, and our means of protecting our proprietary and intellectual property rights may not be adequate.  We rely on a combination of patent and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights.  We have two U.S. patents, which will be in effect until August 22, 2017, and three patents granted in Israel in effect until 2017 and 2021, as well as 14 applications pending in Israel, the U.S. and Canada.  We cannot provide assurance that any of our applications will be approved, that any new patents will be issued, that we will develop proprietary products or technologies that are subject to patent protection, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties.  Furthermore, we cannot provide assurance that the patents of others will not have a material adverse effect on our business and operating results.  There is also a risk that our competitors will independently develop similar technology, duplicate our products or design around our patents or other intellectual property rights.

If our technology or products were determined to infringe upon the rights of others, we would be required to obtain licenses to use that technology.  If we are not able to obtain a license in a timely manner on acceptable terms or at all, we may have to stop producing our product until we can develop an alternative that does not infringe the rights of others.

Patent disputes are common in technology-related industries.  We cannot provide any assurance that we will have the financial resources to enforce or defend a patent infringement or proprietary rights action.  As the number of products and competitors in our target markets grows, the likelihood of infringement claims also increases.  Any claims or litigation may be time-consuming and costly, cause product shipment delays or require us to redesign our product or require us to enter into royalty or licensing agreements.  Any of these events could have a material adverse effect on our business and operating results.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to use our proprietary information and software.  In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to as great an extent as do the laws of Canada and the U.S.

Changes in the export regulation of encryption-based technologies may restrict our ability to sell or license our products.  Our products are subject to export controls under Canadian and U.S. laws and regulations.  These laws and regulations may be revised from time to time in ways that may materially and adversely affect our ability to sell our products abroad or to make products available for sale or license via international computer networks such as the Internet, although pursuant to an international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products of the type licensed by us.  Canadian and U.S. government controls on the export of encryption technologies which we license from third parties and which are embedded in our products may, if subject to revision, be amended and subsequently restrict our ability to freely export our products.  As a result, foreign competitors subject to less stringent export controls on their products may be able to compete more effectively than we can in the global information and computer security market.

Our articles of incorporation authorize us to issue an unlimited number of common shares, which could result in dilution to our shareholders.  Subject to regulatory and/or shareholder approval, shareholders may experience dilution or limitations in takeover attempts because our articles of incorporation allow us to issue an unlimited number of common shares.  Our shareholders have no right to purchase additional common shares when we issue new shares.  As of December 31, 2004, we had 19,157,941 common shares issued and outstanding.

If our common shares should become ineligible for continued quotation on the OTC BB or a public trading market does not continue for any reason, holders of our common shares may have difficulty selling their shares. Our common shares became ineligible for continued quotation on the NASDAQ SmallCap Market and are now trading on the Over the Counter Bulletin Board; therefore holders of our common shares may have difficulty selling their shares.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003.

Our common shares may continue to be penny stock, which may adversely affect the liquidity of our common shares.  The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

It may be difficult for our shareholders to enforce civil liabilities under the U.S. federal securities laws because we are incorporated in Canada.  We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the U.S.  As a result, it may not be possible for investors to effect service of process within the U.S. upon those persons or us or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

We may be treated as a passive foreign investment company, which would have adverse tax consequences for our U.S. shareholders.  We may be treated as a passive foreign investment company, or a PFIC.  While we do not believe that we should be treated as a PFIC, whether we are treated as a PFIC depends on questions of fact concerning our assets and revenues.  Accordingly, we cannot assure you that we will not be treated as a PFIC.  If we were to be treated as a PFIC, there could be material adverse tax consequences to U.S. holders of our common shares.  See “United States Federal Income Tax Consequences” beginning on page 49.

INFORMATION ABOUT THE OFFERING

The Offering

Certain of our shareholders are offering the following securities for sale under this prospectus:

•

5,000,000 common shares, and

•

370,250 common shares issuable upon the exercise of the warrants.

There are a total of 5,370,250 common shares issued and common shares issuable pursuant to this registration statement.

We are not offering or selling any securities under this prospectus and will not receive any proceeds from the sale of the selling shareholder’s securities.  We may receive up to $210,480 upon the exercise of the warrants.  However, we will pay all costs associated with this prospectus.

OFFERING EXPENSES

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of share, as well as any fees and disbursements of counsel to the selling shareholders.

The expenses of this offering which we will pay are estimated, in U.S. dollars, to be as follows:

SEC Registration Fee Legal Services Accounting Placement fees Miscellaneous Total	300 9,000 10,000 100,000 700 $120,000

NOTICE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated in it by reference contain forward-looking statements which involve known and unknown risks and uncertainties.  We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.  Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters.  You can identify these and other forward-looking statements by the use of words such as “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “intends”, “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors" and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon those persons or us or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws

USE OF PROCEEDS

We will not receive any proceeds when the selling shareholders sell their common shares.  The $210,480 in gross proceeds that we may receive upon the exercise of 370,250 warrants will be used for continued sales efforts, general operations and general working capital purposes.  We will pay all costs of this prospectus.

DIVIDEND POLICY

We have not declared any dividends for the last eight years and we do not intend to pay any cash dividends on our common stock, or indirectly on our common stock, for the foreseeable future.  Our current policy is to retain earnings, if any, to finance the expansion of our business and for general corporate purposes.  Future dividends, if any, will be determined solely by our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, and other factors the board of directors believes is relevant.

SELLING SHAREHOLDERS

The table below sets forth the names of the selling shareholders; the number of common shares beneficially owned by the selling shareholders, as of October 13, 2005, the percentage of our outstanding common shares beneficially owned by each of the selling shareholders as of October 13, 2005, the number of common shares that each selling shareholder may offer under this prospectus, are the number of common shares that each selling shareholder will beneficially own assuming the sale of all of the common shares covered by this prospectus.

The selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act and any profits realized by them may be deemed to be underwriting commissions. Any broker-dealers that participate in the distribution of ordinary shares also may be deemed to be “underwriters”, as defined in the Securities Act, and any commissions or discounts paid to them, or any profits realized by them upon the resale of any securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The sale of the ordinary shares is subject to the prospectus delivery requirements of the Securities Act.  Shares issued in connection with the September 26, 2005 private placement to shareholders in Canada will be subject to resale restrictions in Canada until January 27, 2006, notwithstanding the effectiveness of this registration statement.

Except as noted below, none of these selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of our ordinary shares.

The selling shareholders acquired their shares in one of the following transactions.

TRANSACTION	SHARES	SHARES ISSUABLE UPON WARRANT EXERCISE
September 2005 Private Placement	5,000,000	-
Broker warrants	-	71,250
Advisory board warrants	-	125,000
Consulting services warrants	-	174,000
Shares subject to this registration statement	5,000,000	370,250

	Common shares beneficially owned prior to this offering		Common shares offered	Common shares beneficially owned after this offering
		Percent of total shares outstanding	Pursuant to this prospectus		Percent of total shares outstanding

Name of Beneficial Owner	Number			Number
Rhonda Moustafa	330,000	1%	250,000	80,000	*
78 Forester Crescent
Unionville, Ontario L6C 1V3
Cheryl Hackett 20 Astley Avenue Toronto, Ontario M4W 3B4	253,333	1%	250,000	3,333	*
David Annan 1173 Middlegate Road Oakville, Ontario L6M 1M5	50,000	*	50,000	-	*
Mark Steinman (1)	217,500	1%	62,500	155,000	1%
29 Woodthrush Court
Toronto, Ontario M2K 2A9
Keith Powell (2)	242,500	1%	212,500	30,000	*
4243 BridlePath Trail
Mississauga, Ontario L5L 3K3
Hussam Mahgoub	50,000	*	50,000	-	*
20 Harding Blvd West, Unit 1007
Richmond Hill, Ontario L4C 9S4
J. Graeme MacLetchie III	810,325	3%	250,000	560,325	2%
1 Dunham Place
Irvington, NY 10533
James Groninger	695,770	3%	112,500	583,270	2%
1711 Park Avenue
Richmond VA 23220
Thomas J. Cain	376,000	2%	100,000	276,000	1%
103 Penshurst Road
Richmond, VA 23221
Raymond H. Welsh	223,500	1%	62,500	161,000	1%
518 Mulberry Lane
Haverford, PA 19041
Bohemia Business Corp. (3) PO Box 1617 Meierhofstrassse 5 FL – 9490 Vaduz / Europe	250,000	1%	250,000	-	*
Christine Sanger 20 Rogate Place Toronto, Ontario M1M 3C3	25,000	*	25,000	-	*
Barrtra Investments Inc. (4) Channcery House High Street Bridgetown, Barbados, West Indies	487,500	2%	487,500	-	*
RBC Securities Inc. (5) 2nd Floor, South Tower, Royal Bank Tower 200 Bay Street Toronto, Ontario M5J 2W7	500,000	2%	500,000	-	*
John Jentz 248 Douglas Avenue Toronto, Ontario M5M 1G8	1,230,000	5%	937,500	292,500	1%
RBC Dominion Securities (6) 260 East Beaver Creek Road, Suite 301 Richmond Hill, Ontario L4B 3M3	62,500	*	62,500	-	*
Lakefront Partners, LLC (7)	3,242,795	13%	725,000	2,517,795	10%
205 E. Wisconsin Avenue, Suite 220
Milwaukee, WI 53202
MicroCapital Fund LP (8)	1,195,687	5%	235,000	960,687	4%
201 Post Street, Suite 1001
San Francisco, CA 94108
MicroCapital Fund Ltd. (8)	684,625	3%	127,500	557,125	2%
201 Post Street, Suite 1001
San Francisco, CA 94108
Syma Kamran 310 Brookside Road Richmond Hill, Ontario L4C 0K8	600,000	2%	250,000	350,000	1%
Devlogic Consulting Inc.(9) 5 Northtown Way, Suite 2505 Toronto, Ontario M2N 7A1	25,000	*	25,000	-	*
TAC Strategy(10) 62 Kent Rd Toronto, ON M4L 2X6	45,000	*	45,000	-	*
Howard Schmidt(11) 26638 SE 146th Street Issaquah, Washington, 98027	25,000	*	25,000	-	*
Steve Sigmond(11) 225 South Sixth Street Suite 4350 Minneapolis, MN 55402	25,000	*	25,000	-	*
Roger Cressey(11) 5126 North 26th Street Arlington, VA, 22207	25,000	*	25,000	-	*
Richard Clarke(11) 1902 North Monroe Street Arlington, VA 22207	25,000	*	25,000	-	*
Patrick Gauthier(11) P.O. Box 8999 San Francisco, CA 94128-8999	25,000	*	25,000	-	*
Taher Elgamal(12) 497 Seaport Court, Suite 102 Redwood City, CA 94063	30,000	*	30,000	-	*
Jay Couse(13) 128 Wimbleton Road Toronto, Ontario M9A 3S6	50,000	*	50,000	-	*
Whistler Communications Group(14) 70 Riverview Gardens, Toronto, Ontario M6S 4E5	24,000	*	24,000	-	*
W.R. Hambrecht + Co., LLC(15) 420 Lexington Ave Suite 1825 New York, NY 10170	71,250	*	71,250	-	*
			5,370,250

* indicates less than one percent (1%)

We will not receive any proceeds from the sale of the securities by the selling securityholders.

(1)

Mr. Steinman is Diversinet’s Chairman.

(2)

Mr. Powell is a Diversinet Board member.

(3)

Mr. Hanspeter Negele has voting or investment control.

(4)

Mr. Andrew Ferreira has voting or investment control.

(5)

Mr. David Beck has voting or investment control.  David Beck of RBC Dominion Securities is an affiliate of a broker-dealer.  RBC Dominion Securities acquired their shares in the ordinary course of business and that they have no agreements, plans or understanding, directly or indirectly, with any person to distribute the securities.

(6)

Mr. Sanjiv Samant has voting or investment control.

(7)

Mr. James Wigdale, Jr. has voting or investment control.

(8)

Mr. C.A. Jarrous has voting or investment control.

(9)

Includes 25,000 shares subject to outstanding warrants.  Mr. Jeff Brunet has voting or investment control.

(10)

Includes 45,000 shares subject to outstanding warrants.  Mr. Gunnar Svahn has voting or investment control.

(11)

Includes 25,000 shares subject to outstanding warrants.

(12)

Includes 30,000 shares subject to outstanding warrants.

(13)

Includes 50,000 shares subject to outstanding warrants.

(14)

Includes 24,000 shares subject to outstanding warrants.  Mr. Wally Kowal has voting or investment control.

(15)

Includes 71,250 shares subject to outstanding warrants.  Mr. Michael Bucheit has voting or investment control. Michael Bucheit of W.R. Hambrecht + Co., LLC is an affiliate of a broker-dealer.  W.R. Hambrecht + Co. acquired their warrants as compensation for services relating to the September 2005 financing.

#

PLAN OF DISTRIBUTION

We are registering the common shares offered hereby on behalf of the selling shareholders.  As used herein, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other transfer.  All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares offered hereby which will be borne by the selling shareholders.  Sales of the shares offered hereby may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Over the Counter Bulletin Board at prevailing market prices, in the over-the-counter market, in negotiated transactions, through publicly or privately negotiated put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby (including the closing of any open short position), or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares offered hereby by the selling shareholders.

The selling shareholders may enter into hedging transactions with regard to the shares offered hereby.  In connection with such transactions the counter parties to such transactions may engage in short sales of the shares offered hereby or of securities convertible into or exchangeable for such shares in the course of hedging positions they assume with selling shareholders.  The selling shareholders may also enter into other transactions which require the delivery of the shares offered by this prospectus, which shares such counter parties may resell pursuant to this prospectus (as amended or supplemented, if necessary, to reflect such transaction).

The selling shareholders may effect these transactions by selling the shares offered hereby directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of the shares offered herein might may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered herein sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144 or another exemption under the Securities Act.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the name of each such selling shareholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the initial price at which such shares were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We will pay all of the costs of qualifying these securities under federal and state securities laws, including legal and accounting fees, as well as printing and other related costs.

EXCHANGE RATE

Quantitative and Qualitative Disclosures About Market Risks

We will record our finances in U.S. dollars and report our operations in U.S. dollars.  Fluctuations in the exchange rate between Canadian dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements.  We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

The following table sets forth the rate of exchange for the Canadian Dollar at the end of the five fiscal years ended December 31, 2004 and the end of each of the last six months, the average rates for the period, and the range of high and low rates for the period.  For purposes of this table, the rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.  The table sets forth the number of Canadian Dollars required under that formula to buy one U.S. Dollar. The average rate means the average of the exchange rates on the last day of each month during the period.

	U.S. Dollar/Canadian Dollar
	Close	Average	High	Low
Month Ended 9/30/05	1.1627	1.1713	1.1778	1.1687
Month Ended 8/31/05	1.1988	1.2071	1.2298	1.1857
Month Ended 7/31/05	1.2238	1.2248	1.2477	1.2018
Month Ended 6/30/05	1.2287	1.2415	1.2630	1.2230
Month Ended 5/31/05	1.2565	1.2562	1.2732	1.2353
Month Ended 4/30/05	1.2586	1.2345	1.2617	1.2061
Fiscal Year Ended 12/31/04	1.2020	1.3015	1.4003	1.1714
Fiscal Year Ended 12/31/03	1.2924	1.4014	1.5800	1.2905
Fiscal Year Ended 12/31/02	1.5796	1.5703	1.6190	1.5024
Fiscal Year Ended 12/31/01	1.5926	1.5484	1.6052	1.4895
Fiscal Year Ended 12/31/00	1.5002	1.4852	1.5625	1.4310

The exchange rate was 1.1746 as of October 10, 2005.

We believe that inflation has not had a material impact on our results of operations for each of our fiscal years in the three-year period ended December 31, 2004.  However, there can be no assurance that future inflation would not have an adverse impact on our operating results and financial condition.  We have limited market risk exposure since we do not have any outstanding variable rate debt or derivative financial and commodity instruments as of December 31, 2004.

CAPITALIZATION AND INDEBTEDNESS

The following unaudited table sets forth, on a Canadian GAAP basis, our capitalization and indebtedness, as of June 30, 2005, and as adjusted to give effect to the sale of 5,000,000 common shares to the selling shareholders on September 26, 2005 for gross proceeds of $2,000,000.  No adjustment has been made for actual or estimated costs we may incur with respect to this offering.

	As of June 30, 2005
	Actual	Adjusted

Cash and cash equivalents and short term investments	$1,352,228	$3,232,228

Shareholders’ Equity
Share capital	52,469,844	54,469,844
Cumulative translation adjustment	(1,520,721)	(1,520,721)
Share purchase warrants	2,927,399	2,927,399
Contributed surplus	1,709,712	1,709,712
Retained earnings (deficit)	(51,942,715)	(51,942,715)
Total Shareholders’ Equity	$3,643,519	$5,643,519

Common shares outstanding (basic)	19,312,941	24,312,941
Fully diluted common shares	24,063,514	29,063,514

PRICE HISTORY

The following table sets forth the range of high and low closing sale prices for our common shares for the periods indicated, as reported by the Nasdaq SmallCap Market and the Over the Counter Bulletin Board.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003 and on the Over the Counter Bulletin Board from late April 2003 to present.  On January 28, 2003, we implemented a 1 for 10 reverse stock split that was approved by its shareholders at our Annual and Special Meeting of Shareholders on January 22, 2003.  The share data has been adjusted for this reverse stock split.

	High	Low
Fiscal year ended
December 31, 2000	449.37	17.81
December 31, 2001	36.20	10.00
December 31, 2002	12.50	2.20
December 31, 2003	6.30	0.48
December 31, 2004	2.53	0.34

Fiscal year ended December 31, 2003
Third Quarter	5.55	1.15
Fourth Quarter	6.30	1.82

Fiscal year ended December 31, 2004
First Quarter	2.53	1.72
Second Quarter	1.90	1.28
Third Quarter	1.24	0.37
Fourth Quarter	0.95	0.34

Fiscal year ended December 31, 2005
First Quarter	0.92	0.60
Second Quarter	0.89	0.60

March 2005	0.92	0.70
April 2005	0.89	0.65
May 2005	0.78	0.60
June 2005	0.85	0.62
July 2005	0.77	0.56
August 2005	0.62	0.42

SELECTED FINANCIAL INFORMATION

The selected financial data for fiscal years ended December 31, 2004, 2003 and October 31, 1999, 2000, 2001 and 2002, for the fourteen months ended December 31, 2003 are derived from our audited financial statements.  The selected financial data for the two months ended December 31, 2003 are derived from our unaudited financial statements.  During 2003 we changed our fiscal year from October 31st to December 31st.  The following selected financial data should be read in conjunction with the consolidated financial statements and the notes thereto and the information under “Summary Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  As a result of a number of circumstances, including the 2004 financing activities, the acquisition of DSS and Caradas and the U.S. dollar becoming the primary currency in which most of our business is transacted, effective October 1, 2003, we adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements.  In addition, except where otherwise indicated, all financial information is presented in United States dollars.

Our financial statements have been prepared in accordance with Canadian GAAP.  These principles conform in all material respects with U.S. GAAP except as described in Note 15 to our 2004 consolidated financial statements.  The differences between line items under Canadian GAAP and those as determined under U.S. GAAP are not significant except that, under U.S. GAAP, our total loss would be greater by $578,000 for the year ended December 31, 2004, $477,000 for the year ended December 31, 2003, $nil for the fourteen month period ended December 31, 2003 and the year ended October 31, 2003, $35,000 for the year ended October 31, 2002, greater by $37,000 for the year ended October 31, 2001, greater by $1.5 million for the year ended October 31, 2000 and less by $79,000 for the year ended October 31, 1999.  Under U.S. GAAP share capital would be greater and deficit would be less by $30,089,000 for each of the years due to the elimination of reduction in stated capital offset against accumulated shareholders’ deficit in March of 1999.

Selected Financial Data - (in 000’s, except per share data)

	Six months ended June 30, 20058	Fiscal Year ended December 31	Fiscal Year Ended October 31
	2005	2004	2003	2003	2002	2001	2000
(Unaudited)		(Audited)	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)

Revenue	$684	$7,045	$8,522	$7,108	$710	$793	$1,787
Loss from Continuing Operations	(2,610)	(7,517)	(4,959)	(4,834)	(4,065)	(12,272)	(10,019)
Net Loss from Discontinued Operations	(147)	0	0	0	0	0	(170)
Net Loss	(2,757)	(7,517)	(4,959)	(4,834)	(4,065)	(12,272)	(10,189)
Weighted Average no. of shares (000’s)	19,213	12,145	7,022	5,715	2,972	2,638	2,353
Loss Per Share – Continuing Operations	(0.14)	(0.62)	(0.71)	(0.85)	(1.37)	(4.65)	(4.27)
Net Loss Per Share	(0.14)	(0.62)	(0.71)	(0.85)	(1.37)	(4.65)	(4.34)
Dividends Per Share	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Working Capital (Deficit)	790	2,279	452	1,114	1,752	2,253	14,135
Long-term Liabilities	0	0	300	300	0	0	0
Shareholders’ Equity	3,644	5,835	7,647	8,462	2,950	3,835	16,223
Total Assets	4,638	7,308	11,004	12,099	4,009	6,093	18,786
Share Capital	52,470	52,445	49,191	49,202	40,678	34,212	35,186

	(In accordance with US GAAP)
Revenue	$684	$7,045	$8,522	$7,108	$710	$793	$1,787
Loss from Continuing Operations	(2,610)	(6,939)	(4,959)	(4,834)	(4,100)	(12,309)	(11,002)
Net Loss from Discontinued Operations	(147)	0	0	0	0	0	(170)
Net Loss	(2,757)	(6,939)	(4,959)	(4,834)	(4,100)	(12,309)	(11,171)
Loss Per Share – Continuing Operations	(0.14)	(0.57)	(0.71)	(0.85)	(1.38)	(4.67)	(4.68)
Net Loss Per Share	(0.14)	(0.57)	(0.71)	(0.85)	(1.38)	(4.67)	(4.75)
Long-term Liabilities	0	0	300	300	0	0	0
Shareholders’ Equity	3,644	5,608	7,647	7,471	1,958	2,881	15,277
Total Assets	4,638	7,308	11,004	12,099	4,009	6,093	18,786
Share Capital	82,559	82,534	79,281	79,291	70,767	60,348	62,119

At our March 1999 Annual Meeting, our shareholders approved a resolution providing for the reduction of our stated capital by $30,089,000.  This resulted in a reduction in our accumulated shareholders’ deficit in the same amount.  At December 31, 2003, we had an accumulated deficit of $41,482,000.  If our shareholders had not approved the reduction in our stated capital, our accumulated deficit at December 31, 2004 would have been $79,274,000 and October 31, 2003 would have been $71,571,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results

Overview

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

In February 2005, our subsidiary, DSS Software Technologies (DSS) completed an asset sale agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  We are entitled to a five year annual fee of up to $120,000 per year based on certain gross profit and net profit criteria of the purchaser.  With the sale of DSS, we have included the results of DSS as a single line item (‘discontinued operations’) in the Consolidated Statements of Loss and Deficit on a retroactive basis.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last seven years, we have consolidated its core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, Diversinet products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively.  This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

Research and Development, Patents and Licenses, et cetera

We plan to continue to invest in research and development for our mobile device security products based on the technology we purchased in 1996, and we anticipate spending approximately $1,280,000 in the year ending December 31, 2005 in connection with these efforts.  We expect to allocate funds almost entirely to salary payments to staff for the continued research and development of our security product suite.  We cannot reasonably estimate when the benefits, if any, of the continued development costs will be realized.  We also cannot reasonably estimate whether any of the continuing development costs will result in revenue for us, or whether additional sources of funding will be available if continued development of the technology is unsuccessful.

Trend Information

At this time, we cannot identify any known trends that are reasonably likely to have a material effect on our business due to a number of factors.  We currently have several customers that are using our products for pilot projects.  The sales cycle can take a significant amount of time.  In addition to customer constraints, such as budgetary restrictions, the integration process required to make our products function properly within a customer’s specific application may be complex.  Mobile data commerce applications are also in their infancy, and the need for security applications is dependent on the adoption of these applications by consumers.

Our revenue model consists of (i) license fees from the licensing of our Passport Trust Platform product suite which are one-time fees typically recorded upon execution of the license agreement, (ii) consulting revenues, as employees and subcontractors provide services to our customers, which are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as employees and subcontractors provide services (iii) recurring royalties from the provision of certificates and permits, and (iv) annual support fees.  As our business evolves, we expect that most of our revenue will be generated through recurring royalties.  This revenue stream is dependent on the adoption of transaction-based applications over wireless networks and therefore cannot be accurately projected at this time.

Operating Results

Six Months ended June 30, 2005 compared to June 30, 2004

Revenue

Revenue for the six months ending June 30, 2005 was $684,000 compared to $1,464,000 for 2004.  During the first six months of 2005 we recognized $0 from licensing compared to $332,000 for the comparable period in 2004.  We recognized $684,000 from consulting services the first six months of 2005 compared to $1,132,000 for the six months ended June 30, 2004.  In January 2005, Diversinet began to focus on the evolving protection and trust needs of mobile users.  These financial results reflect this shift in focus and the time required to build up a customer base under this new strategy and a rebuilding of the sales and marketing outlook of the company.

Cost of Sales

  Cost of sales for the six months ended June 30, 2005 was $462,000 (or gross margin of 32%) compared with $827,000 (or gross margin of 44%) for the six months ended June 30, 2004.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  The lower margins for 2005 are due in part to the completion of a project during the second quarter for $180,000, of which we are recognizing the revenue monthly over the coming year, however the costs have been expensed as incurred.

Expenses

Research and development expenses decreased to $581,000 in the six months ended June 30, 2005 from $642,000 in the six months ended June 30, 2004.  The decrease is in part due to the allocation of certain R&D staff expenses to revenue generating projects.

Sales and marketing expenses decreased to $669,000 in the six months ended June 30, 2005 from $779,000 in the six months ended June 30, 2004, largely due to a reduction in expenditures relating to the elimination of our Hong Kong office.

General and administrative expenses were $1,262,000 for the six months ended June 30, 2005 compared to $1,343,000 incurred during the six months ended June 30, 2004.  Included in the six months 2004 expenses are $151,000 relating to the Sunrise Securities compensation expense relating to investor relations and business development services.  On January 1, 2004, we adopted CICA Handbook Section 3870, requiring us to estimate the fair value of stock-based compensation granted to employees and to expense the fair value over the estimated vesting period of the stock options and warrant grants.    For the six months ended June 30, 2005 we recorded $581,000 ($335,000 in the first six months of 2004) for stock based compensation expense.  During 2005, we reduced our stock option vesting period from three years to two years (which has correspondingly shortened the expense amortization period) and also started to compensate our Directors with stock grants or cash and option grants (which has increased our compensation expense).

Depreciation and amortization

Depreciation and amortization expense for the six months ended June 30, 2005 decreased to $352,000 from $400,000 in the six months ended June 30, 2004.  With the sale of the DSS assets in February 2005, we expect to see reduced depreciation and amortization.

Net Loss

We reported a loss from discontinued operations of $147,000 for the six months ended June 30, 2005 compared to a net loss of $197,000 in the prior year’s comparative period.  In February 2005, DSS completed an agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  With the sale of the DSS assets, we have included the results of DSS as a single line item (‘discontinued operations’) in the financial statements.  During the first quarter of 2005, with the sale of DSS’ assets, goodwill from the acquisition of DSS of $392,000 has been included in determining the loss on disposition.

The net loss for the six months ended June 30, 2005 was $2,757,000 compared to $2,690,000 for the six months ended June 30, 2004.

Year ended December 31, 2004 compared to year ended December 31, 2003

Revenue

For the year ending December 31, 2004 we reported revenue of $7,045,000.  For the year ended December 31, 2003, we reported revenue of $8,522,000 respectively.  We generated 96% (96% in 2003) of our revenues from the United States, 1% (3% in 2003) from the Asia Pacific region, 2% (0% in 2003) from Canada and 2% (1% in 2003) from other areas during the period ended December 31, 2004.  During this period, we generated 95% (97% in 2003) from consulting services and 5% (3% in 2003) from licensing.  While revenues increased from 2002 to 2003 as a result of the acquisition of DSS and Caradas during the 2003 year, the lower revenue for the 2004 year was due to a reduction in the DSS revenues of approximately $2.7 million, offset by an increase in revenues of $1.2 million through the acquisition of Caradas in September 2003.  The overall decrease in revenues from 2003 is due to reduced services revenues caused in part to the DSS losing key management in the first quarter of 2004, and as a result DSS lost several customers over the course of the year.  We are operating in an evolving and unpredictable market and accordingly have and may continue to experience wide fluctuations in our revenues.

During 2004, 34% (50% in 2003) of our revenue came from two customers.  While we are endeavoring to increase our customer base, as the market that we operate in is still in an evolving stage and our revenue is still quite small, it is reasonable to expect that our revenue may continue to be concentrated among relatively few customers for the near future.

Cost of sales

Cost of sales were $5,239,000 (or gross margin of 26%) for the year ended December 31, 2004 compared to $6,622,000 (or gross margin of 22%) for 2003.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  During the third quarter of 2004, we adjusted our cost of sales accrual downwards by $135,000 to more accurately estimate the direct delivery costs associated with completing the software solutions and consulting services revenue.  Licensing revenues (which have a higher gross margin than consulting services) as a percentage of total revenue increased from 2.8% in 2003 to 4.6% in 2004.

Research and development

Research and development expenses were $1,154,000 for the year ended December 31, 2004 compared to $1,276,000 for 2003.  The annualized decrease is due in part to further headcount cost reduction measures carried out in during 2004.  During the year, we received a net amount of $141,000 relating to investment tax credits for R&D work done in 2003 and the two month stub period in 2002.  During 2003, we received $289,000 for 2002 and 2001 and a rebate of retail sales taxes paid in excess in 2001.

Sales and marketing

Sales and marketing expenses were $1,730,000 for the year ended December 31, 2004 compared to $2,488,000 for 2003.  The decrease in sales and marketing is largely due to the headcount cost cutting measures that we undertook in the second quarter of 2004.  Included in the December 31, 2003 sales and marketing expenses is $300,000 relating to stock-based compensation expenses.  For 2004, all stock-based compensation has been included in general and administrative expenses.

General and administrative

General and administrative expenses were $2,637,000 for the year ended December 31, 2004 compared to $2,094,000 for 2003.  Included in the December 31, 2004 general and administrative expenses is $761,000 ($525,000 for 2003) relating to stock-based compensation expenses.

Other expenses

During the third quarter of 2004, we settled a dispute with a former shareholder of DSS and received 50,000 Diversinet common shares (with a fair value of $21,000) and the elimination of the promissory note payable of $150,000, which was recorded as ‘other’ in the statement of operations.

Depreciation and amortization

Depreciation and amortization expense was $936,000 for the year ended December 31, 2004 compared to $682,000 for 2003.  During the fourth quarter, we increased our depreciation charge by $145,000 (and reducing our capital assets cost base by $330,000 and our accumulated depreciation and amortization for our capital assets by $185,000) for our joint venture assets in recognition that we are in the process of winding up the joint venture.  These figures also include amortization of purchased technology and customer assets acquired on September 1, 2003 in the amount of $189,000 ($63,000 for 2003) and $331,000 ($110,000 for 2003), respectively.

We earned interest and other income of $16,000 during the period ended December 31, 2004 compared to $5,000 for 2003 through investing our excess cash.  Interest expenses were $nil for the year ended December 31, 2004 compared to $nil for 2003.  This relates to interest paid on notes payable on capital assets acquired during 2003 as part of our acquisitions and subsequently repaid.

During the fourth quarter of the 2004 fiscal year, we completed our goodwill impairment test and determined that goodwill of $525,000 as at December 31, 2004 ($nil for 2003) relating to DSS and $2,500,000 ($nil for 2003) relating to Caradas was impaired under the fair value based methodology as prescribed under GAAP.  During fiscal 2004, Caradas was unable to attract significant new customers in order to generate the expected cash flows.  DSS lost key management in the first quarter of 2004 and as a result DSS lost several customers over the course of the year.  Furthermore, as part of the purchase price calculation, and ultimately affecting the goodwill, the original value attributed to common shares provided in the Caradas acquisition was $3.45 per common share.  As the result of the above the fair value of our goodwill exceeded its carrying value which results in an impairment charge in the current period.

Other Income

Foreign exchange losses for the year ended December 31, 2004 were $28,000 compared to $324,000 for the year ended December 31, 2003.  The 2003 figures include unrealized foreign exchange losses of $477,000 (2004 - $0).  Until October 1, 2003, we had historically prepared our consolidated financial statements in Canadian dollars and used the Canadian dollar as our measurement currency.

Net Loss

We reported a net loss of $7,516,000 for the year ended December 31, 2004 and $4,959,000 for the year ended December 31, 2003.  This net loss includes stock-based compensation expense relating to the issuance of options and warrants of $761,000 and $825,000 respectively and a goodwill impairment charge of $3,025,000 and $nil respectively.  During the year, we started to report a fair value for stock-based compensation and is including this as an expense.  During 2004, we revalued our goodwill from the DSS and Caradas acquisitions, discussed in further detail below.

Fourteen-month period ended December 31, 2003 compared to year ended October 31, 2002

During fiscal 2003, we purchased 100% of the common shares of two companies, DSS Software Technologies and Caradas, Inc.  The DSS acquisition occurred on January 2, 2003 resulting in the inclusion of twelve month’s activities in the consolidated financial results for December 31, 2003 and the Caradas acquisition occurred on September 1, 2003 resulting in the inclusion of four month’s activity in the consolidated financial results for December 31, 2003.  The common shares of DSS were purchased through the issuance of shares, common share purchase warrants, cash and a promissory note. The common shares of Caradas were purchased through the issuance of shares and common share purchase warrants.  As a result of a number of circumstances, including the current year financing activities, the acquisition of DSS and Caradas and the U.S. dollar becoming the measurement currency in which most of our business is transacted, effective October 1, 2003, we adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements.

Revenue

For the fourteen-month period ending December 31, 2003, we reported revenue of $8,563,000 compared to revenue of $710,000 for the fiscal year ending October 31, 2002.  We generated 96% (2% in 2002) of our revenues from the United States, 3% (63% for 2002) from the Asia Pacific region, 0% (29% in 2002) from Canada and 1% (6% in 2002) from other areas during the period ended December 31, 2003.  The increase in revenue was the result of the acquisition of DSS and Caradas during the year, both companies are located in the United States, leading to the high percentage of U.S.-based revenue.  Furthermore, we changed our year end to December 31, leading to a fourteen month reporting period.  We are operating in an evolving and unpredictable market and accordingly have and may continue to experience wide fluctuations in our revenues.

During the fourteen-month period ending December 31, 2003, 50% (53% in 2002) of our revenue came from two customers.  These customers are not related to each other.  While we are endeavoring to increase our customer base, as the market that we operate in is still in an evolving stage and our revenue is still quite small, it is reasonable to expect that our revenue may continue to be concentrated among relatively few customers for the near future.

Cost of sales

Cost of sales were $6,622,000 (or gross margin of 23%) for the fourteen-month period ended December 31, 2003.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  There were no cost of sales for fiscal 2002.

Research and development

Research and development expenses were $1,513,000 in the fourteen-month period ended December 31, 2003 compared to $1,479,000 in fiscal 2002.  The annualized decrease is due to further cost reduction measures carried out in the second quarter of 2003.  During fiscal 2002,  we received a net amount of $289,000 relating to investment tax credits for R&D work done in 2002 and 2001 and a rebate of retail sales taxes paid in excess in 2001.

Sales and marketing

Sales and marketing expenses were $2,656,000 in the fourteen-month period ended December 31, 2003 compared to $1,104,000 in fiscal 2002.  The increase in sales and marketing is largely due to the two acquisitions that were done during the year and the increase is consistent with the increase in sales activity to generate the revenues during the period.  While the Asia Pacific market place continues to be a focal point for us, with the addition of DSS and Caradas, we have increased our U.S. presence and increased sales and marketing in the U.S. accordingly.  Included in the December 31, 2003 sales and marketing expenses is $300,000 relating to stock-based compensation expenses.

General and administrative

General and administrative expenses were $2,346,000 in the fourteen-month period ended December 31, 2003 compared to $1,755,000 in fiscal 2002.  Included in the December 31, 2003 general and administrative expenses is $525,000 relating to stock-based compensation expenses.

Depreciation and amortization

Depreciation and amortization expense was $740,000 in the fourteen-month period ended December 31, 2003.  These figures include amortization of purchased technology and customer assets acquired on September 1, 2003 in the amount of $63,000 and $110,000, respectively.  Depreciation and amortization expense in fiscal 2002 was $404,000.

We earned interest and other income of $26,000 during the fourteen-month period ended December 31, 2003 and $111,000 in fiscal 2002 through investing our excess cash.  Interest expenses were $21,000 during the fourteen-month period ended December 31, 2003 compared to $nil in fiscal 2002.  This interest relates to notes payable on capital assets acquired during the year.

Other Income

Foreign exchange losses for the fourteen-month period ended December 31, 2003 were $309,000 compared to $145,000 for the fiscal year ended October 31, 2002.  Until October 1, 2003, we had historically prepared our consolidated financial statements in Canadian dollars and used the Canadian dollar as its measurement currency.

Net Loss

We reported a net loss of $5,618,000 for the fourteen-month period ended December 31, 2003 compared to a net loss of $4,065,000 in fiscal 2002.  This net loss includes stock-based compensation expense relating to the issuance of options and warrants of $825,000 and nil for fiscal 2002.  During fiscal 2002, we started to report a fair value for stock-based compensation and is including this as an expense.

Liquidity and Capital Resources

Six Months ended June 30, 2004 compared to June 30, 2004

Cash and cash equivalents at June 30, 2005 were $446,000 compared with $557,000 at June 30, 2004.  Short-term investments, being marketable bonds with a term of less than 90 days that could be converted into cash, at June 30, 2005 were $906,000 compared to $950,000 at June 30, 2004.  The net decrease in cash and cash equivalents and short-term investments for the six months ending June 30, 2005 was $1,371,000 compared to $285,000 for the six months ending June 30, 2004.

The cash used in the first six months of 2005 was mainly for operating activities, which used cash in an amount of $1,271,000 ($179,000 provided by discontinued operations and $1,450,000 used in continuing operations).  We reduced our accounts receivable through the receipt of $100,000 during the second quarter as a result of the sale of the DSS assets in February 2005, with the final $50,000 payment due on September 1, 2005.

We completed the private placement of 5,000,000 common shares in September 2005 which resulted in gross proceeds to us of $2,000,000.  We believe that our cash and cash equivalents and short-term investments as at September 30, 2005 of $2,567,000 may be insufficient to meet our short-term working capital requirements for the remainder of the fiscal year.  We plan to raise additional amounts to meet our working capital requirements through private or public financings, strategic relationships or other arrangements.  However, additional funding may not be available on terms attractive to us, or at all.  If we enter into strategic relationships to raise additional funds, we may be required to relinquish rights to certain of our technologies.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

The following table presents unaudited selected financial data for each of the last eight quarters ending June 30, 2005:

	Revenue for the period	Loss from continuing operations	Loss (income) from discontinued operations	Loss (income) for the period	Loss per share from continuing operations	Loss per share
	($000’s)	($000’s)	($000’s)	($000’s)	($)	($)
June 30, 2005	330	1,453	5	1,458	0.08	0.08
March 31, 2005	354	1,068	141	1,299	0.06	0.07
December 31, 2004	419	3,574	592	4,166	0.27	0.31
September 30, 2004	720	736	(76)	660	0.06	0.05
June 30, 2004	611	1,265	82	1,347	0.10	0.11
March 31, 2004	853	1,228	115	1,343	0.10	0.11
December31, 2003	541	2,289	(25)	2,264	0.21	0.21
September 30, 2003	636	652	49	701	0.07	0.07

Year ended December 31, 2004 compared to year ended December 31, 2003

Cash and cash equivalents at December 31, 2004 were $734,000 compared with $723,000 at December 31, 2003. Short-term investments, being marketable bonds with a term of less than 90 days that could be converted into cash, at December 31, 2004 were $2,000,000 compared to $1,244,000 at December 31, 2003.  The net change in cash and cash equivalents and short-term investments for 2004 was $768,000 compared to $492,000 for 2003.  The fiscal 2004 increase is mainly due to operating activities which used cash in an amount of $3,700,000 which was offset by two financings completed during 2004: $2,000,000 gross proceeds received in January 2004 and $2,650,000 gross proceeds received in December 2004.  Included in the 2004 operating activities was $225,000 paid to settle a legal fee dispute with Kaye Scholer, our former attorneys on the Silva Run Worldwide litigation.

The fiscal 2003 net change in cash and cash equivalents and short term investments of $492,000 is due to operating activities, which used cash in an amount of $815,000, the investment to acquire DSS and Caradas for net $541,000, the repayment of DSS’ bank indebtedness of $240,000 and the repayment of notes payable related to the acquisition of DSS of $873,000.  These cash usages were offset by financings of net $2,921,000 (being the June 2003 financing for gross proceeds of $3,100,000 net of fees).

With the acquisition of DSS in January 2003, we acquired an opening accounts receivable balance of $2,257,000 and with the acquisition of Caradas in September 2003; we acquired an opening accounts receivable balance of $985,000.  These opening balances and collections thereafter, helped contribute to the $2,421,000 change in accounts receivable during the fourteen- month period ended December 31, 2003.  The inclusion of these balance sheets has affected the calculation of non-cash operating working capital for fiscal 2003.

On January 20, 2004, we completed a private placement of 1,000,000 common shares and 1,100,000 common share purchase warrants for gross proceeds of $2,000,000.  All the warrants expire on January 15, 2007 with 500,000 vesting immediately and exercisable at $2.00 per share, 350,000 vesting on January 15, 2005 and exercisable at a price of $2.05 and the remaining 250,000 warrants vesting on July 15, 2004 and exercisable at a price of $2.05 per share.  The later two vestings will become immediate if any one of a number of significant changes occurs within us.  During December 2004, we repriced the 350,000 warrants vesting on January 15, 2005 to $0.60 as part of a revised agreement for 2005 services.

On December 20, 2004, we completed a private placement of 6,925,000 common shares and 300,000 common share purchase warrants for gross proceeds of $2,650,000.  Each warrant entitles the holder thereof to acquire one common share at a price of $0.40 per common share for a period of up to three years from December 20, 2004.

On June 23, 2003, we completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.  The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from this private placement.  The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent.  Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares at $0.62 per share.  The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

As of December 31, 2004, we had commitments under non-cancelable operating leases for our facilities and equipment through 2006 in amounts ranging from $528,000 in fiscal 2005 declining to $380,000 in fiscal 2006.

We are not subject to material market risk exposures, except for risks related to interest rate fluctuations and foreign currency exchange rates.  Our exposure to market rate risk for changes in interest rates relates primarily to our short-term investments, created by our past financings.  We have not used derivative financial instruments in our short-term investments.  We invest in high quality money market instruments and bonds with terms of less than 90 days.  We are averse to principal loss and ensure the safety and preservation of our invested funds by limiting default, market and reinvestment risk.  We do not make use of a bank line of credit and do not have any long-term debt.  The impact of inflation has not been material to our business over the past five years.

The following table presents unaudited selected financial data for each of the last eight quarters ending December 31, 2004:

	Revenue for the period	Loss for the period	Basic and diluted loss per share
December 31, 2004	$ 1,380,000	$ 4,166,000	$ 0.31
September 30, 2004	1,730,000	660,000	0.05
June 30, 2004	1,748,000	1,347,000	0.11
March 31, 2004	2,187,000	1,343,000	0.11
December 31, 2003	2,332,000	2,264,000	0.21
September 30, 2003	2,606,000	701,00	0.07
June 30, 2003	1,778,000	1,042,000	0.28
March 31, 2003	1,806,000	952,000	0.30

The December 31, 2004 quarterly loss is higher than previous quarters largely due to the inclusion of a goodwill impairment charge of $3,025,000 and the $145,000 depreciation and amortization charge relating to the joint venture, as discussed herein.  While fourth quarter 2004 revenues were less than fourth quarter 2003, the loss for the period, net of the goodwill impairment charge and joint venture charge of $996,000 is consistent with other recent quarterly losses.

Fourteen month period ended December 31, 2003 compared to year ended October 31, 2002

Cash and cash equivalents at December 31, 2003 were $723,000 compared with $609,000 at October 31, 2002.  Short term investments, being marketable bonds with a term of less than 90 days that could be converted into cash, at December 31, 2003 were $1,244,000 compared to $1,844,000 at October 31, 2002.  The net change in cash and cash equivalents and short term investments for the fourteen month period of 2003 was $(486,000) compared to $(1,444,000) for fiscal 2002.  The decrease for the fourteen month period is mainly due to operating activities, which used cash in an amount of $1,677,000, the repayment of DSS’ bank indebtedness of $240,000 and the repayment of notes payable related to the acquisition of DSS of $873,000.  These cash usages were offset by the June 2003 financing for gross proceeds of $3,100,000.  With the acquisition of DSS in January 2003 we acquired an opening accounts receivable balance of $2,257,000 and with the acquisition of Caradas in September 2003 we acquired an opening accounts receivable balance of $985,000.  These opening balances and collections thereafter, helped contribute to the $2,425,000 change in accounts receivable during the fourteen month period ended December 31, 2003.

On June 23, 2003, we completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.  The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from the Private Placement.  The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent.  Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares of Diversinet at $0.62 per share.  The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

With the addition of DSS in January 2003 and Caradas in September 2003, we incorporated the fair value of their balance sheets into ours on the acquisition dates.  The inclusion of these balance sheets have affected the calculation of non-cash operating working capital for the fourteen month period ended December 31, 2003.

The net change in cash and cash equivalents and short term investments for the twelve month period ending October 31, 2002 of $(1,444,000) is mainly due to operating activities which used cash in an amount of $4,532,000 which was offset by the April 2002 financing for gross proceeds of $3,100,000.  In April 2002, we completed a private placement for net proceeds of $3,108,000.  We completed the issue and sale of 518,671 units in the our capital at $6.00 per unit for gross proceeds of $3,112,022.

As of December 31, 2003 we had commitments under non-cancelable operating leases for our facilities and equipment through 2006 in amounts ranging from $620,000 in fiscal 2004 declining to $308,000 in fiscal 2006.

Capital Expenditures

The following table provides the amount spent on capital expenditures for the fiscal year ended December 31, 2004, the fourteen-month period ended December 31, 2003 and the fiscal year ended October 31, 2002 and 2001:

Year	Amount
2004	$24,000
2003	$75,000
2002	$21,000

There have been no major capital divestitures during the fiscal year ended December 31, 2004, the 14 month period ended December 31, 2003 or the fiscal year period ended October 31, 2002.  A large portion of the capital expenditures have been computer hardware and software required for our continued growth.  Most of these expenditures have occurred at our head office.  With the exception of our recent asset purchase agreement to divest the net assets of DSS, as disclosed in note 16 of our 2004 financial statements, we currently have no significant capital expenditures or divestiture projects in process.  All capital expenditures have been financed through working capital.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period.  Significant estimates are used in determining the allowance for doubtful accounts, the useful lives of intangible assets, including customer assets and purchased technology, and goodwill impairment.  In making such estimates and assumptions, management consults with employees knowledgeable in the area; gathers relevant information; where appropriate, seeks advice from qualified third parties; and, makes judgments, which in the opinion at that time, represent fair, balanced and appropriate conservative estimates and assumptions.

In the first six months of 2005, we did not make any significant changes in, nor take any corrective actions regarding, our internal controls or other factors that could significantly affect these controls.  We periodically review our internal controls for effectiveness and we plan to conduct an evaluation of our disclosure controls and procedures each quarter.  Other important accounting policies are described in note 2 to our 2004 audited consolidated financial statements.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have had, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

We are committed under operating leases for a total amount of approximately $908,000. The minimum payments due in each of the following years are as follows:

Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations	907,608	527,969	379,639	-	-
Total	$907,608	$527,969	$379,639	$-	$-

BUSINESS

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).

Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

Overview

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last seven years, we have consolidated our core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, Diversinet products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively. This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

Industry Background

In recent years, the mobile data industry has been growing on many fronts.  The worldwide growth of the mobile data industry is being propelled by the explosive growth of the Internet and the consequent demand for mobile data access to the Internet, high penetration rates for users of mobile telephones, intense price competition among mobile network operators and the emergence of worldwide standards for mobile data communications.

We believe that security has and will continue to be a major concern for the mobile data community.  The increasing number of consumers and businesses that expect the ability to securely access confidential information and conduct transactions wirelessly has created the interest and demand for mobile device security.

The mobile data market is not readily adaptable to its networks, applications and devices used with existing wired solutions.  Mobile data networks are fundamentally different from wired networks.  In wired networks, the Intel chip in a PC is the common device platform, Microsoft Windows is the dominant operating system and the browser is the common graphical user interface.  In wired networks data and content reside largely in databases, and data is extracted by the user on a simplified query basis using search engines - the user must either find or know where to get the information for which he or she is looking.

Mobile data networks currently have no such standards for client platforms, operating systems or user interfaces.  The mobile device may be a PDA, a two-way pager, intelligent mobile device or a smart phone.  Multiple operating systems are being employed.

Mobile industry standards are emerging, and we are a member and contributor to many of the standard-setting bodies.  One of the main standards setting forums is the Open Mobile Alliance (formerly the WAP or Wireless Application Protocol Forum).  The objective of this association is to develop standards intended to bring highly-optimized Internet content to mobile devices by creating global mobile data protocol specifications and standards that work across all mobile network technologies. In addition to the Open Mobile Alliance, we are members of the initiative for Open AuTHentication (OATH) an industry-wide collaboration to develop an open reference architecture by leveraging existing open standards for the universal adoption of strong authentication and Liberty Alliance Project an open body working to address the technical, business, and policy challenges surrounding identity and web services.

Need For Secure Transactions Supported By Strong Authentication

The openness and accessibility that have stimulated the adoption and growth of the Internet, and of mobile and wired public and private networks, also create threats to the authenticity, privacy and integrity of information that is transmitted across or stored on the networks.  Well-publicized Internet fraud experienced by on-line companies and attacks resulting in overloading of popular e-business web sites by hackers and ‘phishing’ experts have highlighted the need for improved user authentication. Identity theft is the fastest growing types of consumer fraud. The Federal Trade Commission in the United States has estimated during 2003, almost ten million Americans discovered they were victims of identity theft with a total cost to business and consumers approaching $50 billion.  Enhanced user authentication – commonly known as strong authentication – is the next wave of security enablers to curb the rise in identity theft. The security risks associated with personal communications and commercial transactions over the Internet, and over mobile and wired public and private networks, have accentuated the need for strong authentication solutions that protect user identity, data and devices.

In order to further define and deliver to the market needs for strong authentication solutions, the initiative for Open AuTHentication (OATH) was founded in February 2004 by Verisign including a host leading global information and communication technology industry companies as charter members: IBM, Gemplus, Entrust, Diversinet, VASCO, SafeNet and others.  According to OATH: Strong Authentication connotes a stringent level of security that combines a user ID with a software or hardware ‘token’ to form a unique device that validates a user’s identity when accessing a software application or network.   It represents a foundational element of trusted networks where multiple business partners can securely share confidential information. Online identities secured only by static passwords can be exploited, resulting in identity theft or compromised systems.  Existing two-factor authentication approaches, while more effective, are often expensive and complex, and their lack of interoperability poses significant barriers to adoption.  An industry-wide collaborative effort to promote Open Strong Authentication will remove these barriers and broaden enterprises’ use of the Internet to communicate, collaborate, and conduct commerce in new ways.

Market Acceptance of Strong Authentication

A wide range of products and services have been introduced to address strong authentication requirements for wired applications and services.  For example, products such as password tokens, smart cards and USB authenticators, which limit network access only to users having recognized addresses or entering recognized passwords, provide access control by providing One-Time-Passwords (OTPs).  These OTP products are generally limited in their flexibility, user convenience and are expensive to the general enterprise and consumer markets.   Globally, there are over 25 million authentication ‘tokens’ in the market, as stated by vendors RSA Security and VASCO, with the average end user cost per token of $40 per unit.  This cost does not include system and server fees associated with validating the identity of the user as well as backend integration to the application and/or service provider.

Interestingly, Business to Consumer (B2C) online sales in 2003 are $96 billion [Update for 2004?], mostly authenticated by a simple password.  Globally, the enterprise and consumer mass markets have not yet adopted strong authentication because of the associated high-costs for the ‘tokens’ and because of the inconvenience of carrying multiple authentication devices to remotely access Internet lifestyle communities such as banking, wagering, associations, corporate information and public sector services. For strong authentication to take hold for the mass market, each individual user would be required to carry, and pay for, one ‘token’ for each access point.  We believe a soft token capable of addressing multiple access points created within, or delivered to, a mobile device, will increase the acceptance for strong authentication.

Need for Mobile Authentication Services

As mobile devices proliferate in the marketplace and become both smarter and connected to the Internet, we believe the requirements to authenticate the device and the users become critical. The identity of the individual must be maintained and protected in order to facilitate transactions over the wireless network and the Internet. Whether an individual is downloading a ring-tone to their phone, requesting private health data from a hospital database or simply expecting their email to be secure, authentication services are essential in a mobile world.

The prevention of fraud, the ability to thwart phishing schemes, the need to protect identities and private information are all dependent upon authentication of individuals using mobile devices and their associated services.

Market Size

Mobile devices are becoming pervasive in many parts of the world. Today, there are 1.5 billion wireless phones worldwide with predictions of subscribers reaching three billion by 2010, as networks grow and prices for handsets continue to drop according to Goldman Sachs Research. Over 700 mobile network operators worldwide contribute to subscriber growth and will be seeking to retain subscribers through the provision of innovative authentication services.

Our products and services target wireless subscribers worldwide by enhancing the mobile device function to provide both a trusted identity and the capability to generate and receive One-Time Passwords.

Financial Institutions worldwide are concerned with the weaknesses inherent in simple passwords as single factor Authentication. 50,000 banks worldwide (Soleil Equity research note, June 2004) are recognizing the need for strong authentication and have begun to offer limited wireless device One-Time Password delivery.

Demand Drivers

We believe that the four significant drivers of demand for mobile-optimized strong authentication products and services are as follows:

1.

Rise of phishing and identity theft over the Internet

Consumers are becoming less trustful of internet online systems for banking and commerce as identity theft and phishing attacks on consumers increase. We believe consumers are looking for more secure means of identifying themselves to financial institutions, online commerce suppliers and online service providers. The acceptance of one-time password token generators will enter the consumer market as the banking industry and e-commerce providers seek solutions to protect their customer transactions.

2.

Rise of Federated Identity Networks

Federated identity networks are increasing to help businesses establish a virtual network, or “circle of trust,” through authentication (of an identity) and single sign-on across domains.  The vision is that users and their identities are grouped and trusted across many boundaries such as those with partners, customers and third-party contractors.

The Liberty Alliance, is setting standards for the implementation of federated networks, and we believe the Liberty Alliance framework is emerging as a ‘de facto’ standard for mobile identity based data services. Within Liberty, member companies collectively represent close to 400 million mobile subscribers, more than half of the mobile devices in the market, some 80% of all Subscriber Identity Modules (SIMs) and approximately 55% of the mobile network infrastructure providers.

Strong authentication is critical to the success of all federated networks however,  as mobile network operators become identity providers in federated networks, mobile optimized authentication must be integrated on the mobile device in order to prevent identity theft and fraud.

3.

Mandated Government Regulation

Enterprises are looking toward stronger authentication methods in order to track and control who has access to what information in order to comply with demanding regulations such as the Sarbanes-Oxley Act and the Health Insurance Portability and Accountability Act. Hackers cannot be tolerated when corporations are legally responsible to protect the privacy of the data under their control.

4.

Lack of security as an impediment to m-commerce and e-commerce growth

Security is often regarded as the primary impediment to the mainstream adoption of the Internet as a business tool.  Given the importance attached to the Internet and mobile networks and the related potential for cost reduction and revenue generation, the issue of security becomes one of fundamental need and importance.

Much publicized security incidents including misappropriation of personal data on smart phones, high profile identity theft, and the continued rise in phishing attacks have provided a growing perception among many consumers that there is a risk involved in transmitting information via mobile networks and the Internet. We believe electronic commerce, both Internet and mobile based, will benefit from improved mobile authentication services that correctly identify users and reliably encrypt data over mobile networks.

Strategy

We strive to be a leader in providing mobile-optimized strong authentication products, solutions and services to protect mobile user identity, data and devices over mobile data networks and other networks, including corporate networks, telecommunications systems and the Internet.

The key elements of our strategy to achieve this objective include the following:

Target emerging strong authentication markets.  Our sales and marketing activities are primarily targeted at emerging Internet markets to protect consumer, enterprise, and commerce high-value applications with mobile assisted OTP token solutions, in addition to more traditional forms of personal communications and commercial transactions over mobile data networks.  Within these markets, our customers and partners include device manufacturers, network infrastructure manufacturers, application developers, certificate authorities and mobile network operators.  Our business plan is dependent of the cooperation of numerous parties to a transaction.

Expand strategic relationships.  We have formed relationships in the areas of sales, marketing and technology with industry leaders, and expect to continue to form such relationships in the future, to encourage widespread acceptance of our mobile authentication products, solutions and services.  These include relationships with such companies as:

VeriSign

Microsoft

Hongkong Post

Research In Motion

Guangdong CA

Symbian

Rogers Wireless

PalmSource

Sunday

Maintain what we believe to be a leadership position in terms of research and development of technology.  In late 1996, we acquired technology that consists of concepts and methods that relate to automatic and safe public information communication systems and methods for secure distribution of information.  We have invested, and intend to continue to invest, significantly in the development of our technology.  We will base future development of our technology on mobile device security market requirements.  In January 1999, we were issued a patent for this technology by the U.S. Patent and Trademark Office that will be in effect until August 22, 2017.  In April 2001, we received an U.S. patent for our technology relating to the handling of permissions.  In June 2001, we received an Israeli patent that will be in effect until 2021 for our technology relating to safe communications handshake and data transfer.  On July 11, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Reliable Key Transfer”.  This patent will be effective until 2021.  This system and method provides for an automated method to securely update root CA keys and certificates (basis for root rollover) and combine domains. On August 5, 2003, we received a trademark from the U.S. Patent and Trademark Office for our Diversinet logo.    On November 2, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Handling Permits”.  This patent will be effective until 2017.  The patented technology provides for a unique permit separation model that enhances the security and privacy of wired and wireless e-commerce systems by improving the management of personal privileges in advanced PKI security environments.

Build awareness of the Diversinet brand.  Our goal is to establish our brand as a leader for mobile authentication products, solutions and services for all transactions over mobile data networks.  We plan to achieve this goal through a variety of programs that will generate brand awareness.  These include regular press and investor sessions, an ongoing pro-active speaking program by senior management and regular interaction with major market influencers.

Strengthening our Presence in the Canadian, US and Hong Kong Markets.  We believe the Canadian, U.S. and Hong Kong markets will be active and growing markets for our mobile authentication products, solutions and services.  To strengthen our position in these important markets we are focusing our sales and marketing efforts to align our resources with strategic partners in each territory to deliver to local market needs.

Product and Services

We believe our technology and approach to mobile authentication services have several distinct advantages over existing security methods.  Most notably, our solutions were developed specifically for the mobile environment.  Our mobile-optimized technology minimizes demands placed on scarce device resources such as processor and memory, and as a result assists in conserving battery life.  Our technology also minimizes the amount of data sent over the network and the number of steps required to achieve a secure connection, which optimizes consumer network resources

We develop, market and distribute a complimentary product and service suite: Diversinet MobileSecure Client and Diversinet MobileSecure Authentication Services together provide, what we believe to be, a comprehensive security solution with a focus on mobile applications residing on Palm, RIM, Symbian, Microsoft and Java-based operating systems; mobile browser-based devices; and GSM [Note - what is a GSM?]/SIM  based devices.

Our products and services are designed to address the unique needs of mobile devices, networks and applications.  When integrated with specific applications, our products enable mobile users to effectively manage secure communications and transactions across mobile data networks.

Diversinet MobileSecure Client

The MobileSecure Client is a mobile device resident software tool designed to support applications running on the mobile device with an accessible security service package.  The primary product objective is to enhance mobile device resident applications to utilize a series of mobile security functions supporting Authentication, Privacy, Integrity and Non-repudiation.

The MobileSecure Client package contains several initial applications.  These include a user One-time Password (OTP) application as well as appropriate One-Time Password browser plug-ins to allow OTPs to be generated automatically during browser sessions.

Diversinet MobileSecure SDK

The Diversinet MobileSecure SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate the Diversinet MobileSecure Client software and service bureau infrastructure across a range of mobile device platforms, Internet and mobile data networks for secure personal communication and commercial transactions

The API’s included with the SDK as designed to link server-side components with the client devices based upon a device class scheme, thereby simplifying the design work of application developers.

Diversinet MobileSecure Authentication Services

The Diversinet MobileSecure Authentication service will operate as a hosted application service bureau service bureau.

MobileSecure Authentication services will provide the basis for both supporting the provisioning of the Mobile Secure Client and the delivery of an SMS two-factor authentication service.

Service Applications

Our Diversinet MobileSecure Client and Authentication Services when launched will be primarily support a wide variety of emerging secure personal communications and commercial transaction applications in the financial, enterprise, consumer and gaming industries for both wired Internet and mobile Internet networks.

The generation of one-time passwords by the MobileSecure Client resident on smart phones or delivery of OTPs via the Diversinet MobileSecure Authentication Services will address the need for two-factor strong authentication.  This application eliminates the need for hardware tokens and addresses a need for multiple tokens delivered on the same device.

Product and Service Development

Our engineering group is focused on developing core technologies and enhancements to existing product lines to maintain and extend what we believe to be our technology and product leadership position.  More specifically, the group is currently focused on the development of additional features for Diversinet MobileSecure software and the Mobile Secure Authentication Services the features of which will be assessed in terms of market demand and competition.

The product will continue to develop with a focus on the unique characteristics of the mobile market and enhancements to Over-the-Air provisioning.  Our engineering group reviews relevant proposed industry standards or conventions as they are developed and seeks to make our products compatible with each of them.  We participate in industry standard bodies, such as the initiative for Open AuTHentication (OATH), ensuring OATH compliance of our products. Through the Liberty Alliance Project we assist in the development of business guidelines for mobile deployments. Through our membership with the Open Mobile Alliance (OMA) we monitor the activities of others, such as the Internet Engineering Task Force (IETF) and the American National Standards Institute (ANSI).

Consulting Services and Support

We believe that a high level of service and support will be critical to our success and that a close and active customer relationship is important to facilitate rapid implementation of our solutions, assure customer satisfaction and provide us with important information regarding evolving customer requirements.  We are in the process of building a Diversinet MobileSecure services group that will provide product integration services, customized engineering support and training to our customers through our channel partners.

Research and Development

We expect that our future success will depend in large part on our ability to continue to maintain what we believe is a leadership position in terms of research and development of technology.  Our research and development efforts are focused on developing core technologies and enhancements to existing products and services in order to maintain and extend our technology and product leadership position.  We leverage open industry standards and open source initiatives to maintain our pulse on the mobile, security and IT industries.

As of December 31, 2004, our research and development staff consisted of thirteen employees (of which eight hold advanced degrees in science or business).  Research and development expenditures were $1.2 million in the fiscal year ended December 31, 2004, $1.5 million in the 14 month period ended December 31, 2003, $1.2 million in the year ended October 31, 2003.  We expect to spend approximately $1.3 million on research and development in fiscal 2005.  We believe that timely development of new and enhanced security products is necessary to remain competitive in the marketplace.

Customers

To date, we have executed limited pre-commercial collaboration programs with a wide range of market development partners and customers for mobile authentication services.  In addition, we received service revenue for support and maintenance from a number of other service contracts for professional services and solutions under the Caradas and DSS operations.

Competition

Our mobile authentication technology is targeted at the new and rapidly evolving demand for mobile-optimized strong authentication solutions.  Although the competitive environment has yet to develop fully, we anticipate that it will be highly competitive, subject to rapid change and significantly affected by new product and service introductions and other market activities by industry participants.  We believe we are one of a few companies that currently have mobile authentication services based on the OATH reference architecture available in the mobile device security market that provides an end-to-end solution.  There are a number of successful security vendors who have announced their intention to compete in the mobile space.  These include RSA, SafeNet, and Entrust.  While these competitors have better name recognition in general, we are striving to become a leading brand in mobile authentication services today.  We also anticipate competition from a number of other larger and smaller companies that provide other security solutions.  Many of our competitors and potential competitors have significantly greater resources than we have.

The principal competitive factors affecting the market for mobile authentication services include technical features, ease of use, reliability, level of security, scalability, customer service and support and price.  There are also significant technical challenges that are unique to the mobile environment, including constraints in device processing and storage capabilities, and network throughput limitations.  We believe our products have been optimized for this unique and technically challenging environment.  Our future success will largely depend on our ability to make our products available to serve the rapidly growing mobile authentication services market, rather than taking market share away from competitors.

Regulatory Matters

Some of our products are subject to special export restrictions administered by the Canadian government and are also subject to import restrictions and/or use restrictions imposed by countries such as the United States, although pursuant to a recent international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products of the type licensed by us.  Consequently, our ability to export our products to destinations outside of Canada is subject to a variety of government approvals or licensing requirements.  These export controls may also restrict our ability to make some products available for sale via international computer networks such as the Internet.  Re-export of the products between countries other than the United States and Canada may be subject to the export control laws of those countries in addition to those provisions of Canadian export control laws that apply to re-exported goods.  In light of these restrictions, depending on the country of destination, industry sector and/or end-user, some of our products made available abroad may contain significantly weaker encryption capabilities than those available to customers in Canada, and there can be no assurance that we will continue to be able to export our products to any destinations outside of Canada.  Such restrictions could potentially have an adverse effect on our business, financial condition and results of operations.

Intellectual Property

We rely on a combination of patent, trade secret and trademark laws, non-disclosure agreements and contractual provisions to establish and protect our proprietary rights.  We also seek to protect our trade secrets and other proprietary information through license agreements with customers and suppliers, as well as non-disclosure and non-competition agreements with employees and consultants.

On January 26, 1999, we received a patent from the U.S. Patent and Trademark Office for our “Method for Safe Communication” which will be in effect until August 22, 2017.  This method consists of the safe distribution of encryption keys, including a known public and secret private key, and establishes a secure link between computer users who reside at separate locations and who have had no previous secure communications.

On April 10, 2001, we received a patent from the U.S. Patent and Trademark Office for our “System and Method for Handling Permits”.  The patented technology provides for a unique permit separation model that enhances the security and privacy of wired and wireless e-commerce systems by improving the management of personal privileges in advanced PKI security environments.

On June 20, 2001, we received a patent from the State of Israel Patent Office for our “Apparatus and Method for Safe Communication Handshake and Data Transfer”.  This patent will be effective until 2021.  This apparatus and method provides for the safe distribution of encryption keys, including a known public and secret private key, and establishes a secure link between computer users who reside at separate locations and who have had no previous secure communications.

On July 11, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Reliable Key Transfer”.  This patent will be effective until 2021.  This system and method provides for an automated method to securely update root CA keys and certificates (basis for root rollover) and combine domains.

On August 5, 2003, we received a trademark from the U.S. Patent and Trademark Office for our Diversinet logo.

On November 2, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Handling Permits”.  This patent will be effective until 2017.  The patented technology provides for a unique permit separation model that enhances the security and privacy of wired and wireless e-commerce systems by improving the management of personal privileges in advanced PKI security environments.

Applications for thirteen other patents have also been submitted in Israel and Canada based on the same concept for which the United States patent was granted, as well as other concepts.

We have registered the name “Passport Certificate Server” with the Canadian Trademark Office.  We have also applied to register as trademarks with the United States Patent and Trademark Office and/or the Canadian Trademark Office the names “Diversinet”, “Passport Certificate Server” and “Passport Authorization Product”, but there can be no assurance that these trademarks will be successfully registered.

We continue to seek patent and trademark protection where appropriate.

Marketing and Sales

Marketing

Our marketing efforts will support our two primary marketing objectives:

(i)

increasing awareness through building the Diversinet brand; and

(ii)

generating sales leads in our target markets.  Our efforts to increase awareness and build our brand will entail gaining positive coverage in targeted trade and business publications and establishing and developing relationships with analysts from market influencers, such as Ovum and Gartner.  We will pursue the generation of sales leads through the implementation of programs such as web marketing, direct mail, active participation in targeted events, and cooperative marketing activities in support of channel partners.

Sales

We offer our mobile authentication products, solutions and services globally to security providers, mobile network operators and application providers employing several sales models to target our intended markets.

We believe that our coverage of these markets by our sales team through our partners is necessary to pursue our targeted customer base, which is still in the early stage of high-value secure mobile application deployment and testing.  Our customer focus is in providing mobile authentication solutions to security providers, mobile network operators and application providers, both directly and through licensed distribution channels.  We are also exploring OEM relationships for the private branding of our products, solutions and services.

The current sales and implementation cycle for our mobile authentication products, solutions and services is approximately six months and consists of four phases:

•

Initial contact and customer education/qualification

•

Pilot proof of concept

•

Early deployment testing

•

Phased production rollout

Organizational Structure

Diversinet Corp. has a representative office in Hong Kong, SAR.  In January 2003, we acquired 100% ownership of DSS, a professional services company, in Fremont, California.  In September 2003, we acquired 100% ownership of Caradas, a smart card-based application security company headquartered just outside Boston, Massachusetts.

During 2001, we entered into an agreement with an Asian company to establish a joint venture to conduct certain of our Asian activities.  Each party holds a 50% interest in the joint venture, Atria Limited (formerly Diversinet Hong Kong Limited).  During the second quarter of 2004, we received notification from the other joint venture partner of their intent to terminate the joint venture agreement and wind up the joint venture.  Once the wind up is complete, we will record an adjustment to the joint venture’s asset base.

We have four inactive wholly-owned subsidiaries, Diversinet Corporation of America, incorporated in Delaware, Diversinet Inc., an Ontario corporation which was formed on November 20, 1996; Instant Publisher Ltd., a Barbados corporation formed on December 2, 1993; and Diversinet (Israel) Ltd., an Israeli corporation.

Property, Plant and Equipment

Our head office is located in leased premises of approximately 6,200 square feet at 2225 Sheppard Avenue East, Suite 1801, Toronto, Canada M2J 5C2.  During 2003 we sublet the 17th floor (13,497 sq. ft.) and moved to the smaller space on the 18th floor.  We also have leased premises in Massachusetts.

The lease for our head office expires in June 2006.  The Burlington, Massachusetts lease for 2,601 square feet expired on September 30, 2004, and since then, we have been renewing the lease on three month intervals.  We have provided notice to the Burlington, Massachusetts landlord that we will not be renewing the lease past September 30, 2005.  We currently expect to be able to extend the terms of expiring leases or to find replacement facilities on reasonable terms.

Employees

As of the end of September 2005, we have three senior officers, 27 employees and five contractors.  All of the senior officers are located in Toronto.  Of our 27 employees, 14 are in research and development (of which eight hold advanced degrees in science or business), eight are in sales and marketing and five are in finance and administration.

We currently have four employees in the United States and 23 in Canada.  Our employees are not unionized.  We believe that our relations with our employees are good.  We enter into employment contracts with most of our officers, managers and employees, which contain a non-compete clause both for the period of their employment with us and for one year thereafter.

Legal proceedings

There are currently two material claims pending against us.  If we lose any of these suits or enter into settlements requiring us to pay cash or to issue any of our common shares, our liquidity and financial position will be adversely affected and our shareholders’ ownership may be diluted.

(a)

Instant Publisher (Israel) Litigation Matter

In May 2000, we were sued in the Ontario Superior Court of Justice, along with our wholly-owned Barbados subsidiary, The Instant Publisher Ltd., by Instant Publisher (Israel) Limited, a company not related to Diversinet. Instant Publisher (Israel) Limited is seeking damages of $1,533,950 for breach of an October 25, 1995 dealer agreement with our previous printing business regarding the distribution of printing equipment, and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.  Based on our preliminary evaluation of the merits of this claim, we filed a notice of intention to defend against the claim.  If we are required to pay damages, this could have a material adverse effect on our liquidity and our ability to fund our business.

(b)

Subsidiary Litigation Matter

One of our wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments.  The plaintiff is seeking to receive $328,000.

In addition to the above, in the ordinary course of business, we and our subsidiaries have legal proceedings brought against us.

MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our executive officers and directors as of September 30, 2005:

Name	Position	Age
Nagy Moustafa	CEO and Director	41
Mark C. Steinman	Chairman	57
Stanley M. D. Beck	Director	71
Keith Powell	Director	59
Brian Barry	Director	47
James B. Wigdale	Director	45
David Hackett	CFO and Secretary	40
Kashif Hassan	President	37

The following sets forth certain information about each of our directors and executive officers:

Brian Barry has served as a Director since March 2005.  Mr. Barry currently is an independent consultant and in January 2005, Mr. Barry completed a merger and acquisition activity with sale of Cilys to Openwave.  From May 2002 to May 2004 Mr. Barry was Chief Executive Officer of Hyperchip and from January 1998 to March 2002 he was Chief Executive Officer of Ericsson Canada where he revitalized the Canadian operations, increasing revenues from $300 million to $700 million.

Stanley M. D. Beck has served as a Director since July 2002.  Mr. Beck was formerly Chairman of the Ontario Securities Commission and Dean of Osgoode Hall Law School.  Mr. Beck is currently Chairman of 407 International Inc. and President of Granville Arbitrations Limited, and holds seats on a number of boards.

David Hackett has served as Chief Financial Officer and Corporate Secretary since March 2002.  Previously, Mr. Hackett was CFO of a technology and service provider to electronic marketplaces, where he oversaw start-up operations, public financing and acquisitions.  Mr. Hackett has also held senior financial management positions at EveryWare Development, Alliance Atlantis Communications and Entertainment Information Services Ltd.

Nagy Moustafa has served as Chief Executive Officer since November 1997 and President from November 1997 to December 2003.  Mr. Moustafa has more than 16 years of professional experience working in technology and engineering.

Keith Powell has served as a Director since July 2002. Mr. Powell is currently the principal of Keith Powell Consulting Inc., an information technology consulting firm and a Partner in XPV Capital Corp., a venture capital company investing in early stage communications companies. Mr. Powell also sits on several other boards. From 1980 to 2000, Mr. Powell held a number of positions with Nortel Networks, including Senior Vice-President, Information Services & Chief Information Officer from 1996 to 2000. In 1999 Mr. Powell was inducted into the Canadian Information Productivity Awards Hall of Fame.

Mark Steinman has served as a Director since June 1998 and Chairman since July 2002.  Mr. Steinman has 30 years of corporate finance experience, until December 2003 as Executive Vice President and Chief Financial Officer of Stelco Inc. and prior to 1999 as Chief Financial Officer of Spar Aerospace and Chief Financial Officer of Rogers Cablesystems.  Mr. Steinman is currently an independent consultant.

Kashif Hassan joined as President effective January 3, 2005.  From June 2003 to August 2004, he was Chairman of Mobile Diagnostix, until the company was acquired in 2004.  Prior to that from 1999 to October 2003, Mr. Hassan was the President and CEO of Wysdom Inc., where he led the company in building and deploying a highly-packaged, open standards Service Delivery Platform that empowers mobile operators to offer high-value data services to their consumer and enterprise customers.  Prior to founding Wysdom, Mr. Hassan co-founded and served as President of Wyrex Communications Inc., a global mobile systems integration firm.

James (‘Jay’) B. Wigdale Jr. has served as a Director since January 2005.  Mr. Wigdale founded Lakefront Partners, LLC, a money-management firm, in 1988 and is the firm’s Chief Investment Officer.  Prior to founding Lakefront, he was senior VP of Institutional Sales and Regional Manager for Robert W. Baird & Co.

Compensation

The following table and notes show the executive compensation paid or accrued by us during the year ended December 31, 2004 to our officers earning in excess of $100,000 per year:

	Annual Compensation			Long Term Compensation
Name and Principal Position	Salary ($)	Bonus(5) ($)	Other Annual Compensation	Options/ SARs
Nagy Moustafa Chief Executive Officer	Cdn 220,000(1)	Cdn 63,667	Cdn 6,000	271,000
David Hackett Chief Financial Officer	Cdn 165,000(2)	Cdn 27,750	Cdn 4,800	-
Charles Walton EVP, Corporate Development	150,000(3)	47,666	-	-
Hussam Mahgoub EVP, Products	Cdn 132,000(4)	Cdn 5,200	Cdn 4,800	-

(1)

Mr. Moustafa is currently being compensated at the rate of Cdn $220,000 per annum.  See “Employment Agreements”.

(2)

Mr. Hackett is currently being compensated at the rate of Cdn $180,000 per annum.  See “Employment Agreements”.

(3)

Mr. Walton ceased being an officer and director effective March 11, 2005 and ceased being an employee effective August 31, 2005.

(4)

Mr. Mahgoub is currently being compensated at the rate of Cdn $145,000 per annum.  See “Employment Agreements”.  Mr. Mahgoub ceased being an officer effective January 3, 2005.

(5)

Bonus allocations, if any, are determined annually at the discretion of the board of directors on the recommendation of the Compensation Committee, bonuses are paid and recorded as compensation in the fiscal year following the year in which they are earned as the determination is made by the Board of Directors in the following year.

There were no long-term incentive awards other than stock options made to the executive officers listed above during the fiscal year ended December 31, 2004.  There are no pension plan benefits in place for our executive officers and none of our senior officers or directors is indebted to us.

Committees of the Board of Directors

Audit Committee

The Audit Committee is comprised of three non-management directors. The Audit Committee recommends engagement of our independent auditors and is primarily responsible for approving the services performed by our independent auditors.  The Audit Committee’s responsibilities included reviewing our financial report procedures, the adequacy of its internal controls and information systems, the external audit plan and the independence and terms of engagement and fees of the external auditors and the performance of our external auditors.  The Audit Committee also has the responsibility to review, and to recommend for approval, our interim unaudited consolidated financial statements and annual consolidated financial statements, management’s discussion and analysis of financial condition and results of operations and related press releases, prior to their approval by the full Board of Directors.  The members of the Audit Committee are Mark Steinman (Chair), Keith Powell and Jay Wigdale.

To carry out its responsibilities, the Audit Committee held four meetings during the year ending December 31, 2004.

Compensation Committee

Overview and Philosophy

The Compensation Committee is comprised of two directors.  It is the responsibility of the Compensation Committee to determine the level of compensation and to develop recommendations for stock option grants for approval by the Board of Directors in respect of our senior executives with a view to providing such executives with a competitive compensation package having regard to performance.  Performance is defined to include achievement of our strategic objective of growth, development of the business, enhancement of shareholder value and attainment of annual goals as set by the Board of Directors.  The members of the Compensation Committee are Keith Powell (Chair) and Stanley Beck.

Published industry salary data is reviewed and relied upon in the Compensation Committee’s assessment of appropriate compensation levels, specifically the analysis of proxies of certain public software companies and appropriate and relevant compensation surveys.

The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel.  The Compensation Committee considers it crucial that we are assured of retaining and rewarding its top caliber executives who are essential to the attainment of our ambitious long-term, strategic goals.

For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq Stock Market, the Over the Counter Bulletin Board and the Toronto Venture Exchange.

Annual Cash Compensation (Base Salary Plus Performance Incentives)

The Compensation Committee believes that annual cash compensation should be paid commensurate with attained performance.  The executive cash compensation consists of base compensation and performance incentives.  Base salaries for executive officers are established by considering a number of factors, including our operating results; the executive’s individual performance and measurable contribution to our success; and pay levels of similar positions with comparable companies in the industry.  The Compensation Committee believes that its executive compensation must remain competitive for it to retain talented executives.  Base salaries are typically reviewed annually.

The purpose of annual performance incentive compensation is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of annual business and operating objectives.  Annual incentives measure business performance and individual performance, and are designed to provide a pay-out scale with high upside opportunity for high performance and zero pay out for low performance. The Compensation Committee sets targets for executive bonuses each year and the pay out of those bonuses, if any, is determined based on our operating results, the executive’s measurable contribution to our success, and bonus levels of similar positions with comparable companies in the industry.

For the year ending December 31, 2004, the Compensation Committee recommended and approved a total of $36,000 for the executive team out of a potential total bonus pool of $506,000 or 7% of the potential total bonus pool.  The low percentage pay out of executive bonuses reflects the view of both management and the Compensation Committee that executive bonuses should be based on the factors described above.  There are currently no guaranteed executive bonuses for 2005 or beyond.

Stock Options

The Committee recommends executive stock options under the Diversinet Corp. Amended and Restated Stock Option Plan (the “Stock Option Plan”) to foster executive officer ownership of our common stock, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests.  The Compensation Committee considers the total compensation package, industry practices and trends, the executive’s accountability level, and assumed potential stock value in the future when granting stock options.  The Compensation Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively conservative assumptions relating to planned growth and earnings.  Therefore, the stock option program is intended to serve as an effective and competitive long-term incentive and retention tool for our executives, as well as other key employees.  The exercise prices of stock options granted to executive officers are equal to the fair market value of our common stock on the date of grant.  Therefore, stock options provide an incentive to maximize our profitable growth that ordinarily, over time, should be reflected in the price of our common stock.

For example, during the year ending December 31, 2004, at the recommendation of the Compensation Committee, the Compensation Committee awarded options to purchase 271,000 shares of our common stock to one of our key employees.  The exercise prices of these stock options are equal to the fair market value of our common stock on the date of grant.

Benefits

We provide benefits to the named executive officers that are generally available to all our employees.

Chief Executive Officer Compensation

The Chief Executive Officer’s compensation is paid in accordance with the terms of his employment contract which provides for payment of an annual base salary of Cdn$220,000 and an annual performance bonus of up to Cdn$250,000.  In addition, Mr. Moustafa participates in the Stock Option Plan.

The Compensation Committee did not directly base Mr. Moustafa’s bonus and option grants on rates for comparable employers, although the Compensation Committee did consider the compensation of CEOs of other issuers in the same industry in determining Mr. Moustafa’s overall compensation.  In addition, Mr. Moustafa is entitled to participate in our bonus plan and stock option awards as part of his compensation.  In the financial year ended December 31, 2004, Mr. Moustafa was granted fully vested options to purchase a total of 271,000 Common Shares at an exercise price of $0.37.  The stock option awards to Mr. Moustafa are consistent with our compensation philosophy, which is to tie a portion of the Chief Executive Officer’s compensation to corporate performance and the achievement of growth in shareholder value.

Governance Committee

The Governance Committee is comprised of one non-management director.  The Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities related to seeking candidates for membership on the Board of Directors, assessing the corporate governance policies and processes of the Board of Directors and reviewing from time to time the policies of the Board of Directors related to director qualifications, compensation, tenure and retirement.  The member of the Governance Committee is Stanley Beck (Chair).

Diversinet Corp. Amended and Restated Stock Option Plan

Summary description of the Stock Option Plan

General

The Stock Option Plan was established to compensate substantially all of our directors, officers and employees for services rendered; to provide certain of its directors, officers, employees and consultants with significant additional incentive to promote our financial success; and to provide an incentive to induce able persons to serve or remain on its Board of Directors or to enter into or remain in its employment.  A maximum of 1,800,000 shares of common stock, subject to adjustment, is authorized for the granting of stock options under the Stock Option Plan.  The shares of common stock reserved for issuance under the Stock Option Plan on April 4, 2004 were registered pursuant to a Registration Statement on Form S-8.  As of December 31, 2004, options to purchase an aggregate of 1,153,486 shares of common stock, at exercise prices ranging from $0.37 to $96.56 per share, were outstanding under the Stock Option Plan.  The Stock Option Plan is intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Eligibility

All of our full-time, salaried employees and members of our Board of Directors are eligible to be granted options.  Individuals who have rendered or are expected to render advisory or consulting services to us are also eligible to receive options under the Stock Option Plan.

Administration

The Compensation Committee administers the Stock Option Plan.  Subject to the foregoing limitations, options may be granted under the Stock Option Plan by our Compensation Committee to directors, officers, full-time and part-time employees and our consultants or any subsidiary provided that:

(i)

the options may not have a term exceeding five years; and

(ii)

the exercise price may not be less than the market price of our common shares at the time of grant.

The options may be exercised in such manner as the Compensation Committee determines provided that if no determination is made, an optionee may not take up more than 50% of the options in any 12 - month period.

The Stock Option Plan does not currently provide for any financial assistance or support by us to any optionee.

Grant of Option: Vesting

The Compensation Committee may grant at any time to any eligible person an option entitling such person to purchase our common stock in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of the Stock Option Plan as may be established by the Compensation Committee on or prior to the date of grant of such option.  The exact terms of the option will be contained in an option agreement between us and the person to whom such option is granted.  Eligible employees are not required to pay anything to receive options.  The exercise price for stock options must be no less than the fair market value of the common stock at the close of trading on the day immediately preceding the date of grant.  Options will expire not later than the fifth anniversary of the date of grant.  An option holder will be able to exercise options from time to time, subject to vesting.  In the event that no specific determination is made by the Board of Directors with respect to the vesting provisions, all of the options granted under the Stock Option Plan vest in twelve equal installments beginning three months after the grant date and each and every quarter thereafter, and have an exercise price equal to the closing price of the stock on the trading day immediately preceding the grant date.  Upon the death of a participant, vested options will be exercisable for a period of six months by the legal representative(s) of the participant.  Upon termination for cause or thirty days after termination for any other reason, the unvested portion of the options shall be forfeited.  Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee in its discretion.

Adjustments

In order to prevent dilution or enlargement of the rights of grantees, the Board of Directors shall appropriately and proportionately adjust the number, price and kind of shares subject to outstanding options and those available for subsequent grant to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other similar change in our capitalization.  The Board of Directors may also make any appropriate adjustment to reflect any spin-off, spin-out or other distribution of assets to stockholders or any acquisition of stock or assets or other similar change.  The Compensation Committee shall determine the amount of the adjustment to be made in each such case, but no adjustment approved by the Compensation Committee shall be effective until and unless it is approved by the Board of Directors.  In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets, which is effected in such a way that holders of common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such common stock, the Board of Directors may substitute the per share amount of such stock, securities or assets for shares upon any subsequent exercise of any option.

Termination

The Board of Directors may terminate the Stock Option Plan at any time; provided that the Board of Directors must obtain the consent of the holder of any option prior to termination if such termination materially and adversely affects the rights of such holder under such options.  No option shall be granted under the Stock Option Plan after the termination of the Stock Option Plan, but the termination of the Stock Option Plan shall not have any other effect.  Any option outstanding at the time of the termination of the Stock Option Plan may be exercised after termination of the Stock Option Plan at any time prior to the expiration date of such option to the same extent such option would have been exercisable had the Stock Option Plan not terminated.

Transferability

Options may be transferable as provided in the Option Agreement.  It shall be a condition precedent to any transfer of any option that the transferee executes and delivers an agreement acknowledging such option has been acquired for investment and not for distribution and is and shall remain subject to the Stock Option Plan and the Option Agreement.

Employment Agreements

We entered into an employment agreement with Nagy Moustafa, effective September 15, 2004, replacing an employment contract effective September 29, 1997 as amended on October 1, 2002.  The contract provides an annual base salary of Cdn$220,000 and an annual performance bonus of up to Cdn$250,000.  The contract provides for payment of 24 months’ salary and bonus upon termination of employment, and payment of 36 months’ salary and bonus upon termination as a result of a change-in-control or a change in responsibilities following a change-in-control.  The agreement also contains certain non-competition and non-disclosure provisions.

We entered into an employment agreement with Kashif Hassan, effective January 3, 2005, which provides for an annual base salary of Cdn $200,000 and a performance bonus of Cdn $100,000, payable upon the achievement of corporate objectives.  The contract provides for payment of six months’ salary and bonus upon termination before June 30, 2005 and twelve months written notice after June 30, 2005.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

We entered into an employment agreement with David Hackett, effective January 1, 2005, replacing an employment agreement effective March 26, 2002, as amended, which provides for an annual base salary of Cdn $180,000 and a performance bonus of Cdn $100,000, payable upon the achievement of corporate objectives.  The contract provides for payment of six months’ salary and bonus upon termination of employment, and payment of 18 months’ salary and bonus upon termination as a result of a change-in-control or a change in responsibilities following a change-in-control.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

We entered into an employment agreement with Charles Walton, effective January 1, 2005 replacing an employment agreement dated September 1, 2003, which provides for an annual compensation of $150,000 and a performance bonus of $100,000, payable upon the achievement of corporate and personal objectives, and for severance compensation upon the occurrence of certain events.  The contract provides for payment of three months salary and benefits upon termination of employment.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.  Mr. Walton ceased being an officer and director effective March 11, 2005 and ceased being an employee effective August 31, 2005.

We entered into an employment agreement with Hussam Mahgoub, effective January 1, 2005 replacing an employment agreement dated April 1, 1999, as amended, which provides for an annual salary of Cdn $145,000 for and a Cdn$70,000 performance bonus, payable upon the achievement of corporate objectives, and for severance compensation upon the occurrence of certain events.  The contract provides for payment of six months salary and benefits upon termination of employment.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

Compensation of Directors

Our directors received no compensation during fiscal 2004 for attending meetings of the Board of Directors or a committee of the Board of Directors.  It has been our practice to grant to a director 50,000 options to acquire our common shares upon his or her election as a director.  In addition we may grant directors additional options from time to time.  During fiscal 2004 Messrs Beck, Powell, Steinman, and Shiu each received 30,000 options at $0.40.  During fiscal 2003 Stanley Beck received 15,000 options at Cdn $0.84 and 25,000 options at Cdn $3.38; Derek Buntain received 25,000 options at $0.62 and 25,000 options at $2.45; Keith Powell received 15,000 options at Cdn $0.84 and 25,000 options at Cdn $3.38; Charles Shiu received 15,000 options at $0.62 and 25,000 options at $2.45; and Mark Steinman received 15,000 options at Cdn$0.84 and 40,000 options at Cdn $3.38.  Such options are exercisable to acquire common shares at the market price on the day preceding the grant pursuant to the terms of the Stock Option Plan.  During February 2005, the Compensation Committee proposed and the Board of Directors approved a change to director compensation.  For 2005 onward, each non-management directors shall receive Cdn$10,000 (2,500 quarterly in arrears) and 30,000 options or 30,000 common shares.  For the 2005 grant, one  Director received 30,000 options at $0.63 and the remaining four Directors received 30,000 common shares.

RELATED PARTY TRANSACTIONS

Mr. Wigdale, a member of our advisory board, and subsequent to year end, the Board of Directors, received consideration relating to services performed during the year of 1,100,000 share purchase warrants (750,000 exercisable at $2.05 and 350,000 exercisable at $0.60 per common share) valued at $1,593,710 as well as 300,000 common shares and 300,000 share purchase warrants (exercisable at $0.40 per common share) valued at $97,140 relating to private placements.

As at December 31, 2004, December 31, 2003 and October 31, 2003, we had a promissory note payable in the amount $nil, $600,000 and $600,000, respectively, due to Atul Parikh, an officer of the company.  This note was payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and bears no interest.

In February 2004, we amended the DSS Software Technologies share purchase agreement.  The promissory note in the amount of $600,000 payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 has been replaced by the issuance of 200,000 Diversinet common shares and cash payments of $50,000 in February 2004, $50,000 on April 2004 and $100,000 on January 2005.  The existing 120,000 warrants exercisable at $3.75 have been replaced by issuance of 120,000 warrants exercisable at $2.05, exercisable after January 1, 2005 expiring on December 31, 2006.

PRINCIPAL SHAREHOLDERS

As of October 6, 2005, we had 24,312,941 common shares outstanding.

The following table shows the ownership of our common shares as of October 6, 2005 of:

•

each of our directors and officers; and

•

all of our directors and officers as a group.

Unless otherwise indicated, the business address for each of these individuals is c/o Diversinet Corp., 2225 Sheppard Avenue East, Suite 1801, Toronto, ON Canada  M2J 5C2.

		Percent of total shares outstanding

Name of Beneficial Owner	Number of Common Shares Owned
Nagy Moustafa (1)	770,946	3.2%
Kashif Hussan (2)	900,000	3.7%
David Hackett (3)	285,591	1.2
Brian Barry	517,500	2.1
Stanley Beck (4)	30,000	*
Mark Steinman (5)	217,500	*
Keith Powell (6)	242,500	*
James B. Wigdale, Jr. (7)	3,572,795	14.7%
All Officers and Directors as a group (10 persons)	6,536,822	26.9%

*  Less than 1%

(1)

Mr. Moustafa also has 471,000 options to purchase our common stock.  404,333 of these options are currently vested, with purchase prices ranging from US$0.37 to Cdn$3.38.  The balance of these options vest at the rate of 8.3% per quarter, beginning June 5, 2003 as to 33,333 options and beginning August 15, 2003 as to 33,333 options.  These options expire on June 5, 2008 and August 15, 2008 respectively.

(2)

Includes 150,000 shares held by Mobyle, Inc. of which Mr. Hassan holds investment control.  Mr. Hassan also has 250,000 options to purchase our common stock at a price per share of US$0.40.  100,000 of these options are currently vested.  The balance of these options vest at the rate of 12.5% per quarter, beginning January 3, 2005.  These options expire on January 5, 2010.  1529531 Ontario Inc., which Mr. Hassan controls, owns 100,000 warrants convertible into common shares at an exercise price of US$0.40.  These warrants expire on December 31, 2005.

(3)

Mr. Hackett also has 275,000 options to purchase our common stock.  170,834 of these options are currently vested, with purchase prices ranging from US$0.40 to US$5.50.  The balance of these options vest at the rate of 8.3% per quarter, beginning February 3, 2003 as to 833 options, beginning June 3, 2003 as to 1,250 options, and beginning August 15, 2003 as to the remaining 8,333 options, and at the rate of 12.5%, beginning January 3, 2005 as to 93,750 options.  These options expire on February 28, 2008, June 5, 2008, August 15, 2008 and January 2010, respectively.

(4)

Mr. Beck also has 80,000 options. 44,167 of these options are currently vested at purchase prices ranging from US$0.40 to Cdn$3.38 per share.  The remaining options vest at the rate of 8.3% per quarter beginning June 5, 2003 as to 5,000, beginning August 15, 2003 as to 8,333 options and beginning Nov 18, 2004 as to 22,500.  These options expire on June 5, 2008, August 15, 2008 and November 18, 2009, respectively.

(5)

Mr. Steinman also has 104,000 options to purchase our common stock. 61,500 of these options are currently vested at purchase prices ranging from US$0.40 to US$15.30 per share.  The remaining options vest at the rate of 8.3% per quarter beginning June 5, 2003 as to 6,667, beginning August 15, 2003 as to 13,333 options and beginning Nov 18, 2004 as to 22,500.  These options expire on June 5, 2008, August 15, 2008 and November 18, 2009, respectively.

(6)

Mr. Powell also has also has 115,000 options to purchase our common stock. 57,917 of these options are currently vested at purchase prices ranging from US$0.40 to US$13.10 per share.  The remaining options vest at the rate of 8.3% per quarter beginning June 5, 2003 as to 3,750, beginning August 15, 2003 as to 8,333 options and beginning November 18, 2004 as to 22,500.  The balance of these options vest at the rate of 12.5% per quarter, beginning January 31, 2005 as to 22,500.  These options expire on June 3, 2008, August 15, 2008, November 18, 2009 and January 31, 2010, respectively.

(7)

Includes shares held by Lakefront Partners, LLC.  Mr. Wigdale is the control person of Lakefront Capital Management, LLC and manager of Lakefront Partners, LLC.  Both Lakefront Partners, LLC and Mr. Wigdale have offices located at 205 E. Wisconsin Avenue, Suite 210, Milwaukee, WI 53202.  Mr. Wigdale also has 1,400,000 vested warrants to purchase our common stock.  750,000 of these options have purchase prices ranging between US$2.00 and US$2.05 and expiry on January 15, 2007.  350,000 of these have a purchase price of US$0.60 expiring on January 15, 2007 and the remaining 300,000 warrants have a purchase price of US$0.40 expiring on December 19, 2007.

The following table shows the ownership of our common shares as of September 30, 2005 of:

•

each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.

The second column indicates the number of common shares actually owned.  The third column reflects the percentage of our issued and outstanding common shares.

Name	Number of Shares Owned	Percentage of Outstanding Shares
James B. Wigdale, Jr. (1)	3,572,795	14.7%
MicroFund Capital LP and MicroFund Capital Ltd. (2)	1,880,312	7.7%

(1)

Includes shares held by Lakefront Partners, LLC.  Mr. Wigdale is the control person of Lakefront Capital Management, LLC, the manager of Lakefront Partners, LLC.  Both Lakefront Partners, LLC and Mr. Wigdale have offices located at 205 E. Wisconsin Avenue, Suite 210, Milwaukee, WI 53202.  Lakefront Partners, LLC and Mr. Wigdale may be deemed to be acting jointly or in concert in respect to their holdings of our securities.

(2)

Ian Ellis is the investment control person of MicroFund Capital LP and MicroFund Capital Ltd.  Both MicroFund Capital LP and MicroFund Capital Ltd have offices located at 201 Post Street, Suite 1001, San Francisco, CA 94108.  MicroFund Capital LP and MicroFund Capital Ltd may be deemed to be acting jointly or in concert in respect to their holdings of our securities.

DESCRIPTION OF COMMON STOCK

General

Our authorized share capital consists of an unlimited number of shares of common stock, each without par value.  As of October 6, 2005, we had 24,312,941 common shares issued and outstanding.  We have no authorized preferred shares.

Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors.  There are no cumulative voting rights in the election of directors.  All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution.  Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings.  There are no preemptive rights to purchase any additional, unissued shares of common stock.

Impact of The “Penny Stock” Rules on Buying or Selling Our Common Stock

The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

ARTICLES OF INCORPORATION

The information about our Certificate of Incorporation is incorporated hereby by reference to our Registration Statement on Form 20-F filed on January 28, 1994.

MATERIAL CONTRACTS

On September 1, 2003, pursuant to a Share Purchase Agreement we acquired 100% of the outstanding shares of Caradas, Inc., a credential management provider.  The aggregate purchase price was $5,630,475 consisting of 1,417,500 common shares with a value of $4,895,310, $64,565 in the costs associated with the acquisition and 200,000 common share purchase warrants with a value of $670,600.  The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at $2.45 per share for five years from the date of vesting.  During fiscal 2004, 100,000 common share purchase warrants were cancelled and the remaining 100,000 were repriced to $0.40 per share.  During September 2005 the remaining 100,000 were cancelled.

In February 2005 our subsidiary, DSS Software Technologies (DSS) completed an asset sale agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  We are entitled to a five year annual fee of up to $120,000 per year based on certain gross profit and net profit criteria of the purchaser.  With the sale of DSS, we have included the results of DSS as a single line item (‘discontinued operations’) in the Consolidated Statements of Loss and Deficit on a retroactive basis.

EXCHANGE CONTROLS

The federal Investment Canada Act (the “ICA”), which became effective on June 30, 1985, regulates the acquisition by non-Canadians of control of a Canadian Business (as defined in the Investment Canada Act). Such an acquisition is either notifiable or reviewable depending on its structure and the value of the assets of the Canadian business being acquired.  In effect, the ICA requires review by Investment Canada, the agency which administers the ICA, and approval by the Canadian government in the case of an acquisition of control of a Canadian business by a non-Canadian that is a WTO Investor (as defined in the ICA) where: (i) in the case of a direct acquisition of control of a Canadian entity (i.e., through a share purchase), the assets of the entity carrying on the Canadian Business and of all other entities in Canada, the control of which is acquired exceeds $184 million (this threshold is adjusted annually for inflation and growth in Canada’s domestic product); or (ii) in the case of a direct acquisition of assets of a Canadian Business (i.e., through an asset acquisition) the value of the assets used in carrying on the Canadian business exceeds $184 million.  Indirect acquisitions (for example, the acquisition of the foreign parent of the Canadian business) of assets or indirect acquisitions of control by a WTO investor are not reviewable, but are still notifiable.  Where an investor is not a WTO Investor, review is required where: (i) in the case of a direct acquisition of control of a Canadian Business, the value of the assets of the business and all other entities being acquired is $5 million or more; or (ii) in the case of an indirect acquisition of control of a Canadian Business, where the Canadian Business has assets of $50 million or more in value; or (iii) in the case of an acquisition of assets of a Canadian Business, the assets represents more than 50% of the assets of the original group and the value of the acquired assets exceeds $5 million.  These lower thresholds also apply, even where the investor is a WTO investor, where the Canadian Business is engaged in certain activities relating to “Canada’s cultural heritage or national identity” such as book publishing, film production and distribution, television and radio, production and distribution of music, uranium production, certain financial services or transportation services.

In the context of Diversinet, in essence, three methods of acquiring control of a Canadian business are regulated by the ICA: (i) the acquisition of all or substantially all of the assets used in carrying on the Canadian business; (ii) the acquisition, directly or indirectly, of voting shares of a Canadian corporation carrying on the Canadian business; (iii) the acquisition of voting shares of an entity which controls, directly or indirectly, another entity carrying on a Canadian business. An acquisition of a majority of the voting interests of an entity, including a corporation, is deemed to be an acquisition of control in accordance with the ICA.  An acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control.  An acquisition of less than a majority, but one-third or more, of the voting shares of a corporation is presumed to be an acquisition of control unless it can be established that on the acquisition the corporation is not, in fact, controlled by the acquirer through the ownership of voting shares.  For partnerships, trusts joint ventures or other unincorporated entities, an acquisition of less than a majority of the voting interests is deemed not to be an acquisition of control.

If an acquisition of control of a Canadian business by a non-Canadian is not reviewable, the ICA requires a formal notification to the Canadian government.  These provisions require a foreign investor to give notice in the required form, which notices are for information, as opposed to review, purposes.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material United States Federal income tax consequences generally applicable to a U.S. Holder (as defined below) of our common shares as well as certain Canadian federal income tax requirements applicable to shareholders who are not resident of Canada.  This discussion does not address all potentially relevant Federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of Federal income tax law, such as, for example, tax-exempt organizations, qualified retirement plans, persons subject to alternative minimum tax, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of our common shares is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their shares through the exercise of employee share options or otherwise as compensation.  In addition, this discussion only applies to common shares held by U.S. Holders as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not cover any state, local or foreign tax consequences.

The following discussion is based upon the sections of the Internal Revenue Code, Treasury Regulations, published Internal Revenue Service rulings, published administrative positions of the Internal Revenue Service and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time.  The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our common shares and no opinion or representation with respect to the United States Federal income tax consequences to any such holder or prospective holder is made. Accordingly, holders and prospective holders of our common shares should consult their own tax advisors about the federal, state, local, and foreign tax consequences of purchasing, owning and disposing of our common shares.

Passive Foreign Investment Company

As stated above, we believe that we will not be treated as a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code, for our fiscal years 2003 or 2004.

United States income tax legislation contains rules governing PFIC’s, that can have significant tax effects on U.S. Holders of foreign corporations. These rules do not apply to non-U.S. Holders.  Section 1297 of the Internal Revenue Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is “passive income”, which includes interest, dividends and some types of rents and royalties or (ii) the average percentage, by fair market value (or, if the company is a controlled foreign corporation or makes an election, by adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more.  Based on these tests we do not meet the definition of a PFIC in 1999, 2000 or 2001.

An U.S. Holder who holds shares in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. Federal income taxation under alternative tax regimes, depending upon whether such U.S. Holder makes elections.  The following is a discussion of these alternative tax regimes as applicable to our U.S. Holders.

A U.S. Holder of a PFIC who does not make either of the elections described below (a “Non-electing U.S. Holder”) is subject to special taxation rules under Section 1291 of the Internal Revenue Code with respect to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his/her common shares and (ii) excess distributions by us, defined as any distribution received by a U.S. Holder from a PFIC in a taxable year that is greater than 125% of the average distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the shares.

A Non-electing U.S. Holder generally would be required to include in income pro rata all gains realized on the disposition of his/her common shares and all excess distributions over the entire holding period for the PFIC common shares.  All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the company during such U.S. Holder’s holding period and beginning after January 1, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income.  The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year.  A Non-electing U.S. Holder that is not a corporation must treat this interest charge as “personal interest” which, as discussed above, is partially or wholly non-deductible.  The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

If we are a PFIC for any taxable year during which a Non-electing U.S. Holder holds common shares, then we will continue to be treated as a PFIC with respect to such common shares, even if we are no longer a PFIC as defined above.  A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Internal Revenue Code, the Department of the Treasury has issued proposed regulations that would treat as taxable transfers of PFIC shares by Non-electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death.  Special, generally adverse, rules will apply with respect to the common shares while the company is a PFIC. For example under Section 1298(b)(6) of the Internal Revenue Code, a U.S. Holder who uses PFIC shares as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Alternatively, if we are a PFIC, an U.S. Holder (an “Electing U.S. Holder”) who owns common shares is permitted generally to elect out of the tax treatment discussed above, if an U.S. Holder makes a mark-to-market election with respect to common shares.  Under such election, an Electing U.S. Holder would generally recognize as ordinary income for each taxable year an amount equal to the excess, if any, of the fair market value of common shares as of the close of the taxable year over the Electing U.S. Holder’s adjusted tax basis in such shares.  An Electing U.S. Holder would generally be allowed an ordinary deduction (to the extent of any net mark-to-market gains recognized for prior taxable years) for the excess, if any, of the adjusted tax basis of the common shares over their fair market value as of the close of the taxable year.  An Electing U.S. Holder’s adjusted tax basis of the common shares would generally be adjusted to reflect the amounts included or deducted under the mark-to-market election.  Additionally, any gain on the actual sale or other disposition of the common shares generally will be treated as ordinary income.  Ordinary loss treatment also would generally apply to any loss realized on the actual sale or other disposition of the common shares to the extent that the amount of such loss did not exceed the net mark-to-market gains previously included with respect to such shares.  An election to mark to market would generally apply to the taxable year made and all subsequent taxable years.  A mark-to-market election is subject to complex and specific rules and requirements, and U.S. Holders are strongly urged to consult their tax advisors concerning such election if the company is classified as a PFIC.

Finally, an U.S. Holder who elects in a timely manner to treat us as a “qualified electing fund” (a “QEF”) as defined in the Internal Revenue Code would be subject to another set of special rules different from those described above.  Although a QEF election may be beneficial to some U.S. Holders depending upon their particular tax situations, it requires us to make information available to such holders, and we do not intend to make such information available even if it is classified as a PFIC.  Accordingly, the QEF election will not be available to U.S. Holders.

The foregoing discussion is based on existing provisions of the Internal Revenue Code, existing and proposed regulations thereunder, and current administrative ruling and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no certainty that any of these proposed regulations will be enacted or promulgated and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders who are shareholders of us are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in us.

MARKET PRICE OF COMMON SHARES

Our common shares began trading on the NASDAQ SmallCap MarketSM on June 20, 1995.  Prior to December 3, 2002, our common shares traded on the NASDAQ SmallCap MarketSM under the symbol “DVNT”.  Effective December 3, 2002 our common shares trade under the symbol “DVNTC” with the exception of a 20-day period from January 28, 2003 to February 25, 2003 when our common shares traded under the symbol “DVNTD”.  From February 25, 2003 until April 30, 2003 our common shares traded under the symbol “DVNTC”.  On April 30, 2003 NASDAQ delisted our common shares.  From April 30, 2003 to present our common shares have been trading on the OTC Bulletin Board under the symbol “DVNTF”.

Prior to August 2000, our shares were also traded on the now defunct Canadian Dealers Network.

Our common shares traded on the Canadian Dealing Network until it ceased to operate in August of 2000.  The following table lists the high, low, closing prices and the aggregate yearly trading volumes on the Canadian Dealing Network for shares of our common shares for the last five fiscal years ended October 31.

Canadian Dealing Network Shares Trading Activity
Year ended October 31,	High	Low	Closing	Trading Volume (000)
2004	N/A	N/A	N/A	N/A
2003	N/A	N/A	N/A	N/A
2002	N/A	N/A	N/A	N/A
2001	N/A	N/A	N/A	N/A
2000	$66.75	$10.00	$-	43,126

The following table lists the high, low and closing prices on the OTC Bulletin Board (from April 30, 2003) and NASDAQ (prior to April 30, 2003) of our common shares for the last five fiscal years ended December 31:

OTC Bulletin Board and NASDAQ Trading Activity
Year ended December 31,	High	Low	Closing	Trading Volume (000)
2004	$2.53	$0.34	$0.88	8,551
2003	$6.30	$0.48	$2.09	10,264
2002	$12.50	$2.20	$3.00	2,359
2001	$36.20	$10.00	$12.20	2,965
2000	$449.37	$17.81	$22.50	21,304

Our shares have not been traded on The Canadian Dealing Network since it ceased to operate in August of 2000 so there has been no activity of our common shares for the last eight fiscal quarters. The following table lists the high, low and closing prices on the OTC Bulletin Board and NASDAQ of our common shares for the last eight fiscal quarters:

NASDAQ and OTC Bulletin Board Trading Activity
Quarter Ended	High	Low	Closing	Trading Volume (000)
September 30, 2005	$0.77	$0.35	$0.47	3,424
June 30, 2005	$0.89	$0.60	$0.75	2,819
March 31, 2005	$0.92	$0.60	$0.76	1,629
December 31, 2004	$0.95	$0.34	$0.88	2,990
September 30, 2004	$1.24	$0.37	$0.53	2,329
June 30, 2004	$1.90	$1.28	$1.39	1,269
March 31, 2004	$2.53	$1.72	$1.80	2,063
December 31, 2003	$6.30	$1.82	$2.09	6,259

The following table lists the high, low and closing prices on the OTC Bulletin Board of our common shares for the last six months:

OTC Bulletin Board Trading Activity
Month Ended	High	Low	Closing	Trading Volume (000)
September 2005	$0.51	$0.47	$0.47	1,643
August 2005	$0.62	$0.42	$0.45	1,451
July 2005	$0.74	$0.56	$0.59	344
June 2005	$0.85	$0.62	$0.75	1,268
May 2005	$0.78	$0.60	$0.71	350
April 2004	$0.89	$0.66	$0.78	1,200

Our common shares are issued in registered form and the following information is taken from the records of ComputerShare Trust Company of Canada located in Toronto, Ontario, Canada, the registrar and transfer agent for our common shares.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

Our consolidated financial statements as at December 31, 2004, December 31, 2003 and October 31, 2002 and for the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen month period ended December 31, 2003, have been incorporated herein in reliance on the report of KPMG LLP, independent registered public accounting firm, also incorporated herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP covering the December 31, 2004 consolidated financial statements contains additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Caradas, Inc. as at December 31, 2002 and 2001 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2002 financial statements contains an explanatory paragraph that states that we have incurred losses from operations which raise substantial doubt about the entity's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of that uncertainty

Certain legal matters in connection with the validity of the issuance of the common shares to be registered hereunder with respect to Canadian law will be passed upon for us by Lang Michener LLP of Toronto, Ontario, our Canadian counsel.

ADDITIONAL INFORMATION

This prospectus is a part of a registration statement on Form F-1, which we filed with the Securities and Exchange Commission under the Securities Act of 1933.  As permitted by the rules and regulations of the SEC, this prospectus does contain all of the information contained in the registration statement and the exhibits and schedules thereto.  As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0000918387).  These filings contain important information which does not appear in this prospectus.  For further information about us, you may read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.

We are a Canadian company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC’s Web site.  However, since that date, we have been making all filings with the SEC electronically, and these filings are available over the Internet at the SEC’s Web site at www.sec.gov.

Index to Financial Statements:

Diversinet Corp.

•

Unaudited Consolidated Balance Sheets as at June 30, 2005 and December 31, 2004.

•

Unaudited Consolidated Statements of Loss and Deficit for the three and six months ended June 30, 2005.

•

Unaudited Consolidated Statements of Cash Flows for the three and six months ended June 30, 2005.

•

Notes to the Unaudited Interim Consolidated Financial Statements, management’s discussion and analysis of financial condition and results of operations.

•

KPMG Auditors’ Report dated February 14, 2005, except for note 16 which is as of February 28, 2005.

•

Consolidated Balance Sheets as at December 31, 2004, December 31, 2003 and October 31, 2002.

•

Consolidated Statements of Loss and Deficit for the years ended December 31, 2004, December 31, 2003, the fourteen-month period ended December 31, 2003 and the year ended October 31, 2002.

•

Consolidated Statements of Cash Flows for the years ended December 31, 2004, December 31, 2003, the fourteen-month period ended December 31, 2003 and the year ended October 31, 2002.

•

Notes to Consolidated Financial Statements.

Caradas, Inc.

•

KPMG Auditors’ Report dated September 9, 2003.

•

Balance Sheets as at December 31, 2002 and 2001.

•

Statements of Earnings for the years ended December 31, 2002 and December 31, 2001.

•

Statements of Stockholders’ Equity (Deficiency) for the years ended December 31, 2002 and 2001.

•

Statements of Cash Flows for the years ended December 31, 2002 and 2001.

•

Notes to Financial Statements.

•

Pro Forma Consolidated Financial Information of Diversinet Corp. for the year ended October 31, 2002 and the nine months ended July 31, 2003.

•

Caradas, Inc. financial statements for the six months ended June 30, 2002 and 2001.

Diversinet Corp.
CONSOLIDATED BALANCE SHEETS
[in United States dollars]
(Unaudited)
	June 30,	December 31,
	2005	2004
		(restated note 3)
	$	$

ASSETS
Current
Cash and cash equivalents	446,296	723,498
Short-term investments	905,932	2,000,000
Accounts receivable	176,667	290,239
Other receivables	64,459	35,700
Prepaid expenses	191,151	187,653
Current assets of discontinued operations (note 3)	-	512,992
Total current assets	1,784,505	3,750,082
Capital assets, net	541,432	593,673
Purchase technology, net	31,416	125,667
Customer assets, net	385,896	551,280
Goodwill	1,894,692	2,286,932
Total assets	4,637,941	7,307,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable	232,905	147,084
Accrued liabilities	468,031	478,781
Notes payable	-	4,611
Deferred revenue	196,500	165,343
Current liabilities of discontinued operations (note 3)	96,986	676,414
Total current liabilities	994,422	1,472,233

Shareholders’ equity
Share capital	52,469,844	52,445,135
Cumulative translation adjustment	(1,520,721)	(1,520,721)
Share purchase warrants	2,927,399	2,830,929
Contributed surplus	1,709,712	1,265,549
Deficit	(51,942,715)	(49,185,491)
Total shareholders’ equity	3,643,519	5,835,401
Total liabilities and shareholders’ equity	4,637,941	7,307,634

See accompanying notes to interim consolidated financial statements.

Diversinet Corp.
CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
[in United States dollars]
(Unaudited)
	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
		(restated note 3)		(restated note 3)
	$	$	$	$

REVENUE	329,514	611,147	683,925	1,464,347
Cost of sales	216,270	390,362	461,738	826,683
Gross margin	113,244	220,785	222,187	637,664

EXPENSES
Research and development	303,607	310,862	581,154	641,951
Sales and marketing	352,227	390,591	668,962	778,595
General and administrative	747,963	601,351	1,262,023	1,343,316
Depreciation and amortization	177,408	200,019	351,695	399,870
	1,581,205	1,502,823	2,863,834	3,163,732
Loss before the following	(1,467,961)	(1,282,038)	(2,641,647)	(2,526,068)
Foreign exchange gain	(11,441)	(14,160)	(18,527)	(23,958)
Interest income	(3,716)	(2,901)	(12,665)	(9,230)
Loss from continuing operations	(1,452,804)	(1,264,977)	(2,610,455)	(2,492,880)
Loss from discontinued operations (note 3)	(5,195)	(82,233)	(146,769)	(197,239)
Loss for the period	(1,457,999)	(1,347,210)	(2,757,224)	(2,690,119)

Deficit, beginning of period	(50,484,716)	(43,011,558)	(49,185,491)	(41,481,762)
Adjustment for change in accounting for stock-based compensation	-	-	-	(186,887)
Loss for the period	(1,457,999)	(1,347,210)	(2,757,224)	(2,690,119)
Deficit, end of period	(51,942,715)	(44,358,768)	(51,942,715)	(44,358,768)

Loss per share
Basic and diluted loss per share from continuing operations	(0.08)	(0.10)	(0.14)	(0.21)
Basic and diluted loss per share	(0.08)	(0.11)	(0.14)	(0.22)
Weighted average common shares outstanding	19,247,556	12,228,533	19,213,493	12,055,217

See accompanying notes to interim consolidated financial statements.

Diversinet Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In United States dollars)
(Unaudited)
	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
	$	$	$	$

OPERATING ACTIVITIES
Loss from continuing operations	(1,452,804)	(1,264,977)	(2,610,455)	(2,492,880)
Add (deduct) items not requiring an outlay of cash:
Depreciation and amortization	177,408	200,019	351,695	399,870
Stock-based compensation expense	344,681	149,257	580,833	334,541
Changes in non-cash working capital items related to operations:
Accounts receivable and other receivables	99,958	(85,438)	84,813	(109,248)
Prepaid expenses	18,883	34,586	36,702	251,924
Accounts payable and accrued liabilities	115,834	(34,322)	75,071	(543,252)
Deferred revenue	35,000	116,645	31,157	(25,695)
Cash used in continuing operations	(661,040)	(884,230)	(1,450,184)	(2,184,740)
Cash provided by (used in) discontinued operations	(30,179)	19,337	179,036	25,384
Cash used in operations	(691,219)	(864,893)	(1,271,148)	(2,159,356)

FINANCING ACTIVITIES
Issue of common shares, common purchase options, warrants for cash	(71,191)	3,026	(55,691)	1,887,740
Notes payable	-	(4,353)	(4,611)	(6,250)
Cash provided by (used in) financing activities	(71,191)	(1,327)	(60,302)	1,881,490

INVESTING ACTIVITIES
Decrease (increase) in short-term investments	594,273	298,641	1,094,068	294,117
Net addition of capital assets	(37,571)	(2,215)	(39,820)	(6,677)
Cash provided by investing activities	556,702	296,426	1,054,248	287,440

Net increase (decrease) in cash and cash equivalents during the period	(205,708)	(569,794)	(277,202)	9,574

Cash and cash equivalents, beginning of the period	652,004	1,126,902	723,498	547,534

Cash and cash equivalents, end of the period	446,296	557,108	446,296	557,108

See accompanying notes to interim consolidated financial statements.

DIVERSINET CORP.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Amounts expressed in US dollars)

Three and six months ended June 30, 2005

Diversinet Corp (the “Company”), an Ontario corporation, develops and markets secured wireless and identity management solutions and professional services for the mobile data eco-system.

1.

Future Operations

These interim financial statements have been prepared on a going concern basis, which assumes we will continue in operation in the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business.  Certain conditions and events exist that cast doubt on our ability to continue as a going concern.

We have incurred significant losses and used significant amounts of cash in operating activities in recent years.  We believe that our cash and cash equivalents and short-term investments as at June 30, 2005 of $1,352,228 may be insufficient to meet its short-term working capital requirements for the remainder of the fiscal year.

Continued operations depend upon our ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that we will be successful in obtaining additional financing.

Should we be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These interim financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should we be unable to continue as a going concern.

2.

Significant accounting policies

a

Basis of presentation

In the opinion of management, the unaudited interim consolidated financial statements have been prepared, on a consistent basis with the December 31, 2004 audited consolidated financial statements and include all material adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position at June 30, 2005 and the statements of loss and deficit and cash flows for the three months and six months ended June 30, 2005 and June 30, 2004, respectively, in accordance with Canadian generally accepted accounting principles (GAAP).  The disclosures contained in these unaudited financial statements do not include all requirements of GAAP for annual financial statements.  The unaudited interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2004.

b

Goodwill

We use the purchase method of accounting for business combinations.  We evaluate all business combinations for intangible assets that must be recognized and reported apart from goodwill.  Goodwill is not amortized and will be tested for impairment on at least an annual basis, or when certain triggering events occur.  In fiscal 2005, this annual impairment test will be completed effective at December 31, 2005.  During the first quarter of 2005 $392,242 relating to the DSS reporting unit was included in the determination of the loss on disposition of discontinued operations.

3.

Discontinued operations

In February 2005 our subsidiary DSS Software Technologies (DSS) completed an agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  We are entitled to a five-year annual fee of up to $120,000 per year based on meeting certain gross profit and net profit criteria of the purchaser.  These amounts will be recorded as income from discontinued operations, if and when received.

The results of DSS have been excluded from continuing operations in the statements of operations and deficit for all periods presented.  The following summarises the impact of discontinued operations on the balance sheet and statement of operations and deficit for all periods presented.

Balance sheet			June 30, 2005 $	December 31, 2004 $
Current assets			-	512,992
Current liabilities			96,986	676,414
Net assets (liabilities) of discontinued operations			(96,986)	(163,422)

	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
Income Statement	$	$	$	$
Revenue	-	1,136,837	453,807	2,470,543
Expenses	5,195	1,219,070	504,885	2,667,782
Loss from discontinued operations	(5,195)	(82,233)	(51,078)	(197,239)
Loss on disposition of discontinued operations	-	-	(95,691)	-
Loss from discontinued operations	(5,195)	(82,233)	(146,769)	(197,239)
Income (loss) per share from discontinued operations	(0.00)	(0.01)	(0.01)	(0.02)

The loss on disposition of discontinued operations includes the elimination of the related goodwill of $392,242.

4.

Segmented information

We operate in a single reportable operating segment.  This segment derives its revenue from the sale of secured wireless and identity management solutions and related products and services.  As at June 30, 2005, 79% (63% - 2004) of the capital assets were located in Canada, 21% (19% - 2004) were located in the United States and 0% (18% - 2004) in Hong Kong.  For the six month period ending June 30, 2005, three customers contributed 55% and 35% and 7% of the total revenue. For the six month period ending June 30, 2004, three customers contributed 52% and 18% and 14% of the total revenue.

	Three months ended June 30		Six months ended June 30
Revenue is attributable to geographic location	2005	2004	2005	2004
based on the location of the customer, as follows:	$	$	$	$
United States	299,514	611,147	636,700	1,322,926
Asia	30,000	-	47,225	28,883
Canada	-	-	-	7,538
Other	-	-	-	105,000
	329,514	611,147	683,925	1,464,347

	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
Revenue is attributable as follows:	$	$	$	$
Consulting Services	329,514	611,147	683,925	1,131,880
Licensing	-	-	-	332,467
	329,514	611,147	683,925	1,464,347

5.

Share capital

As at June 30, 2005 the following were outstanding:

Number of common shares	19,302,941
Number of warrants	2,824,404
Number of common share options granted and outstanding under the company’s stock option plan	2,541,336

Options outstanding		Warrants outstanding
Range of exercise price	Number outstanding	Range of exercise price	Number outstanding
$0.37 - $2.45	2,477,600	$0.40 - $1.90	882,000
$3.70 - $6.10	40,276	$2.00 - $2.60	1,324,500
$12.40 - $24.06	23,460	$3.75 - $85.90	617,904
	2,541,336		2,824,404

6.

Stock based compensation

a

During the three and six months ended June 30, 2005 we recorded compensation expense of $344,681 and $580,833 related to stock options and warrants granted to employees and other consultants.

b

There have been 15,000 and 1,440,000 options granted for the three and six months ended June 30, 2005.  The weighted average estimated fair value at the date of the grant for options granted for the six months ended June 30, 2005 was $0.65.  The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Three and six months ended June 30, 2005 and 2004
Risk-free interest rate	3.09%
Volatility factor of the future expected market price	150%
Weighted average expected life of options	5 years

Management’s Discussion and Analysis of Financial Condition and Results of Operations

When used herein, the words “may”, “will”, “expect”, “anticipate”, “continue”, “estimate”, “project”, “intend”, “plan” and similar expressions are intended to identify forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding events, conditions and financial trends that may affect the Company’s future plans of operations, business strategy, operating results and financial position.  All statements, other than statements of historical facts, included or incorporated by reference in this Form 6-K which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  Such statements are not guarantees of future performance and are subject to risks and significant uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors.  The occurrence of any unanticipated events may cause actual results to differ from those expressed or implied by the forward-looking statements contained herein.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this report which is at August 11, 2005.

Overview

Please find enclosed the unaudited Consolidated Balance Sheets as at June 30, 2005 and December 31, 2004 and the unaudited Consolidated Statements of Loss and Deficit and the Consolidated Statements of Cash Flows for the three months and six months ended June 30, 2005 and 2004 and the unaudited Notes to Interim Consolidated Financial Statements for Diversinet Corp.  Readers should also refer to our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report.  We report our unaudited consolidated financial statements in U.S. dollars and in accordance with Canadian Generally Accepted Accounting Principles (GAAP).  All financial figures are in U.S. dollars unless otherwise noted.

In February 2005 our subsidiary, DSS Software Technologies (DSS) completed an asset sale agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  We are entitled to a five year annual fee of up to $120,000 per year based on certain gross profit and net profit criteria of the purchaser.  With the sale of DSS, we have included the results of DSS as a single line item (‘discontinued operations’) in the Consolidated Statements of Loss and Deficit on a retroactive basis.

Founded in 1997 and based in Toronto, Canada, we are a mobile device security provider for the mobile data ecosystem that develops, markets and distributes products and services to allow users to protect their identity, data and device for personal communications and commercial transactions.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation or legalization of the transaction.

The Diversinet MobileSecure Client and suite of Mobile Authentication Services enable application providers, mobile network operators and security service providers to rapidly develop, deploy and manage secure mobile data services for mobile device users.

The Diversinet MobileSecure Client works with intelligent mobile device platforms including RIM Blackberry, Microsoft Windows Mobile, Symbian OS, PalmSource, and Java phones.

In addition to secure mobile device security solutions through security products, Diversinet deploys an experienced professional services team for application development and integration, consulting, training and technical support in the wireless security and identity management areas.

During 2004 we completed two financings in which Lakefront Partners, LLC and James B. Wigdale, Jr. participated in.  Currently, Lakefront beneficially owns 2,517,795 common shares and Mr. Wigdale owns 300,000 common shares and 1,400,000 common share purchase warrants, together representing approximately 20.5% of the issued and outstanding common shares, presuming the exercise of such warrants.

Operating Results

For the three months ended June 30, 2005, we reported revenue to $330,000 compared to revenue of $611,000 for the quarter ended June 30, 2004.  Revenue for the six months ending June 30, 2005 was $684,000 compared to $1,464,000 for 2004.  During the first six months of 2005 we recognized $0 from licensing compared to $332,000 for the comparable period in 2004.  We recognized $684,000 from consulting services the first six months of 2005 compared to $1,132,000 for the six months ended June 30, 2004.  In January 2005 Diversinet began to focus on the evolving protection and trust needs of mobile users.  These financial results reflect this shift in focus and the time required to build up a customer base under this new strategy and a rebuilding of the sales and marketing outlook of the company.

Cost of sales for the three months ended June 30, 2005 was $216,000 (or gross margin of 34%) compared with $390,000 (or gross margin of 36%) for the quarter ended June 30, 2004.  Cost of sales for the six months ended June 30, 2005 was $462,000 (or gross margin of 32%) compared with $827,000 (or gross margin of 44%) for the six months ended June 30, 2004.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  The lower margins for 2005 are due in part to the completion of a project during the second quarter for $180,000, of which we are recognizing the revenue monthly over the coming year, however the costs have been expensed as incurred.

Research and development expenses decreased marginally to $304,000 in the three months ended June 30, 2005 from $311,000 in the three months ended June 30, 2004.  Research and development expenses decreased to $581,000 in the six months ended June 30, 2005 from $642,000 in the six months ended June 30, 2004.  The decrease is in part due to the allocation of certain R&D staff expenses to revenue generating projects.

Sales and marketing expenses were $352,000 in the second quarter of 2005 compared to $391,000 in the second quarter of 2004.  Sales and marketing expenses decreased to $669,000 in the six months ended June 30, 2005 from $779,000 in the six months ended June 30, 2004, largely due to a reduction in expenditures relating to the elimination of our Hong Kong office.

General and administrative expenses were $748,000 for the second quarter of 2005 compared to $601,000 incurred during the similar period of 2004.  General and administrative expenses were $1,262,000 for the six months ended June 30, 2005 compared to $1,343,000 incurred during the six months ended June 30, 2004.  Included in the six months 2004 expenses are $151,000 relating to the Sunrise Securities compensation expense relating to investor relations and business development services.  On January 1, 2004, we adopted CICA Handbook Section 3870, requiring us to estimate the fair value of stock-based compensation granted to employees and to expense the fair value over the estimated vesting period of the stock options and warrant grants.  For Q2 2005 we recorded $345,000 ($149,000 - 2004) for stock-based compensation expense.  For the six months ended June 30, 2005 we recorded $581,000 ($335,000 - 2004).  During 2005 we reduced our stock option vesting period from three years to two years (which has correspondingly shortened the expense amortization period) and also started to compensate our Directors with stock grants or cash and option grants (which has increased our compensation expense).

Depreciation and amortization expense in the second quarter of 2005 was $177,000 compared to $200,000 in the second quarter of 2004.  Depreciation and amortization expense for the six months ended June 30, 2005 decreased to $352,000 from $400,000 in the six months ended June 30, 2004.  With the sale of the DSS assets in February 2005, we expect to see reduced depreciation and amortization.

We reported a loss from discontinued operations of $147,000 for the six months ended June 30, 2005 compared to a net loss of $197,000 in the prior year’s comparative period.  In February 2005 DSS completed an agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  With the sale of the DSS assets, we have included the results of DSS as a single line item (‘discontinued operations’) in the financial statements.  During the first quarter of 2005, with the sale of DSS’ assets, goodwill from the acquisition of DSS of $392,000 has been included in determining the loss on disposition.

We reported a net loss of $1,458,000 for the three months ended June 30, 2005 compared to a net loss of $1,347,000 in the prior year’s second quarter.  The net loss for the six months ended June 30, 2005 was $2,757,000 compared to $2,690,000 for the six months ended June 30, 2004.

Liquidity and Capital Resources

Cash and cash equivalents at June 30, 2005 were $446,000 compared with $557,000 at June 30, 2004.  Short term investments, being marketable bonds with a term of less than 90 days that could be converted into cash, at June 30, 2005 were $906,000 compared to $950,000 at June 30, 2004.  The net change in cash and cash equivalents and short term investments for the second quarter of 2005 was ($800,000) compared to ($868,000) for the second quarter of 2004.

The usage for Q2 2005 is mainly due to operating activities, which used cash in an amount of $691,000, ($30,000 used by discontinued operations and $661,000 used in continuing operations).  We reduced our accounts receivable through the receipt of $100,000 during the second quarter as a result of the sale of the DSS assets in February 2005, with the final $50,000 payment due on September 1, 2005.

We believe that our cash and cash equivalents and short term investments as at June 30, 2005 of $1,352,000 may be insufficient to meet our short-term working capital requirements for the remainder of the fiscal year.  We plan to raise additional amounts to meet our working capital requirements through private or public financings, strategic relationships or other arrangements.  However, additional funding may not be available on terms attractive to us, or at all.  If we enter into strategic relationships to raise additional funds, we may be required to relinquish rights to certain of our technologies.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

The following table presents unaudited selected financial data for each of the last eight quarters ending June 30, 2005:

	Revenue for the period	Loss from continuing operations	Loss (income) from discontinued operations	Loss (income) for the period	Loss per share from continuing operations	Loss per share
	($000’s)	($000’s)	($000’s)	($000’s)	($)	($)
June 30, 2005	330	1,453	5	1,458	0.08	0.08
March 31, 2005	354	1,068	141	1,299	0.06	0.07
December 31, 2004	419	3,574	592	4,166	0.27	0.31
September 30, 2004	720	736	(76)	660	0.06	0.05
June 30, 2004	611	1,265	82	1,347	0.10	0.11
March 31, 2004	853	1,228	115	1,343	0.10	0.11
December31, 2003	541	2,289	(25)	2,264	0.21	0.21
September 30, 2003	636	652	49	701	0.07	0.07

The December 31, 2004 quarterly loss is higher than previous quarters largely due to the inclusion of a goodwill impairment charge of $3,025,000 and the $145,000 depreciation and amortization charge relating to the joint venture.  While fourth quarter 2004 revenues were less than fourth quarter 2003, the loss for the period, net of the goodwill impairment charge and joint venture charge of $996,000 is consistent with other recent quarterly losses.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have had, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Transactions with Related Parties

During 2004, a member of our advisory board, and subsequent to year end, a member of the Board, received consideration relating to services performed during the year of 1,100,000 share purchase warrants (500,000 exercisable at $2.00 and 600,000 exercisable at $2.05 per common share) valued at $1,593,710 as well as 300,000 common shares and 300,000 share purchase warrants (exercisable at $0.60 per common share) valued at $97,140 relating to private placements.

Our CEO is a member of the board of directors of the purchaser of the DSS asset agreement.

Submission of Matters to a Vote of Security Holders

We held and Annual and Special Meeting of Shareholders on May 18, 2005, at which the following occurred:

Brief Description of Matters Voted Upon	For	Against	Withheld	Outcome of Vote
Election of Brian Barry, Stanley Beck, Nagy Moustafa, Keith Powell, Mark Steinman and Jay Wigdale as Directors	11,548,244	-	36,573	Carried
The resolution to appoint KPMG LLP as auditors and authorizing the directors to fix their remuneration	11,587,698	-	6,994	Carried
The resolution approving the reservation of 1,129,996 shares of common stock for issuance under the Diversinet Corp. Amended and Restated Stock Option Plan	6,429,816	538,655	-	Carried

Risks and Uncertainties

We are subject to a number of risks and uncertainties that could cause actual results to differ materially from those predicted or anticipated.  These risks are described in our F-1 and annual Form 20-F filed with the SEC in the United States at www.sec.gov and filed on SEDAR in Canada at www.sedar.com.  We encourage you to review these filings in order to evaluate an investment in our securities.  Some key risks that could cause actual results to differ materially from those predicted or anticipated are listed below.

Financial resources:  The attached consolidated financial statements are prepared on a going concern basis that assumes that we will continue in operation in the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business.  The projected cash flows for the company are based upon assumptions that include, amongst others, a revenue stream from wireless security and identity management solutions and the success of future external financing initiatives.  Should these projects be delayed then the present working capital would not be sufficient for the company to continue in the normal course of operations.

In recognition of these concerns, management is considering various revenue and cost management alternatives and may consider raising additional cash through external financing activities.  It is not possible at this time to predict with any assurance the success of these initiatives.

Our ability to continue operations may be dependent on our ability to obtain additional financing.  Although we have made progress in developing our solutions and have completed initial consumer deployments, our revenue from operations is not sufficient to cover our operating expenses at present and may be unlikely to be sufficient within fiscal 2005.  We have obtained funding for operations from private placements in the past, but there is no assurance we will be able to do so again in the near future despite the progress of the business.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

Our quarterly and annual operating results have varied substantially in the past and are likely to vary substantially from quarter to quarter and year to year in the future due to a variety of factors.  In particular, our period-to-period operating results are significantly dependent upon the sale of license agreements and the continued success in providing professional services.  In this regard, the purchase of our solutions often requires our customers to make a significant capital investment, which customers may view as a discretionary cost and, therefore, a purchase that can be deferred or cancelled due to budgetary or other business reasons.  Furthermore, our ability to continue providing professional services is dependent upon being able to provide value added resources at reasonable rates.  Estimating future revenues is also difficult because we ship our products upon receipt of a signed license agreement and, therefore, we do not have a backlog.  Thus, quarterly and annual license revenues are heavily dependent upon agreements finalized and software shipped within the same quarter or year.  We expect these revenue patterns to continue for the foreseeable future, until recurring revenue becomes a significant portion of total revenue.  Despite the uncertainties in our revenue patterns, our operating expenses are based upon anticipated revenue levels and such expenses are incurred on an approximately rateable basis throughout the quarter.  As a result, if expected revenues are delayed or otherwise not realized in a quarter for any reason, our business, operating results and financial condition would be adversely affected in a significant way.

If our common shares should become ineligible for continued quotation on the OTC BB or a public trading market does not continue for any reason, holders of our common shares may have difficulty selling their shares.  Our common shares became ineligible for continued quotation on the NASDAQ SmallCap Market and are now trading on the Over the Counter Bulletin Board; therefore holders of our common shares will have difficulty selling their shares.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003.

Our common shares may continue to be penny stock, which may adversely affect the liquidity of our common shares.  The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Commercial deployment: The ability to continue operations is also dependent on the acceptance of its security and identity management solutions and the adoption of transaction-based applications over wireless networks as an accepted method of commerce in sufficient volume for us to generate enough revenues to fund our expenses and capital requirements.  The wireless mobile commerce market is in a very early stage and it may not develop to a sufficient level to support our business.

Dependence on key customers; concentration of credit: The loss of any key customer and our inability to replace revenues provided by a key customer may have a material adverse effect on our business and financial condition.  Our customer base includes large financial institutions.  As a result, we maintain individually significant receivable balances due from them.  If these customers fail to meet their payment obligations, our operating results and financial condition could be adversely affected.  As of June 30, 2005, two customers accounted for 73% and 22% of our total accounts receivable.  There are no other customers with more than 10% of our total accounts receivable.

Foreign exchange: Our functional currency is the U.S. dollar.  Sales generated outside Canada are generally denominated in U.S. dollars.  During Q2 2005 and fiscal 2004, we incurred a portion of our expenses in U.S. dollars, but we also incurred a portion of our expenses in other currencies including Canadian dollars and Euros.  Changes in the value of these currencies relative to the U.S. dollar may result in currency losses that may have an adverse effect on our operating results.  With the completion of our financings in December 2004, we have a portion of our cash resources in U.S. dollar short-term investments and in Canadian dollars.  During Q2 2005 and fiscal 2004 we maintained a portion of our cash resources in both U.S. and Canadian dollar term deposits.

Litigation: We have been named as a defendant in various proceedings arising in the course of our activities and arising from transactions relating to a previous business operated by us.  Litigation arising from these matters may be time consuming, distracting and expensive.  An adverse resolution to any of these proceedings may have a material adverse impact on our business and financial condition.

MANAGEMENT’S REPORT

The accompanying consolidated financial statements and all information in the Annual Report have been prepared by management and have been examined and approved by the Board of Directors of the Company.  The consolidated financial statements were prepared in accordance with generally accepted accounting principles and, where appropriate, reflect management’s best estimates and judgments.  Management is responsible for the accuracy, integrity and objectivity of the consolidated financial statements within reasonable limits of materiality and for the consistency of financial data included in the text of the Annual Report with that contained in the consolidated financial statements.

To assist management in the discharge of these responsibilities, the Company maintains a system of internal controls and systems designed to provide reasonable assurance that its assets are safeguarded, that only valid and authorized transactions are executed and that accurate, timely and comprehensive financial information is prepared and disclosed.  The internal control systems and financial records are subject to reviews by external auditors during the examination of the financial statements.  Management recognizes its responsibility for conducting the Company’s affairs to comply with the requirements of applicable laws and established financial standards and principles, and for maintaining proper standards of conduct in its activities.

The Company’s Audit Committee is appointed by the Board of Directors annually and is comprised of three non-management directors.  The Audit Committee meets with management as well as with the independent auditors to satisfy itself that management is properly discharging its financial reporting responsibilities and to review the consolidated financial statements and the independent auditors’ report.  The Audit Committee reports its findings to the Board of Directors for consideration in approving the consolidated financial statements for presentation to the shareholders.  The independent auditors have direct and unrestricted access to the Audit Committee to discuss their audit and related findings as to the integrity of the Company’s financial reporting.

The consolidated financial statements have been audited by KPMG LLP, Chartered Accountants, on behalf of the shareholders, in accordance with generally accepted auditing standards.  Their report outlines the scope of their audit and expresses their opinion on the consolidated financial statements of the Company.

/s/ Nagy Moustafa	/s/ David Hackett
Nagy Moustafa, Chief Executive Officer	David Hackett, Chief Financial Officer

AUDITORS’ REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Diversinet Corp. as at December 31, 2004, December 31, 2003 and October 31, 2002 and the consolidated statements of earnings and deficit and cash flows for each of the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen-month period ended December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004, December 31, 2003 and October 31, 2002 and the results of its operations and its cash flows for each of the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen-month period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants, Toronto, Canada, February 14, 2005, except for note 16 which is as of February 28, 2005.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the financial statements.  Our report to the shareholders dated February 14, 2005, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ KPMG LLP

Chartered Accountants, Toronto, Canada, February 14, 2005 except for note 16 which is as of February 28, 2005.

DIVERSINET CORP.

Consolidated Balance Sheets

(In United States dollars)

As at

	December 31 2004	December 31 2003	October 31 2002

Assets

Current assets:
Cash and cash equivalents	$ 734,058	$ 722,569	$ 608,692
Short-term investments	2,000,000	1,243,960	1,843,657
Accounts receivable (including $nil, $62,293,
$110,148 from joint venture, note 8)	761,978	1,081,760	265,672
Other receivables	52,189	85,748	15,933
Prepaid expenses	201,857	375,009	77,012
Total current assets	3,750,082	3,509,046	2,810,966

Capital assets, net (note 4)	593,673	986,316	1,198,527
Purchased technology, net of accumulated
amortization of $251,333, (2003-$62,833,
2002-$nil) (note 3)	125,667	314,167	–
Customer assets net of accumulated
amortization of $441,024, (2003- $110,256,
2002-$nil) (note 3)	551,280	882,048	–
Goodwill (notes 2c and 3)	2,286,932	5,311,932	–

Total assets	$ 7,307,634	$ 11,003,509	$ 4,009,493

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$ 591,356	$ 899,644	$ 352,025
Accrued liabilities (note 5)	710,923	1,351,400	698,137
Notes payable	4,611	28,192	–
Current portion of promissory note	–	300,000	–
Deferred revenue	165,343	477,449	9,228
Total current liabilities	1,472,233	3,056,685	1,059,390

Promissory note	–	300,000	–

Shareholders’ equity:
Share capital (note 6):
Authorized:
Unlimited common shares
Issued and outstanding:
19,157,941, 11,043,027, 3,222,308
common shares	52,445,135	49,191,482	40,677,645
Contributed surplus	1,265,549	126,173	72,680
Cumulative translation adjustment	(1,520,721)	(1,520,721)	(1,936,534)
Share purchase warrants (note 6)	2,830,929	1,331,652	–
Deficit	(49,185,491)	(41,481,762)	(35,863,688)
Total shareholders’ equity	5,835,401	7,646,824,	2,950,103

Future operations (note 1)
Commitments and contingencies (note 11)

Total liabilities and shareholders’ equity	$ 7,307,634	$ 11,003,509	$ 4,009,493

See accompanying notes to consolidated financial statements.

On behalf of the Board:

/s/ Mark Steinman

/s/Nagy Moustafa

Mark Steinman, Chairman

Nagy Moustafa, Director

#

DIVERSINET CORP.

Consolidated Statements of Earnings and Deficit

(In United States dollars)

	Year ended December 31 2004	Year ended December 31 2003	Fourteen-month period ended December 31 2003	Year ended October 31 2002

Revenue (including $nil, $nil, $85,138, $127,034,
from joint venture, note 8)	$7,044,888	$8,521,516	$8,562,676	$710,250

Cost of sales	5,238,727	6,622,495	6,622,495	–
Gross margin	1,806,161	1,899,021	1,940,181	710,250

Expenses:
Research and development	1,153,758	1,275,598	1,513,323	1,478,980
Sales and marketing	1,729,568	2,487,881	2,656,099	1,103,722
General and administrative	2,636,908	2,093,639	2,345,572	1,754,696
Other (note 3)	(171,000)	–	–	–
Depreciation and amortization	935,981	681,719	740,049	404,015
Goodwill impairment charge (note 2c)	3,025,000	–	–	–
	9,310,215	6,538,837	7,255,043	4,741,413

Loss before the following	(7,504,054)	(4,639,816)	(5,314,862)	(4,031,163)

Foreign exchange loss	28,386	324,365	308,642	144,606
Interest income and other income	(15,598)	(5,430)	(26,302)	(111,096)
Interest expense	–	–	20,872	–

Loss for the period	(7,516,842)	(4,958,751)	(5,618,074)	(4,064,673)

Deficit, beginning of period	(41,481,762)	(36,523,011)	(35,863,688)	(31,799,015)
Adjustment for cumulative effect of change in
accounting for stock based compensation (note 2p)	(186,887)	–	–	–
Deficit, end of period	$ (49,185,491)	$(41,481,762)	$(41,481,762)	$(35,863,688)

Basic and diluted loss per share (note 7)	$ (0.62)	$(0.71)	$(0.87)	$(1.37)

Weighted average number of common shares	12,144,565	7,022,447	6,478,296	2,971,692

See accompanying notes to consolidated financial statements.

#

DIVERSINET CORP.

Consolidated Statements of Cash Flows

(In United States dollars)

	Year ended December 31 2004	Year ended December 31 2003	Fourteen-month Year ended December 31 2003	Year ended October 31 2002

Cash provided by (used in):

Operating activities:
Loss for the period	$ (7,516,842)	$ (4,958,751)	$ (5,618,074)	$ (4,064,673)
Items not involving cash:
Depreciation and amortization	935,981	681,719	740,049	404,015
Goodwill impairment charge (note 2c)	3,025,000	–	–	–
Stock-based compensation expense	760,916	825,010	825,010	–
Other (note 3)	(171,000)	–	–	–
Unrealized foreign exchange loss	–	477,210	415,813	71,603
Change in non-cash operating working capital:
Accounts receivable	319,782	2,421,204	2,425,570	(91,726)
Other receivables	33,559	(55,757)	(69,815)	47,094
Prepaid expenses	173,152	13,457	(98,846)	300,700
Accounts payable	(308,288)	(1,196,927)	(571,786)	(402,707)
Accrued liabilities	(640,477)	1,130,029	431,892	(777,766)
Deferred revenue	(312,106)	(152,162)	(156,371)	(18,552)
Cash used in continuing operations	(3,700,323)	(814,968)	(1,676,558)	(4,532,012)

Financing activities:
Issue of common shares, common share
purchase options and warrants for cash	4,565,503	2,920,746	2,920,646	3,108,317
Notes payable	(23,581)	(873,323)	(873,323)	–
Repayment of promissory notes payable	(50,000)	–	–	–
Bank indebtedness	–	(240,979)	(240,979)	–
Cash provided by financing activities	4,491,922	1,806,444	1,806,344	3,108,317

Investing activities:
Short-term investments	(756,040)	(269,777)	599,698	112,799
Acquisitions, net of cash received	–	(541,084)	(541,084)	–
Net (addition) disposal of capital assets	(24,070)	42,085	(74,523)	(20,525)
Cash provided by (used in) investing activities	(780,110)	(768,776)	(15,909)	92,274

Increase (decrease) in cash and cash equivalents	11,489	222,700	113,877	(1,331,421)

Cash and cash equivalents, beginning of period	722,569	499,869	608,692	1,940,113

Cash and cash equivalents, end of period	$734,058	$722,569	$722,569	$608,692

Supplementary non-cash financing and
investing activities:
Issue of warrants on acquisitions	$–	$1,044,640	$1,044,640	$–
Issue of common shares on acquisitions	–	4,959,875	4,959,875	–
Issuance of shares in settlement of debt	400,000	–	–	–

See accompanying notes to consolidated financial statements.

#

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DIVERSINET CORP.

Notes to Consolidated Financial Statements

(In United States dollars)

Years ended December 31, 2004, December 31, 2003, October 31, 2002, and the fourteen month period ended December 31, 2003.

Diversinet Corp. (the “Company”), an Ontario corporation, develops, markets and distributes wireless security infrastructure solutions and identity management solutions and professional services to the enterprise, financial services, government and gaming and wagering marketplaces.

1.

Future operations:

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation for the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business.  Certain conditions and events exist that cast substantial doubt on the Company’s ability to continue as a going concern.

The Company has incurred significant losses and used significant amounts of cash in operating activities in recent years.

Continued operations depend upon the Company’s ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that the Company will be successful in obtaining additional financing or generating positive cash flows from operations.

Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2.

Significant accounting policies:

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in note 15, conform in all material respects with accounting principles generally accepted in the United States.  Significant accounting policies adopted by the Company are as follows:

(a)

Fiscal year:

In 2003, the Company changed its fiscal year end from October 31 to December 31.  As a result, financial statements for the fourteen-month period ended December 31, 2003 in addition to the financial statements for the years ended December 31, 2004, December 31, 2003 and October 31, 2002, have been presented.

(b)

Basis of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries.  The Company accounts for its interest in a joint venture by the proportionate consolidation method.  All significant intercompany transactions and balances have been eliminated.

(c)

Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable tangible and intangible assets acquired, less liabilities assumed, based on their fair values.  When the Company enters into a business combination, the purchase method of accounting is used.  Goodwill is assigned as of date of the business combination to reporting units that are expected to benefit from the business combination.  Goodwill is not amortized but instead is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit, including goodwill, is compared with its fair value.  When the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary.  The second step is carried out when the carrying amount of reporting unit exceeds its fair value, in which case, the implied fair value of the reporting unit’s goodwill, determined in the same manner as the value of goodwill is determined in a business combination, is compared with its carrying amount to measure the amount of the impairment loss, if any.

During the fourth quarter of the 2004 fiscal year, the Company completed its goodwill impairment test relating to goodwill, and determined that goodwill of $525,000 as at December 31, 2004 relating to the DSS reporting unit (note 3a) and $2,500,000 relating to the Caradas reporting unit was impaired.  Impairment was tested at the reporting unit level by comparing the reporting units carrying amount to its fair value.  The fair value of the reporting units were estimated using discounted cash flows.  To the extent the reporting units carrying amount exceeded its fair value, an impairment of goodwill existed.  Impairment was measured by comparing the fair value of goodwill, determined in a manner similar to a purchase price allocation, to its carrying amount.  During fiscal 2004 Caradas (note 3b) lost a significant customer and was unable to attract significant new customers in order to generate the expected cash flows.  DSS has also lost several customers and key management left the Company in the current period.  Application of the goodwill impairment test requires judgment, including assignment of assets and liabilities and determination of the fair value of each reporting unit.  The fair value of each reporting unit is estimated using a discounted cash flow methodology. This requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, the useful life over which cash flows will occur, and determination of discount rate and terminal asset value.  The Company believes goodwill is recorded at its fair value as at December 31, 2004 and will be recovered from the future cash flows of the reporting units.

The changes in the carrying amount of goodwill for the years ended December 31, 2004 and 2003 are as follows:

Balance January 1, 2003	$ -
Acquired during the year (note 3a, 3b)	5,311,932
Balance December 31, 2003	5,311,932
Goodwill impairment charge (note 3a, 3b)	(3,025,000)
Balance December 31, 2004	$2,286,932

(d)

Impairment or disposal of long-lived assets:

The Company reviews capital and intangible assets (long-lived assets) for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Absent any triggering factors during the year, the Company conducts its long-lived asset assessment in the fourth quarter to correspond with its planning cycle.  An impairment loss is recognized when the carrying amount of an asset that is held and used exceeds the projected undiscounted future cash flows expected from its use and disposal, and is measured as the amount by which the carrying amount of the asset exceeds its fair value which is measured by discounted cash flows when quoted market prices are not available.  For assets available-for-sale, an impairment loss is recognized when the carrying amount exceeds the fair value less costs to sell.  Prior to January 1, 2003, the Company assessed and measured impairment by comparing the carrying amount to the undiscounted future cash flows the long-lived assets were expected to generate.

(e)

Revenue recognition:

The majority of our revenues are derived from consulting services delivered on a stand alone basis.  We provide technical consulting services to our customers in the areas of systems integration, software development and Customer Relationship Management and enterprise Relationship Management implementation.  We also provide technical consulting services relating to smart card based application security systems.  We also derive revenues from products and services for mobile commerce over wireless networks.

Consulting revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the specifics of the contract, as employees and subcontractors provide services. Revenue from time and materials service contracts are recognized as the services are provided.  Revenue from long term contracts is recognized based on actual hours incurred as specific deliverables are achieved, consistent with the Company’s proportional performance under the contractual arrangement.  Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Revenue recognized in excess of billings is recorded as unbilled services.  Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met.  Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, are included in revenues.

Revenue from software license agreements is recognized in accordance with CICA 3400 “Revenue” and Statement of Position 97-2 “Software Revenue Recognition” as amended upon execution of a license agreement and the shipment of the software, as long as all vendor obligations have been satisfied, the license fee is fixed and determinable and collection of the license fees is probable.  We consider fees related to arrangements with significant payments due beyond our normal trading terms not to be fixed or determinable.  If the fee is not fixed or determinable, revenue is recognized as the payments become due from the customer.  If collectibility is not considered probable, revenue is recognized when the fee is collected.  Revenue from the sale of additional software products is recognized as software is delivered.

Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training, et cetera) is allocated to each element based on vendor specific objective evidence (VSOE) of relative fair value of the elements. When arrangements contain multiple elements and VSOE only exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method, whereby the total arrangement fee is assigned to the undelivered elements based on their fair value, with the residual assigned to the delivered elements and recognized.  VSOE used in determining the fair value for installation, integration and training is based on the standard daily rates for the type of service being provided multiplied by the estimated time to complete the task.  VSOE used in determining the fair value of maintenance and technical support is based on annual renewal rates.  For arrangements containing multiple elements where VSOE does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until either VSOE exists for the remaining undelivered elements or all elements have been delivered.  The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed.

The Company’s sales arrangements generally include standard payment terms ranging up to 90 days.  The Company provides a limited product warranty, the costs of which have historically been insignificant.  The Company’s products are not subject to rights of return, stock rotation rights or price protection.

(f)

Cash and cash equivalents:

Cash and cash equivalents include cash on account and short-term investments in money market instruments with original maturities of 90 days or less when acquired.

(g)

Short-term investments:

Short-term investments consist of bonds having a term of 90 days when acquired which are recorded at cost plus accrued interest.

(h)

Investment tax credits:

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized.  Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the consolidated statements of earnings and deficit as a reduction of related expenses in the year incurred.  Assistance related to the acquisition of capital assets used for research and development is credited against the related capital assets.  The Company has recorded no investment tax credits.

(i)

Research and development costs:

Research costs are expensed as incurred.  Software development costs are deferred once costs meet the criteria under Canadian generally accepted accounting principles for deferral and amortization.  Such deferred costs are amortized, commencing when the product is commercially released, on a straight-line basis over two years.  The recoverability of any unamortized deferred development costs is reviewed on an ongoing basis.

(j)

Purchased and acquired technology:

The Company capitalizes purchased technology and amortizes such costs over two years.  The carrying value is assessed on a periodic basis to determine if a write-down is required.

(k)

Customer assets:

Customer relationships are amortized over three years. Customer contracts are amortized as services are performed.  The carrying value is accessed on a periodic basis to determine if a write-down is required.

(l)

Foreign currency translation:

Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates.  Non-monetary assets and liabilities are translated at historical rates.  Transactions in foreign currencies are translated into United States dollars at the approximate rates prevailing at the dates of the transactions.  Foreign exchange gains and losses are included in loss for the period.

As a result of a number of circumstances, including the current year financing activities during fiscal 2003, the acquisition of DSS Software Technologies and Caradas, Inc. and the U.S. dollar becoming the measurement currency in which most of the Company’s business is transacted, effective October 1, 2003, the Company adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements.  Comparative financial information has been restated in U.S. dollars using the current rate method.

Under this method share capital has been translated at the exchange rate in effect at the time of the transaction.  Deficit has been translated at the approximate rates prevailing at the dates of the transactions and monetary assets and liabilities have been translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates.  The resulting difference has been classified as a cumulative translation adjustment on the balance sheet.

(m)

Capital assets:

Capital assets are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization is provided over the estimated useful lives of the assets at the following annual rates and bases:

Asset	Basis	Rate
Computer hardware	Declining balance	30%
Computer software	Declining balance	30%
Furniture and fixtures	Declining balance	20%
Leasehold improvements	Straight-line	Over term of lease

(n)

Income taxes:

The Company accounts for income taxes using the asset and liability method.  Under this method, future income taxes are recognized at the enacted or substantively enacted tax rate expected to be applicable at the date of reversal for all significant temporary differences between the tax and accounting bases of assets and liabilities and for certain tax carry forward items.  Future income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized.  Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the substantive enactment of the change.

(o)

Earnings per share:

Basic earnings per share is computed using the weighted average number of common shares that are outstanding during the year.  Diluted earnings per share is computed using the weighted average number of common and potential common shares outstanding during the year.  Potential common shares consist of the incremental number of common shares issuable upon the exercise of stock options and warrants and are calculated using the treasury stock method.

(p)

Stock-based compensation:

Effective January 1, 2004, Canadian GAAP requires the Company to estimate the fair value of stock-based compensation granted to employees and to expense the fair value over the estimated vesting period of the stock options.  In accordance with the transition rules, the Company has retroactively adopted this change without re-statement of prior years and has determined the fair value of stock options granted to employees since November 1, 2002 in the amount of $186,887, representing the expense for the 2003 fiscal year.  This amount has been charged to deficit with an offsetting increase to the contributed surplus.  For the year ended December 31, 2004, an expense with respect to stock-based compensation in the amount of $577,549 has been recorded.  For the year ended December 31, 2003 and the fourteen month period ended December 31, 2003 had the Company determined compensation expense based on the fair value of stock options granted subsequent to November 1, 2002 the Company’s loss and loss per share would have been reported as the pro-forma amounts indicated below:

	Year ended	Fourteen months ended
	December 31, 2003	December 31, 2003
Loss for the period as reported	$(4,958,751)	$(5,618,074)
Pro forma loss	(5,145,638)	(5,804,961)
Pro forma loss per common share:
Basic and diluted	$(0.73)	$(0.90)
Weighted average number of common shares	7,022,447	6,478,296

The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

	Year ended	Fourteen months ended
	December 31, 2003	December 31, 2003
Risk-free interest rate	3.092	3.092
Volatility factor of the future expected market price	150%	150%
Weighted average expected life of options	3 years	3 years

(q)

Use of estimates:

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the year.  Actual results could differ from those estimates.

3.

Acquisitions:

(a)

In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies (“DSS”), a consulting services provider.  The aggregate purchase price was $1,301,038 consisting of $300,000 in cash, $26,998 in costs associated with the acquisition, $600,000 of promissory note payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a value of $374,040.  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005, and are exercisable at $3.75 per share for 5 years. Additional future consideration in the amount of $800,000 is payable based on the achievement of certain financial targets over the next two years and will be recorded with an increase to goodwill if and when the targets have been met.

Fair value of net capital assets acquired	$ 93,374
Working capital	290,422
Goodwill	917,242
Purchase price	$ 1,301,038

Consideration on the acquisition in the form of a promissory note in the amount of $600,000 payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 was replaced during fiscal 2004 by the issuance of 200,000 Diversinet shares, cash payment of $50,000 in February 2004 and a promissory note of $150,000.  The existing 120,000 warrants exercisable at $3.75 have been replaced by the issuance of 120,000 warrants exercisable at $2.05, exercisable after January 1, 2005 and expiring on December 31, 2006.

During August 2004 the Company settled a dispute with a former shareholder of DSS and received 50,000 Diversinet common shares (with a fair value of $21,000) and the elimination of the promissory note payable of $150,000 which was recorded as ‘other’ in the statement of earnings and deficit.  Additional future cash consideration of $800,000 based on achievement of certain financial targets was also eliminated.

During the fourth quarter the Company completed its goodwill impairment test and calculated that the fair value of goodwill was $392,242 and accordingly recorded an impairment charge of $525,000.

(b)

In September 2003, the Company acquired 100% of the outstanding shares of Caradas, Inc., a credential management provider.  The aggregate purchase price was $5,630,475 consisting of 1,417,500 common shares with a value of $4,895,310, $64,565 in the costs associated with the acquisition and 200,000 common share purchase warrants with a value of $670,600.  The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at $2.45 per share for five years from the date of vesting.  The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

Fair value of net capital assets acquired	$ 186,853
Working capital	(320,372)
Purchased technology	377,000
Customer assets	992,304
Goodwill	4,394,690
Purchase price	$ 5,630,475

The customer assets of $992,304 are comprised of customer relationships and other customer contracts.  The customer relationships were assigned a useful life of three years, while the customer contracts will be amortized as services are performed.  The purchased technology of $377,000 has been assigned a useful life of two years.  During the fourth quarter of 2004 the Company completed its goodwill impairment test and concluded that the fair value of goodwill was $1,894,690 and accordingly recorded an impairment charge of $2,500,000.

4.

Capital assets:

		Accumulated	Net
December 31, 2004	Cost	depreciation	book
		and amortization	value
Computer hardware	$ 1,147,777	$ 841,425	$ 306,352
Computer software	508,163	385,197	122,966
Furniture and fixtures	290,789	171,249	119,540
Leasehold improvements	170,825	126,010	44,815
	$2,117,554	$1,523,881	$593,673

In the year ended December 31, 2004, depreciation expense and amortization on capital assets amounted to $416,712.

		Accumulated	Net
December 31, 2003	Cost	depreciation	book
		and amortization	value
Computer hardware	$ 1,342,228	$ 817,852	$ 524,376
Computer software	556,319	365,310	191,009
Furniture and fixtures	291,174	138,401	152,773
Leasehold improvements	234,865	116,707	118,158
	$ 2,424,586	$ 1,438,270	$ 986,316

In the year ended December 31, 2003, depreciation expense and amortization on capital assets amounted to $508,630.

5.

Accrued liabilities:

	December 31	December 31
	2004	2003
Compensation	$378,726	$815,135
Professional fees	102,760	372,663
Miscellaneous	229,537	163,602
	$710,923	$1,351,400

6.

Share capital, warrants and common share purchase options:

There are an unlimited number of authorized common shares with no par value.

The following details the changes in issued and outstanding shares, compensation options and warrants:

Compensation options and warrants			Common shares
	Number	Amount	Number	Amount
Balance, October 31, 2001 (b)	41,350	$ –	2,641,488	$ 37,569,328
Private placement ©	471,554	–	580,820	3,108,217
Balance, October 31, 2002	512,904	–	3,222,308	40,677,545
Reverse stock split (d)	–	–	–	(5,246)
Private placement (e)	60,000	68,304	5,844,037	2,932,587
Stock options exercised and shares issued (a)	–	–	83	52
Acquisition of DSS (f)	120,000	374,040	–	–
Acquisition of Caradas (g)	200,000	670,600	1,417,500	4,895,310
Professional services (h)	127,500	218,708	559,099	701,620
Private placement (e)	–	–	–	(10,386)
Balance, December 31, 2003	1,020,404	1,331,652	11,043,027	49,191,482
Stock options exercised and shares issued (a)	–	–	189,914	358,458
Private Placement (i)	1,100,000	1,593,710	1,000,000	364,571
Private Placement (j)	300,000	97,140	6,925,000	2,530,624
Professional services (k)	163,000	(191,573)	–	–-
Warrants expired (b)	(15,000)	–	–	–
Balance December 31, 2004	2,568,404	$ 2,830,929	19,157,941	$ 52,445,135

During 2002, 2003 and 2004, the Company granted options to certain employees, officers and directors under a share option plan (note 12), enabling them to purchase common shares of the Company.

Warrants outstanding as of October 31, 2001 consist of 15,000 warrants issued in October 1999 as an exercise price of $131.25 per share, warrants expired unexercised in October 2004, and 26,350 warrants issued in May 2000 at an exercise price of $85.90 per share, expiring May 2005.

On April 4, 2002, the Company completed a private placement of 518,670 units at a price of $6.00 per unit for gross proceeds before expenses $3,112,022.  Each unit was comprised of one common share and three-quarters of one common share purchase warrant.  Each warrant entitles the holder thereof to acquire one common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.

The following consideration was issued to placement agents in connection with the private placement:  (i) cash consideration of $140,400 plus out-of-pocket expenses of approximately $7,500; (ii) compensation options to purchase up to 23,400 units on the same terms as described above; (iii) 50,000 common share purchase warrants to purchase common shares at prices of $6.00 and $7.20 and expiring on April 2 and 3, 2005; (iv) 18,750 common share purchase warrants to purchase common shares at a price of $0.10 per common share.

On April 8, 2002, the compensation options noted in (ii) above, were exercised and the Company issued 23,400 common shares and 17,550 common share purchase warrants to the placement agents.

On May 8, 2002, upon issuance of the common share purchase warrants noted in (iv) above, the warrants were immediately exercised and the Company issued 18,750 common shares.  The fair value of these warrants in the amount of $110,625 was recorded as share issue costs.

On May 8, 2002, the Company issued an additional 20,000 units at a price of $6.00 per unit for gross proceeds of $120,000.  Each unit was comprised of one common share and three quarters of one common share purchase warrant.  Each common share purchase warrant entitles the holder to purchase one common share at a price of $7.20 for a period of three years from May 8, 2002.

On January 28, 2003 the Company completed a reverse stock split of its issued and outstanding common shares whereby every ten shares of common stock were exchanged for one share of common stock. All common share amounts in the financial statements have been restated to give effect to the stock split.

On June 23, 2003, the Company completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.

The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from the Private Placement.  The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent.  Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares of Diversinet at $0.62 per share.  The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies. The purchase price included 120,000 share purchase warrants with a value of $374,040.  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at $2.05 per share for five years.

On September 1, 2003, Diversinet acquired 100% of the outstanding shares of Caradas, Inc. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants.  The share purchase warrants are exercisable at $2.45 per share for five years.  During 2004, 100,000 share purchase warrants were cancelled and the remaining warrants were repriced to $0.40.  The share purchase warrants will vest to the holder quarterly over three years.

Professional services:

The following chart summarizes the activity during the fourteen month period ended December 31, 2003:

	Compensation options and warrants		Common shares
	Number	Amount	Number	Amount
Consulting services (i)	20,000	$ 42,088	–	$ –
Consulting services (ii)	2,500	5,260	–	–
Business development services (iii)	–	–	250,000	300,000
Public relations services (iv)	100,000	57,620	200,000	240,000
Warrants exercised (iv)	(100,000)	(57,620)	69,099	57,620
Advisory board consulting services (v)	50,000	59,260	–	–
Consulting services (vi)	–	–	40,000	104,000
Consulting services (vii)	25,000	39,640	–	–
Advisory board consulting services (viii)	25,000	52,508	–	–
Consulting services (ix)	5,000	19,952	–	–
	127,500	$ 218,708	559,099	$ 701,620

(i)

On November 1, 2002 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 20,000 of our common shares at $2.60 per share.

(ii)

On November 1, 2002 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 2,500 of our common shares at $2.60 per share.

(iii)

On May 14, 2003, the Company entered into an agreement for business development services.  This agreement is subject to certain milestones that if not met may allow Diversinet to terminate the retainer portion of the agreement and /or the entire agreement.  In consideration for the services to be rendered Diversinet will pay a retainer equal to $25,000 per month, which at our discretion may be paid as follows: (i) $25,000 per month in cash, or (ii) $25,000 per month by the issuance of 41,667 common shares per month, or (iii) $20,000 per month in cash and issuance of 8,333 common shares per month.  The Company has elected to pay the first six months by way of 250,000 common shares.

(iv)

On May 14, 2003, the Company entered into an agreement for public relations services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year cashless exercisable warrant terminating on May 12, 2006 to purchase up to 100,000 of our common shares at $0.60 per share and 200,000 common shares, being 16,667 common shares per month for 12 months in regards to the compensation payable by us for these services.  The consultant opted to have a cashless exercise and received 69,099 common shares.

(v)

On July 1, 2003, the Company entered into an agreement for advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on June 30, 2006 to purchase up to 50,000 of our common shares at $0.62 per share.

(vi)

On July 1, 2003, the Company entered into an agreement for advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a five-year warrant terminating on August 1, 2008, vesting equally on a quarterly basis over three years, to purchase up to 25,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

(vii)

On July 17, 2003, the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued 40,000 of our common shares.

(viii)

On August 20, 2003 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a one-year warrant terminating on August 20, 2004 to purchase up to 25,000 of our common shares at $3.40 per share.

(ix)

On September 1, 2003 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on September 30, 2005 to purchase up to 5,000 of our common shares at $2.50 per share.

On January 20, 2004, the Company completed a private placement of 1,000,000 common shares and 1,100,000 common share purchase warrants for gross proceeds of $2,000,000.  All the warrants expire on January 15, 2007 with 500,000 vesting immediately and exercisable at $2.00 per share, 350,000 vesting on January 15 2005 and exercisable at a price of $2.05 and the remaining 250,000 warrants vesting on July 15, 2004 and exercisable at a price of $2.05 per share.  The later two vestings will become immediate if any one of a number of significant changes occurs within the Company.  During December 2004, the Company repriced the 350,000 warrants vesting on January 15, 2005 to $0.60 in connection with the financing in (j) below).

On December 20, 2004, the Company completed a private placement of 6,925,000 common shares and 300,000 common share purchase warrants for gross proceeds of $2,650,000.  Each warrant entitles the holder thereof to acquire one common share at a price of $0.40 per common share for a period of up to three years from December 20, 2004.

Professional services:

The following chart summarizes the activity during the year ended December 31, 2004:

	Compensation options and warrants		Common shares
	Number	Amount	Number	Amount
Advisory board consulting services (i)	25,000	$ 45,930	–	$ –
Consulting services (ii)	72,000	100,574	–	–
Consulting services (iii)	15,000	5,464	–	–
Consulting services (iv)	18,000	22,360	–	–
Consulting services (v)	38,000	3,027	–	–
Consulting services (vi)	100,000	4,810	–	–
Consulting services (vii)	20,000	1,202	–	–
Cancelled during 2004 (viii)	(125,000)	(374,940)	–	–
	163,000	(191,573)	–	–

(i)

On January 16, 2004, the Company entered into an agreement for advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on January 30, 2006 to purchase up to 25,000 of our common shares at $2.50 per share in regards to the compensation payable by us for these services.

(ii)

On January 31, 2004, the Company entered into an agreement for public relations services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on January 30, 2006 to purchase up to 72,000 of our common shares at $2.50 per share in regards to partial compensation payable by us for these services.

(iii)

On April 11, 2004 the Company amended an agreement for consulting services dated August 20, 2003.  As additional consideration for the services to be rendered in accordance with the agreement, Diversinet issued a five-year warrant terminating on April 11, 2009 to purchase up to 15,000 of our common shares at $1.90 per share in regards to the compensation payable by us for these services.

(iv)

On May 1, 2004 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on May 17, 2006 to purchase up to 18,000 of our common shares at $1.65 per share in regards to the compensation payable by us for these services.

(v)

On September 20, 2004, the Company entered into an agreement for corporate marketing. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a share purchase warrant terminating on December 31, 2005 to purchase up to 38,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

(vi)

On September 20, 2004, the Company entered into an agreement for internal corporate sales providing development and support for the sales message and strategy.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a share purchase warrant terminating on December 31, 2005 to purchase up to 100,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services

(vii)

On September 22, 2004, the Company entered into an agreement for internal legal services.  In part consideration for the services to be rendered in accordance with the agreement, Diversinet issued a share purchase warrant terminating on January 31, 2006 to purchase up to 20,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

(viii)

 Amount related to warrants expiring during the period unexercised.  The value of these warrants has been reclassified to contributed surplus.

7.

Basic and diluted loss per share:

Common shares issuable upon the exercise of options and warrants that could dilute basic loss per share in the future were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for all periods presented.  Anti-dilutive options amounted to 687,686 at December 31, 2004, 783,946 at December 31, 2003 and 739,646 at October 31, 2003 (2002 - 256,979; 2001 - 298,518).  Anti-dilutive warrants amounted to 2,025,404 at December 31, 2004, 905,404 at December 31, 2003 and October 31, 2003 (2002 - 512,904; 2001 - 41,350), respectively.

8.

Interest in joint venture:

On June 4, 2001, the Company entered into an agreement with an Asian company to establish a joint venture to conduct certain of the Company’s Asian activities.  Each party holds a 50% interest in the joint venture.  These financial statements reflect the Company’s proportionate interest in the joint venture’s assets, liabilities, revenue and expenses.  During the second quarter of 2004, the Company received notification from the other joint venture partner of their intent to terminate the joint venture agreement and wind up the joint venture.

The Company’s proportionate share of assets and liabilities of the joint venture is $nil as at December 31, 2004 (2003 - $87,716).  During fiscal 2004, the Company recognized revenue of $nil (2003 - $nil) from sales to the joint venture.

9.

Income taxes:

The tax effects of significant temporary differences representing future tax assets is as follows:

	December 31	December 31	October 31
	2004	2003	2003
Future tax assets:
Operating loss carryforwards	$12,270,399	$10,813,090	$10,635,743
Capital loss carryforwards	754,249	567,607	558,094
Share issue costs	109,248	121,514	119,478
Research and development costs	3,365,743	2,736,323	2,631,275
Capital assets, accounting basis less than tax basis	6,129,204	5,706,491	5,604,328
	22,628,844	19,945,025	19,548,918
Valuation allowance	(22,628,844)	(19,945,025)	(19,548,918)
Net future tax assets	$ –	$ –	$ –

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized.  The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income, uncertainties related to the industry in which the Company operates and tax planning strategies in making this assessment.

At December 31, 2004, the Company has non-capital losses available for carryforward for Canadian income tax purposes amounting to $30,943,000.  These losses expire in the following fiscal years:

2005	4,584,000
2006	4,468,000
2007	11,716,000
2008	3,510,000
2009	399,000
2010	4,267,000
2011	1,999,000
$ 30,943,000

The Company also has non-capital losses available for carryforward for United States income tax purposes amounting to $2,821,000, expiring between 2018 and 2024.

10.

Segmented information:

The Company operates in a single reportable operating segment.  This segment derives its revenue from the sale of secured wireless and identity management solutions and related products and services.  As at December 31, 2004 - 75%, December 31, 2003 - 60% and October 31, 2003 - 60% (78% - October 31, 2002) of the capital assets were located in Canada, 25% (22% - December and October 31, 2003 nil in October 31, 2002) were located in the United States and 0% (18% - December 31 and October 31, 2003 and 22% - October 31, 2002) in Hong Kong.

A summary of sales to major customers that exceeded 10% of total sales and the approximate amount due from these customers during each of the years in the three-year period ended October 31, 2003 and the fourteen month period ended December 31, 2003, are as follows:

Sales				Accounts Receivable
	December 31 2004	December 31 and October 31, 2003	October 31 2002	December 31 2004	December 31 2003
Customer 1	17%	30%	–	$ 183,192	203,752
Customer 2	17%	20%	–	178,417	125,746
Customer 3	–	–	12%	62,293	62,293
Customer 4	–	–	25%	–	–
Customer 5	–	–	28%	–	–
Customer 6	–	–	17%	42,500	42,500

The Company does not consider itself to be economically dependent on any single customer or supplier.

Revenue is attributable to geographic location based on the location of the customer, as follows:

	Year end December 31 2004	Year end December 31 2003	Fourteen months December 31 2003	Year end October 31 2002
Sales:
United States	$ 6,776,505	$ 8,177,989	$ 8,219,149	$ 17,259
Canada	116,525	9,665	9,665	204,159
Other	110,000	70,000	70,000	45,082
Asia	41,858	263,862	263,862	443,750
	$ 7,044,888	$ 8,521,516	$ 8,562,676	$ 710,250
Revenue is attributable as follows:
	Year end December 31 2004	Year end December 31 2003	Fourteen months December 31 2003	Year end October 31 2002
Sales:
Consulting services	$ 6,716,001	$ 8,192,756	$ 8,202,336	$ 503,058
Licensing	328,760	328,760	360,340	207,192
	$ 7,044,888	$ 8,521,516	$ 8,562,676	$ 710,250

11.

Commitments and contingencies:

(a)

Litigation:

Management is of the opinion that the claims listed below are without merit and will not materially impact the Company.  As a result, no provision for loss has been made in these consolidated financial statements.

(i)

During fiscal 2000, the Company and its wholly owned Barbados subsidiary, The Instant Publisher Ltd., were sued by a company that alleged that the Company breached a dealer agreement entered into in 1995 by the Company’s former printing business and is seeking damages of $1,533,950 and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

(ii)

One of the Company’s wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments.  The plaintiff is seeking to receive $200,000.

(iii)

In addition to the above, in the ordinary course of business, the Company and its subsidiaries have legal proceedings brought against them.

(b)

Lease commitments:

Total future minimum lease payments including operating costs are as follows:

2005	$ 527,969
2006	379,639
$ 907,608

12.

Stock incentive plan:

The Company grants options to certain employees, officers, directors and consultants under a share option plan (the “Plan”), enabling them to purchase common shares of the Company.  The exercise price of an option under the Plan may not be less than the current market price of common shares on the day immediately proceeding the day the share option was granted.  The Plan provides that the number of common shares reserved for issuance under the Plan shall not exceed 1,770,006 common shares (being 2,014,794 options reserved for issuance less 244,788 exercised to date).  These options generally vest on a quarterly basis over three years and expire five years after the date of grant.  As at December 31, 2004, the number of common shares reserved for future issues of stock options amounts to 616,520.

The following table summarizes information about stock options outstanding at December 31, 2004:

Options outstanding				Options vested
Range of exercise price	Number outstanding	Weighted average remaining contractual life – years	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.37 – $2.45	1,077,100	3.55	$ 1.48	648,433	$ 1.26
$3.70 – $6.10	41,526	2.56	5.07	34,478	5.12
$12.40 – $24.06	26,460	1.43	15.48	26,460	15.48
$64.69 – $96.56	8,400	0.30	67.54	8,400	67.54
	1,153,486	2.75	$ 2.41	717,771	$ 2.75

Changes for the employee stock option plan during the twelve month period ended December 31, 2004 were as follows:

	Year ended 2004		Year ended 2003
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
Options outstanding, beginning of year	1,118,846	$ 5.45	286,979	$ 22.28
Options granted	451,300	0.37	940,600	2.00
Options exercised	(29,914)	0.62	(83)	0.62
Options cancelled	(386,746)	9.61	(108,650)	20.96
Options outstanding, end of year	1,153,486	2.41	1,118,846	5.45
Options exercisable, end of year	717,771	2.75	248,860	16.23
Weighted average fair value of options granted during the year		$ 0.76		$ 1.61

13.

Financial instruments and risk management:

The Company is exposed to the following risks related to financial assets and liabilities:

(a)

Currency risk:

The Company is subject to currency risk through its activities in Canada, United Kingdom, Europe and Asia.  Unfavourable changes in the exchange rate may affect the operating results of the Company.

The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk.  However, dependent on the nature, amount and timing of foreign currency receipts and payments, the Company may enter into forward exchange contracts to mitigate the associated risks.  The Company has not entered into such contracts at December 31, 2004 and 2003.

(b)

Fair values:

The fair values of the Company’s financial instruments approximate their carrying amounts due to their short-term nature.

(c)

Credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents, short-term investments and accounts receivable.  Cash equivalents and short-term investments are maintained at high-quality financial institutions.

The Company generally does not require collateral for sales on credit.  The Company closely monitors extensions of credit.  Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.

Valuation Accounts and Reserves:

	December 31 2004	December 31 2003	October 31 2002
Allowance for Doubtful Accounts
Opening balance	$ 235,582	$ -	$ -
Additions (deductions)	15,991	235,582	-
Closing balance	$ 251,573	$ 235,582	$ -

Additions (deductions) to the allowance to doubtful accounts are charged to the income statement through the bad debt expense as part of the general and administrative account.

14.

Related party transactions:

Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount established and agreed to by the related parties.

A member of the Company’s advisory board, and subsequent to year end, the Board, received consideration relating to services performed during the year of 1,100,000 share purchase warrants (750,000 exercisable at $2.05 and 350,000 exercisable at $0.60 per common share) valued at $1,593,710 as well as 300,000 common shares and 300,000 share purchase warrants (exercisable at $0.40 per common share) valued at $97,140 relating to private placements (note 6i and 6j).

15.

Reconciliation of Canadian and United States generally accepted accounting principles (“GAAP”):

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles.  Material differences between Canadian and United States generally accepted accounting principles are described below.

	December 31 2004	December 31 2003	October 31 2003	October 31 2002
Share capital:
Canadian GAAP	$52,445,135	$49,191,482	$49,201,868	$40,677,545
Elimination of reduction of share capital (a)
	30,089,054	30,089,054	30,089,054	30,089,054
U.S. GAAP	$82,534,189	$79,280,536	$79,290,922	$70,766,599
Deficit and comprehensive loss:
Canadian GAAP	$(49,185,491)	$(41,481,762)	$(40,697,816)	$(35,863,688)
Elimination of reduction
of share capital (a)	(30,089,054)	(30,089,054)	(30,089,054)	(30,089,054)
Compensation expense (b)	(991,696)	(991,696)	(991,696)	(991,696)
Compensation expense (b)	577,549	–	–	–
Stock Based Compensation (b)	186,887	–	–	–
U.S. GAAP	$(79,501,805)	$(72,562,512)	$(71,778,566)	$(66,944,438)
Consolidated statements of loss:
Loss under Canadian GAAP$	$(7,516,842)	$ (4,958,701)	$ (4,834,128)	$(4,064,673)
Compensation expense (b)	577,549	–	–	(35,052)
Loss under U.S. GAAP	$(6,939,293)	$(4,958,701)	$(4,834,128)	$(4,099,725)
Basic and diluted loss per share
under U.S. GAAP	$(0.57)	$(0.71)	$(0.85)	$(1.38)

Loss under U.S. GAAP	$ (6,939,293)	$(4,958,701)	$(4,834,128)	$(4,099,725)
Other comprehensive loss
(income) being cumulative
translation adjustment (c)	–	(477,210)	(490,602)	(1,936,534)
Comprehensive loss under
U.S. GAAP	$ (6,939,293)	$(5,435,911)	$(5,324,730)	$(6,036,259)

 (a)

Share capital and deficit:

On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999.  Under Canadian GAAP, a reduction of the carrying amount of share capital of outstanding common shares is allowed with a corresponding offset to deficit.  This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.

(b)

Options to consultants:

(i)

Effective November 1, 2002, the Company adopted the new CICA Handbook section 3870, “Stock-Based compensation and Other Stock Based Payments”.  As a result, the Company has recognized compensation expense on options issued to consultants in the current period.  This resulted in no U.S. GAAP differences in 2004 and 2003.  Prior to the adoption of 3870, the company did not recognize compensation expense when stock or stock options were issued to consultants.  Any consideration paid on exercise of stock options or purchase of stock was credit to share capital.  As a result of stock-based compensatory events that occurred prior to the adoption of CICA 3870, deficit under Canadian GAAP is $991,696 lower than the deficit recorded under U.S. GAAP.

(ii)

Effective January 1, 2004 Canadian GAAP requires the Company to estimate the fair value of stock-based compensation granted to employees and to expense this amount over the estimated vesting period of stock options.  This standard was adopted retroactively without restatement and the fair value of stock options granted to employees since the beginning of fiscal 2003 was determined and an adjustment of $186,887 representing the expense for fiscal purposes, the Company follows the intrinsic value method and no stock based compensation was recorded as the exercise price on stock options granted to employees was the same as the market price at the date of grant. During the year ended December 31, 2004, the Company recorded compensation expense for CDN GAAP of $503,148 relating to employee stock options for which there was no corresponding expense under the US GAAP.

(a)

Other comprehensive loss (income):

FASB Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130”) requires disclosure of comprehensive income, which includes reported net income as adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

(d)

Interest in joint venture:

Canadian GAAP requires the proportionate consolidation of interests in joint ventures.  Proportionate consolidation is not permitted under U.S. GAAP and interests in joint ventures are accounted for on the equity basis.  However, as allowed by the Securities and Exchange Commission (“SEC”), reclassification is not required in a SEC filing when specified criteria are met and information disclosed.  These criteria have been met and the information is disclosed in note 8.

Although the adoption of proportionate consolidation has no impact on net earnings or shareholders’ equity, it does increase assets, liabilities, revenue, expenses and cash flows from operations from those amounts otherwise reported under U.S. GAAP.

(e)

Short-term investments:

Short-term investments consist of corporate debt securities.  For U.S. GAAP purposes, the Company classifies its debt securities as available-for-sale, which are recorded at fair value.

Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  During the periods presented, there have been no unrealized holding gains or losses on short-term investments.

A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value.  The impairment is charged to earnings and a new cost basis for the security is established.

(f)

Notes to consolidated financial statements:

In order to comply with U.S. GAAP, the following notes to the consolidated financial statements would need to be added:

(i)

Stock-based compensation plan:

Under U.S. GAAP, for any stock options with an exercise price that is less than the market price on the date of grant, the difference between the exercise price and the market price on the date of grant is recorded as compensation expense (“intrinsic value-based method”).  As the Company grants stock options at the fair market value of the shares on the day immediately preceding the date of the grant of the options, no compensation expense is recognized under the intrinsic value-based method.

SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma disclosures of net income and earnings per share, as if the fair value-based method as opposed to the intrinsic value-based method of accounting for employee stock options had been applied.  The disclosures in the following table show the Company’s loss for the year and loss per share on a pro forma basis using the fair value method as determined by using the Black-Scholes option-pricing model.  Assumptions used when valuing the options at their date of grant using in the Black-Scholes option pricing model include: risk-free interest rate of 3.092%, estimated life of three years, expected divided yield of 0% and volatility of 150%.

	December 31 2004	December 31 2003	October 31 2003	October 31 2002
Loss under U.S. GAAP	$ (6,939,293)	$ (4,958,701)	$ (4,834,128)	$ (4,099,725)
Compensation expense	1,529,532	1,281,680	1,283,886	4,258,204
Pro forma loss under
U.S. GAAP	(8,468,825)	(6,240,381)	(6,118,014)	(8,357,929)
Pro forma loss per common share:
Basic and diluted	(0.70)	(0.89)	(1.07)	(2.81)
Weighted average number of
common shares	12,144,565	7,022,447	5,715,423	2,971,692

 (ii)

Recent accounting pronouncements:

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” which requires companies to recognized costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.  The Company does not believe that adoption of SFAS No. 146 will have a material effect on its results of operations and financial position.

In December 2001, the Accounting Standards Board in Canada issued CICA Handbook Section 3870 “Stock-Based Compensation and Other Stock-Based Payments”.  This section establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees.  It applies to transactions in which shares of common stock, stock options, or other equity instruments are granted or liabilities incurred based on the price of common stock or other equity instruments. The Company will adopt Section 3870 for its fiscal year beginning November 1, 2002.  The adoption of this standard will not have a material impact on the Company’s financial position or results of operations.

In January 2003, the FASB issued interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”).  Its consolidation provisions are applicable for all newly created entities created after January 31, 2003, and are applicable to existing variable interest entities as of the beginning of the Company’s fiscal year being January 1, 2004.  With respect to entities that do not quality to be assess for consolidation based on voting interests, FIN 46 generally requires a company that has variable interests that will absorb a majority of the variable interests expected losses if they occur, or both, to consolidate that variable interest entity.  For periods prior to FIN 46’s effective date, certain disclosures will be required if it is reasonably possible that the Company will have a significant variable interest in or be the primary beneficiary of a variable interest entity when FIN 46 guidance if effective.  The adoption of this standard will have no material impact on its financial results or operations or cash flows.

16.

Subsequent events:

In February 2005 DSS completed an asset sale agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  Diversinet also entered into a guarantee agreement with respect to the asset purchase agreement whereby Diversinet will provide an indemnification for DSS’ obligations to the purchaser.  As part of the guarantee agreement, Diversinet is entitled to a five year annual guarantee fee of up to $120,000 per year based on certain gross profit and net profit criteria of the purchaser.

AUDITORS’ REPORT TO THE BOARD OF DIRECTORS

We have audited the accompanying balance sheets of Caradas, Inc. as at December 31, 2002 and 2001 and the related statements of earnings, stockholder’s equity (deficiency) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has incurred significant losses from operations which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

Chartered Accountants

Toronto, Canada

September 9, 2003

Caradas, Inc.

Balance Sheets

December 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001
Assets

Current assets:
Cash and cash equivalents	$ 54,833	$ 131,134
Accounts receivable, net of allowance for doubtful accounts of nil (2001 - nil)	399,401	648,465
Prepaids and deposits	14,125	5,700
Total current assets	468,359	785,299

Fixed assets, net (note 3)	195,369	104,359

Total assets	$ 663,728	$ 889,658

Liabilities and stockholders’ equity (deficiency)

Current liabilities:
Bank indebtedness (note 4)	$ 206,379	$ -
Accounts payable	98,465	67,124
Accrued liabilities (note 5)	93,575	24,202
Deferred revenue	243,085	141,368
Stockholder advances (note 7)	46,900	143,112
Current portion of capital lease (note 6)	15,236	-
Total current liabilities	703,640	375,806

Long term portion of capital lease (note 6)	22,930	-

Stockholders’ equity (deficiency)
Common stock, $.001 par value: Authorized: 10,970,000 common shares Issued and outstanding: 8,316,496 common shares (2001 – 8,264,416)	8,317	8,264
Paid up capital	69,492	33,917
Retained earnings (deficit)	(140,651)	471,671
Total stockholders’ equity (deficiency)	(62,842)	513,852

Commitments and contingencies (note 9)
Subsequent events (note 13)

Total liabilities and stockholders’ equity (deficiency)	$ 663,728	$ 889,658

See accompanying notes to financial statements.

Caradas, Inc.

Statements of Earnings

Years Ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001

Revenues (note 12)	$ 4,123,673	$ 2,801,590
Cost of sales	2,022,252	1,215,327

Gross profit	2,101,421	1,586,263
Research and development	939,624	416,762
Sales and marketing	1,044,675	396,255
General and administrative	666,647	260,782
Depreciation and amortization	52,508	13,905
Income (loss) before the following:	(602,033)	498,559
Other interest expense	7,538	300
Interest expense on capital lease	2,751	-
Income (loss) for the year	$ (612,322)	$ 498,259

See accompanying notes to financial statements.

Statements of Stockholders’ Equity (Deficiency)

Years Ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

	Common stock		Paid-up capital	Retained earnings (deficit)	Total stockholders’ equity (deficiency)
	Number	Amount
Stockholders’ equity January 1, 2001	8,250,000	$ 8,250	$ 33,196	$ (26,588)	$ 14,858
Additional contributions during the year			721		721
Stock options exercised during the year	14,416	14			14
Income for the year				498,259	498,259
Stockholders’ equity December 31, 2001	8,264,416	8,264	33,917	471,671	513,852
Additional contributions during the year			35,575		35,575
Stock options exercised during the year	52,080	53			53
Loss for the year				(612,322)	(612,322)
Stockholders’ equity (deficiency) December 31, 2002	8,316,496	$ 8,317	$ 69,492	$ (140,651)	$ (62,842)

See accompanying notes to financial statements

Caradas, Inc.

Statements of Cash Flows

Years Ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001

OPERATING ACTIVITIES
Income (loss) for the year	$ (612,322)	$ 498,259
Add (deduct) items not requiring an outlay of cash:
Depreciation and amortization	52,508	13,905
Changes in non-cash working capital items related to operations:
Accounts receivable	249,064	(648,466)
Prepaids and deposits	(8,425)	(5,700)
Accounts payable	31,341	67,124
Accrued liabilities	69,373	24,202
Deferred revenue	101,717	141,368
Cash provided by (used in) operating activities	(116,744)	90,692

FINANCING ACTIVITIES
Capital lease payments	(11,233)	-
Stockholders’ advances	(96,212)	143,112
Exercise of stock options and additional paid up capital contributions	35,628	721
Bank indebtedness advances	281,379	-
Bank indebtedness repayments	(75,000)	-
Cash provided by financing activities	134,562	143,833

INVESTING ACTIVITIES
Additions to fixed assets	(94,119)	(116,722)
Cash used in investing activities	(94,119)	(116,722)

Net increase (decrease) in cash and cash equivalents during the year	(76,301)	117,803

Cash and cash equivalents, beginning of the year	131,134	13,331

Cash and cash equivalents, end of the year	$ 54,833	$ 131,134

Supplemental cash flow information:
Interest paid	$ 10,289	$ -
Supplemental disclosure of non-cash investing activities
Fixed assets acquired under capital lease	$ 49,399	$ -

See accompanying notes to financial statements.

Caradas, Inc.

Notes to Financial Statements

Years ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

Caradas, Inc. (“Caradas or the “Company”) is a credential management provider to the enterprise, financial and retail markets. Caradas provides ‘smart card enablement’ to these markets which demand open, secure, next generation multi-application solutions in both the physical and digital environments, with robust identity and authentication that seamlessly connects with continuously updated, smart card-aware applications.

1.

Future operations:

These financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and satisfy its liabilities in its normal course of business.  Certain conditions and events exist that cast substantial doubt on the Company's ability to continue as a going concern.

The Company has incurred significant losses and used significant amounts of cash in operating activities in the year ended December 31, 2002.

Continued operations depend upon the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that the Company will be successful in obtaining additional financing or generating future profitable operations.

Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2.

Significant accounting policies:

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies adopted by the Company are as follows:

a)

Revenue Recognition:

Consulting revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as employees and subcontractors provide services. Revenue from time and materials service contracts are recognized as the services are provided.  Revenue from fixed price long-term contracts is recognized over the contract term based on the percentage of services provided during the period compared to the total estimated services to be provided over the entire contract.  Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Revenue recognized in excess of billings is recorded as unbilled services.  Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met.  Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, are included in Revenues.

Revenue from software license agreements is recognized upon execution of a license agreement and the shipment of the software, as long as all vendor obligations have been satisfied, the license fee is fixed and determinable and collection of the license fees is probable.  Revenue from the sale of additional software products is recognized as software is delivered.

Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training, etc.) is allocated to each element based on vendor specific objective evidence of relative fair value of the elements. When arrangements contain multiple elements and vendor specific objective evidence only exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method, whereby the total arrangement fee is assigned to the undelivered elements based on their fair value, with the residual assigned to the delivered elements and recognized.  For arrangements containing multiple elements where vendor specific objective evidence does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until either vendor specific objective evidence exists for the remaining undelivered elements or all elements have been delivered.  The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed.

The Company’s sales arrangements generally include standard payment terms ranging up to 90 days.  The Company provides a limited product warranty, the costs of which have historically been insignificant.

Amounts received in advance of revenue recognition are recorded as deferred revenue.

b)

Cash and cash equivalents:

Cash and cash equivalents include cash on hand and short-term investments in money market instruments with original maturities of 90 days or less when acquired.

c)

Accounts receivable:

When considered necessary by management, accounts receivable are stated net of an allowance for doubtful accounts.  The allowance is established via a provision for bad debts charged to operations. On a periodic basis, management evaluates its accounts receivable and establishes or adjusts its allowance to an amount that it believes will be adequate to absorb possible losses on accounts that may become uncollectible, based on evaluations of the collectibility of individual accounts, the company’s history of prior loss experience and on current economic conditions. Accounts are charged against the allowance when management believes that the collectibility of the specific account is unlikely. The accompanying balance sheet at December 31, 2002 does not include an allowance for doubtful accounts, as one was not considered necessary by management.

d)

Fixed assets:

Fixed assets are stated at cost less accumulated depreciation and amortization. Expenditures for acquisitions and improvements that significantly extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

Depreciation and amortization on fixed assets is provided over the estimates useful lives of the assets using the straight line method over the following periods:

Equipment

5 years

Computer software

3 years

Furniture and fixtures

7 years

Upon the occurrence of specific triggering events, the Company regularly reviews the carrying value of its fixed assets by comparing the carrying amount of the asset to the expected future undiscounted cash flows to be generated by the assets.  If the carrying value exceeds the amount recoverable, a write-down of the asset to its estimated fair value is charged to the statement of earnings.

e)

Income Taxes:

The Company is an S Corporation under the applicable provisions of federal and state income tax statutes.  As an S Corporation, taxable income or loss is passed through directly to the stockholders.

f)

Stock- based compensation:

The Company has elected to follow the intrinsic method of Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations, in accounting for its employee stock options.  Under APB 25, deferred stock-based compensation is recorded at the option grant date in an amount equal to the difference between the fair market value of a common share and the exercise price of the option.  Deferred stock-based compensation resulting from employee option grants is amortized over the vesting period of the individual options.  The Company applies the fair value method of Financial Accounting Standards Board (“FAS 123”), “Accounting for Stock-Based Compensation” for valuing options granted to non-employees.

g)

Comprehensive income:

FAS No. 130, “Reporting Comprehensive Income”, issued by the Financial Accounting Standards Board establishes standards for the reporting and presentation of comprehensive income. This standard defines comprehensive income as the changes in equity of an enterprise, except those resulting from stockholder transactions. For all years presented, the income (loss) for the year is the same as comprehensive income (loss) for the year.

h)

Use of estimates:

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the year.  Actual results could differ from those estimates.

i)

Recent accounting pronouncements:

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of the Financial Accounting Standards Board Statements No. 5, 57 and 107 and a rescission of the Financial Accounting Standards Board Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company's financial statements. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 31, 2002.

1.

Fixed assets:

		Accumulated	Net book
2002	Cost	depreciation	value
		and amortization
Equipment	$228,301	$54,949	$173,352
Computer software	26,359	9,976	16,383
Furniture and fixtures	7,122	1,488	5,634
	$261,782	$66,413	$195,369

In 2002, depreciation and amortization expense amounted to $52,508.

		Accumulated	Net book
2001	Cost	depreciation	value
		and amortization
Equipment	$94,665	$10,625	$84,040
Computer software	16,749	2,791	13,958
Furniture and fixtures	6,850	489	6,361
	$118,264	$13,905	$104,359

In 2001, depreciation and amortization expense amounted to $13,905.

2.

Bank indebtedness:

Bank indebtedness in the amount of $206,379 (2001 – nil) represents a revolving credit facility payable on demand and bearing interest at a floating rate per annum equal to the sum of the prime rate plus 1%.

The bank indebtedness is collateralized by a first security interest in all personal property of the Company and is personally guaranteed by two of the officers of the Company. The Company may borrow up to $300,000 based on a percentage of allowable accounts receivable.

3.

Accrued liabilities:

	2002	2001
Remuneration	$64,186	$ -
Professional fees	12,000	9,680
Miscellaneous	17,389	14,522
	$93,575	$24,202

4.

Capital lease:

This lease bears interest at 8.25% per annum and is repayable in monthly principal and interest installments of $1,554 through March of 2005.  The obligation is secured by certain fixed assets of the Company.

Year ending December 31:
2003	$ 18,646
2004	18,646
2005	4,661
Total minimum payments	41,953
Less amount representing interest (at a rate of 8.25%)	3,787
Present value of net minimum capital lease payments	38,166
Less current portion	15,236
$ 22,930

5.

Related party transactions:

In 2001, the Company received a loan of $143,100 from its president/stockholder. During 2002, the Company borrowed an additional $25,000. As of December 31, 2002, the Company had repaid $121,200, resulting in an amount due to the president/stockholder of approximately $46,900. The loan has no formal repayment terms and is non-interest bearing.

During 2002, the Company purchased equipment, software, administrative services and IT services from three different corporations that are partially owned by an officer/stockholder of the Company. In addition, the Company occupies a portion of office space leased by one of the related corporations and pays an allocated portion of the rent. The Company purchased goods and services of approximately $77,720 and approximately $101,640 of equipment from these related corporations during 2002. At December 31, 2002 the amount owed to these corporations totalled $37,760 which is included in accounts payable.

In 2002, the Company granted 2,500 stock options at an exercise price of $.05 each to an employee of a corporation that is partially owned by an officer of the Company.

6.

Financial instruments and risk management:

The Company is exposed to the following risks related to financial assets and liabilities:

(a)

Fair values:

The fair values of the Company's current financial instruments other than stockholder advances approximate their carrying amounts due to their short-term nature.  The fair value of the Company’s capital lease approximates its carrying value as it bears an interest rate that is at the current market rate.  The fair value of the stockholder advances is not determinable due to its related party nature and terms.

(b)

Credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and accounts receivable.  Cash equivalents are maintained at high-quality financial institutions.

The Company generally does not require collateral for sales on credit.  The Company closely monitors extensions of credit.  Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.

A summary of sales to major customers that exceeded 10% of total sales during each of the years ended December 31, 2002 and 2001, and the approximate amount due from these customers, as of December 31, 2002, are as follows:

Customer 1
	Sales		Accounts receivable
	2002	2001
	20%	32%	$34,239
Customer 2	20%	10%	159,415
Customer 3	15%	2%	-
Customer 4	13%	29%	-
Customer 5	-	10%	-

The Company does not consider itself to be economically dependent on any single customer or supplier.

All revenue is attributable to geographic location based on the location of the customer.  All revenue was attributable to the United States in the fiscal years ended December 31, 2002 and 2001.

7.

Commitments and contingencies:

(a) Lease commitments:

Total future minimum operating lease payments including operating costs are as follows:

2003	$62,138
2004	46,603
$108,741

The rent expense was $68,838 and $54,537 in 2002 and 2001, respectively.

8.

Profit-Sharing Plan:

On January 1, 2002, the Company implemented a profit-sharing plan that includes a 401(k) feature which covers substantially all of its employees.

The profit-sharing section of the plan is noncontributory and there is no minimum annual contribution required under the plan. Company contributions to the plan are determined at the discretion of the Board of Directors. Employees must complete three years of service after which they are 100% vested in the plan. There were no contributions for the year ended December 31, 2002.

The 401(k) section of the plan allows employees to contribute up to 20% of qualified compensation on a salary reduction basis. Employees must complete three months of service and attain the age of 18 years to be eligible.

9.

Stock Option Plan:

In 1999, the Company adopted the “1999 Amended and Restated Stock Option/Issuance Plan Stock” (the “incentive plan”). Under the incentive plan, 2,657,500 options for the purchase of shares of Common Stock may be granted. The incentive plan allows the granting of incentive stock options to employees, and nonqualified options to employees, directors and consultants. The Board of Directors is responsible for administration of the incentive plan. The Board of Directors determines the option exercise price and number of shares for which each option is granted.

The option price for the incentive stock options and nonqualified stock options may not be less than the fair market value on the date the option is granted. The majority of the qualified options granted under the incentive plan vest 33% on the one year anniversary of issuance, and subsequently vest 8.375% per quarter for the next two years. However, the vesting for certain qualified options granted under the incentive plan have alternate vesting schedules based on the Board’s instructions at the time of the grant. Nonqualified options vest based on the Board’s instructions at the time of the grant. Incentive stock options expire ten years from the grant date, while nonqualified stock options expire no more than five years from the grant date.

FAS 123 requires pro forma disclosure of net income, as if the fair value based method as opposed to the intrinsic value based method of accounting for employee stock options had been applied.

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the date of grant, consistent with the provision of FAS 123, the effect on net loss would be as follows for the year ended December 31, 2002 and 2001.

	2002	2001
Net income (loss)	$ (612,322)	$498,259
Stock compensation expense	29,000	2,129
Pro forma net income (loss)	(641,322)	496,130

For the year ended December 31, 2002 and 2001, the following assumptions were used in computing the proforma amounts. The fair value of the options at grant date was estimated using the minimum value method with the following assumptions: expected volatility of 0%; risk free interest rate of 3%; expected lives of 5 or 10 years. The effects of applying FAS 123 in this proforma disclosure is not indicative of future amounts.

 The following table summarizes information about stock options outstanding at December 31, 2002:

Options outstanding				Options vested
Exercise price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
$ .05	1,796,504	6.33	$ .05	1,204,004	$ .05
$ .50	492,500	8.78	$ .50	137,834	$ .50
	2,289,004	6.86	$ .15	1,341,838	$ .10

Changes for the employee stock option plan during the years ended December 31, 2002 and 2001 were as follows:

	2002		2001
	Number	Weighted average exercise price	Number	Weighted average exercise price
Options outstanding, beginning of year	1,996,084	$ .08	-	$ -
Options granted	465,250.50		2,020,500.08
Options exercised	(52,080)	.05	(14,416)	.05
Options cancelled	(120,250)	.50	(10,000)	.05
Options outstanding, end of year	2,289,004	$ .15	1,996,084	$ .10
Options exercisable, end of year	1,341,838	$ .08	106,418	$ .10

10.

Revenues

Revenue by source is as follows:

Revenue type	Dec 31, 2002	Dec 31, 2001
Consulting	3,930,405	2,657,840
Product sales	47,793	143,750
Customer support	145,475	-
Total	4,123,673	2,801,590

11.

Subsequent Events:

(a)

Increase in authorized number of shares

On February 12, 2003, the Company’s Board of Directors voted to increase the number of authorized shares of Common Stock to 20,000,000. In connection with the increase, the amount of options that may be granted under the stock option plan (Note 11) was increased to 9,366,438 shares. Stock option activity for the six-month period ended June 30, 2003 is summarized below:

	Weighted average
Number	of shares	Exercise price
Outstanding at December 31, 2002	2,289,004	$.15
Granted	7,614,619.01
Expired/forfeited	(812,500)	.17
Outstanding at April 30, 2003	9,091,123	$.03

(b)

Acquisition by Diversinet Corp.

On September 1, 2003, 100% of the outstanding shares of Caradas, Inc. were acquired by Diversinet Corp. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants.   The share purchase warrants are exercisable at U.S.$2.45 per share for five years.  The share purchase warrants will vest to the holder quarterly over three years.  The acquisition will be accounted for using the purchase method.

FINANCIAL STATEMENTS

CARADAS, INC.

For the Six Months Ended June 30, 2003

(Unaudited)

Caradas, Inc.
BALANCE SHEETS
[in U.S. dollars]

	June 30	December
	2003	2002
	$	$
	(Unaudited)
ASSETS
Current
Cash and cash equivalents	140,779	54,833
Accounts receivable net of allowance for doubtful accounts	371,410	399,401
Prepaid and deposits	11,016	14,125
Total current assets	523,205	468,359
Fixed assets, net	167,937	195,369
Total assets	691,142	663,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable	140,152	98,465
Accrued liabilities	98,388	93,575
Loan from stockholder	14,746	46,900
Current portion of capital lease	16,774	15,236
Bank indebtedness	188,025	206,379
Deferred revenue	148,259	243,085
Total current liabilities	606,344	703,640
Long term portion of capital lease	13,449	22,930
Total liabilities	619,793	726,570

Shareholders’ equity
Share capital	8,966	8,317
Paid up capital	1,007,474	69,492
Deficit	(945,091)	(140,651)
Total shareholders’ equity	71,349	(62,842)
Total liabilities and shareholders' equity	691,142	663,728

See accompanying notes to interim consolidated financial statements.

Caradas, Inc.
STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
[in U.S. dollars]

Six months ended June 30, 2003
(Unaudited)

	2003	2002
	$	$

REVENUE	1,725,064	2,234,400

Cost of sales	630,716	1,111,957
Gross margin	1,094,348	1,122,443

EXPENSES
Research and development	702,247	671,625
Sales and marketing	366,339	561,293
General and administrative	791,817	460,535
Depreciation and amortization	27,432	23,515
	1,887,835	1,716,968
Loss before the following	(793,487)	(594,525)
Other interest expense	9,513	1,578
Interest expense on capital lease	1,440	994
Loss for the period	(804,440)	(597,097)

Retained earnings( (deficit), beginning of period	(140,651)	725,723
Loss for the period	(804,440)	(597,097)
Deficit, end of period	(945,091)	128,626

See accompanying notes to interim consolidated financial statements.

Caradas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
[in U.S. dollars]
Six months ended June 30, 2003
(Unaudited)
	2003	2002
	$	$

OPERATING ACTIVITIES
Loss for the period	(804,440)	(597,097)
Add (deduct) items not requiring an outlay of cash:
Depreciation and amortization	27,432	23,515
Stock - based compensation	885,232
Changes in non-cash working capital items related to operations:
Accounts receivable and other receivables	27,991	(9,781)
Prepaid expenses	3,109
Accounts payable and accrued liabilities	46,500	206,378
Deferred revenue	(94,826)	315,361
Cash used in operating activities	90,998	(61,624)

FINANCING ACTIVITIES
Capital lease payments	(7,943)	-
Stockholder advances	(32,154)	-
Issue of common shares	649	-
Additional paid up capital contributions	52,750	2,603
Bank indebtedness advances	85,716	181,379
Bank indebtedness repayments	(104,070)	-
Cash provided by (used in) financing activities	(5,052)	183,982

INVESTING ACTIVITIES
Additions to capital assets		(75,603)
Cash provided by (used in) investing activities	-	(75,603)

Net increase (decrease) in cash and cash equivalents during the period	85,946	46,755

Cash and cash equivalents, beginning of the period	54,833	131,134

Cash and cash equivalents, end of the period	140,779	177,889

Supplemental cash flow information:
Interest paid	10,953	2,572
Supplemental disclosure of non-cash investing activities:
Fixed assets acquired under capital lease	-	49,399
See accompanying notes to interim consolidated financial statements.

Caradas, Inc.

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Amounts expressed in US dollars)

Six months ended June 30, 2003

Caradas, Inc. ('Caradas or the “Company”) is a credential management provider to the enterprise, financial and retail markets. Caradas provides ‘smart card enablement’ to these markets which demand open, secure, next generation multi-application solutions in both the physical and digital environments, with robust identity and authentication that seamlessly connects with continuously updated, smart card-aware applications.

1.  Future Operations

These interim financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation in the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business.  Certain conditions and events exist that cast doubt on the Company's ability as a going concern.

The Company has incurred significant losses and used significant amounts of cash in operating activities in the year ended December 31, 2002.

Continued operations depend upon the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that the Company will be successful in obtaining additional financing.

Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These interim financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2. Significant accounting policies

a)  Basis of presentation

In the opinion of management, the unaudited financial statements of the Company have been prepared on a consistent basis with the December 31, 2002 audited financial statements and include all material adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2003 and the statement of loss and deficit and cash flows for the six months ended June 30, 2003 in accordance with Canadian generally accepted accounting principles (GAAP).  The disclosures contained in these unaudited interim financial statements do not include all requirements of generally accepted accounting principles for annual financial statements.  The unaudited interim financial statements should be read in conjunction with the annual financial statements for the year ended December 31, 2002.

b) Stock-based compensation

The company has elected to follow the intrinsic method of Accounting Principles Board opinion No.25 (“APB 25”), “Accounting for stock Issued to Employees”, and related interpretations, in accounting for its employee stock options. Under APB 25, deferred stock based compensation is recorded at the opinion grant date in an amount equal to the difference between the fair market value of a common share and the exercise price of the option. Deferred stock-based compensation resulting from employee option grants is amortized over the vesting period of the individual options. The Company applies the fair value methods of Financial Accounting Standards Board (“FAS 123”), “Accounting for Stock Based Compensation” for valuing options granted to non-employees.

3.  Share capital

a) As at June 30, 2003, the following were outstanding:

Number of common shares	8,966,474
Number of common share options granted under the Company's stock option plan	9,091,123

On February 12, 2003, the Company’s Board of Directors voted to increase the number of authorized shares of Common Stock to 20,000,000.  In connection with the increase, the amount of options that may be granted under the stock option plan was increased to 9,366,438 shares.

b) Stock-Based compensation

For companies electing not to adopt the fair value measurement for stock-based compensation for employee grants, the pronouncement required the disclosure of proforma loss and loss per share information.  The Company has elected to present the proforma information as if the Company had accounted for its stock options issued from December 15, 1995 under the fair value method.  A summary of the required proforma disclosure of the impact on the consolidated statements of loss is presented in the table below:

Six months June 30
2003
$
Loss for the period	(804,440)
Compensation expense related to the fair value of stock options	7,140
Proforma loss for the period	(811,580)

The fair value of each option granted has been determined using the Black-Scholes option-pricing model.  Assumptions used when valuing the options at their date of grant using the Black-Scholes option pricing model include:  risk-free interest rate of 3%, estimated life of five or ten years, expected divided yield of 0% and volatility of 0%.

The Company granted 7,614,619 options (2002 -179,750) during the six month period ended June 30, 2003. Compensation expense of $885,232 arose during the period relating to options granted with an exercise price of $0.01. The intrinsic value was calculated using $0.16 per share, the value arising when the Company was sold to Diversinet Corp. During the six months ended June 30, 2003, 812,500 options were forfeited.

4. Subsequent event

On September 1, 2003, 100% of the outstanding shares of Caradas, Inc. were acquired by Diversinet Corp. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants. The share purchase warrants are exercisable at $2.45 per share for five years. The share purchase warrants will vest to the holder quarterly over three years. The acquisition will be accounted for using the purchase method.

Pro Forma Consolidated Financial Information

Diversinet Corp.

Year ended October 31, 2002 and the nine months ended July 31, 2003

(Unaudited)

Diversinet Corp.

Pro Forma Consolidated Balance Sheet

July 31, 2003

(Expressed in Canadian dollars)

(Unaudited)

	Diversinet Corp.	Caradas, Inc.	Pro-forma Adjustments	Notes	Pro forma Diversinet Corp. (note 1)
ASSETS
Current
Cash and cash equivalents	$ 520,901	$ 191,456			$ 712,357
Short-term investments	3,482,618	-			3,482,618
Accounts receivable	1,638,914	505,118			2,144,032
Other receivable	139,207	-			139,207
Prepaid expenses	273,818	14,982			288,800
Total current assets	6,055,458	711,556			6,767,014
Capital assets, net	1,269,387	228,399			1,497,786
Goodwill and intangible assets (note 2(b))	1,446,397	-	7,458,956	3(a)	8,905,353
Total assets	8,771,242	939,955	7,458,956		17,170,153

LIABILITES AND SHAREHOLDERS’ EQUITY
Current
Bank Indebtedness	-	255,714			255,714
Accounts payable	1,170,306	190,607			1,360,913
Accrued liabilities	1,610,270	133,808			1,744,078
Current portion of promissory note	420,000	-			420,000
Current portion of notes payable	14,455				14,455
Stockholder Advances	-	20,055			20,055
Current Portion of capital leases	-	22,813			22,813
Deferred revenue	56,276	201,632			257,908
Total current liabilities	3,271,307	824,629			4,095,936
Promissory note	420,000	-			420,000
Notes payable	-	18,291			18,291
Total liabilities	3,691,307	842,920	-		4,534,227

Shareholders’ equity
Share capital	63,090,916	1,423,016	(1,423,016)	3(c)
			6,616,351	3(a)	69,707,267
Share purchase warrants	589,824	-	939,640	3(a)	1,529,464
Contributed surplus	97,500	-			97,500
Deficit	(58,698,305)	(1,325,981)	1,325,981	3(c)	(58,698,305)
Total shareholders’ equity	5,079,935	97,035	7,458,956		12,635,926
Total liabilities and shareholders’ equity	$ 8,771,242	$ 939,955	-		$ 17,170,153

See accompanying notes to pro forma consolidated financial information.

Diversinet Corp.

Pro Forma Consolidated Statement of Operations

Year ended October 31, 2002

(Expressed in Canadian dollars)

(Unaudited)

	Diversinet Corp.	DSS Software Technologies	Caradas, Inc.	Pro forma adjustments	Notes	Pro forma Diversinet Corp. (note 1)
Revenue	$ 1,117,785	$ 13,802,437	$ 6,474,167	$		$ 21,394,389

Cost of sales	-	9,803,849	3,174,936			12,978,785

Gross margin	1,117,785	3,998,588	3,299,231			8,415,604

Expenses:
Research and development	2,327,604	-	1,475,210			3,802,814
Sales and marketing	1,737,027	5,044,982	1,640,140			8,422,149
General and administrative	2,989,102	440,318	1,046,636			4,476,056
Depreciation and amortization	635,835	-	82,438			718,273
	7,689,568	5,485,300	4,244,424			17,419,292
Loss before the following	(6,571,783)	(1,486,712)	(945,193)			(9,003,688)
Interest (income) expense	(174,841)	22,925	16,154	5,625	3(b)(i)	(130,137)
Loss for the year	$ (6,396,942)	$ (1,509,637)	$ (961,347)	$ (5,625)		$ (8,873,551)
Loss per share (note 4) Basic and diluted	$ (2.15)					$ (2.02)
Weighted average number of shares outstanding	2,971,692				4	4,389,192

See accompanying notes to pro forma consolidated financial information.

Diversinet Corp.

Pro Forma Consolidated Statement of Operations

Nine months ended July 31, 2003

(Expressed in Canadian dollars)

(Unaudited)

	Diversinet Corp.	DSS Software Technologies from November 1, 2002 to January 2, 2003	Caradas, Inc. from October 1, 2002 to June 30, 2003	Pro forma adjustments	Notes	Pro forma Diversinet Corp. (note 1)
Revenue	$ 6,382,625	$ 1,881,943	$ 3,436,293			$ 11,700,861

Cost of sales	5,186,384	1,753,956	1,497,228			8,437,568

Gross margin	1,196,241	127,987	1,939,065			3,263,293

Expenses:
Research and development	1,144,546	-	1,182,178			2,326,724
Sales and marketing	1,181,342	1,554,854	770,942			3,507,138
General and administrative	2,610,283	87,025	903,754			3,601,062
Depreciation and amortization	609,641	-	99,489			709,130
	5,545,812	1,641,879	2,956,363			10,144,054
Income (loss) before the following	(4,349,571)	(1,513,892)	(1,017,298)			(6,880,761)
Interest (income) expense	(86,572)	2,000	19,507	938	3(b)(i)	(64,127))
Income (loss) for the period	$ (4,262,999)	$ (1,515,892)	$ (1,036,805)	$ (938)		(6,816,634)
Loss per share (note 4) Basic and diluted	(1.04)					(1.24)
Weighted average number of shares outstanding	4,085,920				4	5,503,420

See accompanying notes to pro forma consolidated financial information.

Diversinet Corp.

Notes to the Pro Forma Consolidated Financial Information

Year ended October 31, 2002 and nine months ended July 31, 2003

(Expressed in Canadian dollars)

(Unaudited)

1.

Basis of presentation:

The unaudited pro forma consolidated financial information is based upon the historical financial information described below after giving effect to the transactions and adjustments described in notes 2 and 3.  These unaudited pro forma consolidated financial information are not necessarily indicative of the results that would have been achieved had the transactions actually taken place at the dates indicated and do not purport to be indicative of the results that may be expected to occur in the future.  They do no include any non-recurring charges or credits arising from the transactions described below.

The unaudited pro forma consolidated financial information for the year ended October 31, 2002 should be read in conjunction with the audited financial statements described above which are incorporated by reference or included in the prospectus.

The unaudited pro forma consolidated information have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”), which differs in certain material respects from United States GAAP, as described in note 5.  The unaudited proforma financial information give effect to the acquisition of DSS Software Technologies by Diversinet Corp. which was completed on January 2, 2003 and the acquisition of Caradas, Inc. by Diversinet Corp. on September 1, 2003 as if it these occurred at the dates indicated below.

(a)

The unaudited pro forma consolidated statement of operations for the year ended October 31, 2002 has been prepared by the management of Diversinet Corp. and has been derived from:

(i)

The audited financial statements of Diversinet Corp. for the year ended October 31, 2002;

(i)

The audited financial statements of DSS Software Technologies for the year ended December 31, 2002 translated into Canadian dollars using the average exchange rate for the period;

(ii)

The audited financial statements of Caradas, Inc. for the year ended December 31, 2002 translated into Canadian dollars using the average exchange rate for the period; and

(iii)

The additional information provided in notes 2, 3 and 4.

(a)

The unaudited pro forma consolidated statement of operations for the nine months ended July 31, 2003 has been prepared by the management of Diversinet Corp. and has been derived from:

(i)

The unaudited financial statements of Diversinet Corp. for the nine months ended July 31, 2003;

(i)

The unaudited results of operations of DSS Software Technologies from November 1, 2002 to January 2, 2003 (date of acquisition) translated into Canadian dollars using the average exchange rate for the period;

(ii)

The unaudited results of operations of Caradas, Inc. for the nine months ended June 30, 2003 translated into Canadian dollars using the average exchange rate for the period; and

(iii)

The additional information provided in notes 2, 3 and 4.

(a)

The unaudited proforma consolidated balance sheet at July 31, 2003 has been has been prepared by the management of Diversinet Corp. and has been derived from:

(i)

The unaudited financial statements of Diversinet Corp. for the period ended July 31, 2003;

(ii)

The unaudited financial statement of Caradas, Inc. for the period ended June 30, 2003 translated into Canadian dollars using the period end exchange rate; and

(iii)

The additional information provided in notes 2, 3 and 4.

The unaudited results of operations of DSS Software Technologies from November 1, 2002 to December 31, 2002 are included in the pro forma statements of operations for both pro forma periods in (a) and (b) above.  The results of operations of DSS Software Technologies for the period November 1, 2002 to December 31, 2002 are as follows:

Revenue	$ 1,881,943
Cost of sales	1,753,956
Gross margin	127,987
Expenses	1,641,879
Loss before the following:	(1,513,892)
Interest expense	(2,000)
Loss for the period	$ (1,515,892)

The unaudited results of operations of Caradas, Inc. from October 1, 2002 to December 31, 2002 are included in the pro forma statements of operations for the pro forma periods in (b) above.  The results of operations of Caradas, Inc. for the period October 1, 2002 to December 31, 2002 are as follows:

Revenue	$ 1,021,203
Cost of sales	614,226
Gross margin	406,977
Expenses	313,394
Income before the following:	93,583
Interest expense	4,172
Income for the period	$ 89,411

1.

Pro forma transactions:

(a)

DSS Software Technologies

On January 2, 2003, Diversinet Corp. acquired 100% of the outstanding shares of DSS Software Technologies, a consulting services provider. The aggregate purchase price was $2,022,573 consisting of $473,070 (U.S.$300,000) in cash, $13,539 (U.S.$9,670) in cost associated with the acquisition, $946,140 (U.S.$600,000) of promissory note payable in instalments of U.S.$300,000 on January 2, 2004 and U.S.$300,000 on January 2, 2005 and 120,000 share purchase warrants with a fair value of $589,824 (U.S.$374,040).  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at U.S.$3.75 per share for five years.  Additional future cash consideration in the amount of $1,892,280 (U.S.$1,200,000) is payable based on the achievement of certain net income targets over the next three years and will be recorded when the contingency has been met.  The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

Net capital assets acquired	$ 147,242
Working capital	457,957
Goodwill	1,417,374
Fair value assigned to consideration issued, being common shares and share purchase warrants	$ 2,022,573

(b)

Caradas, Inc.

On September 1, 2003, 100% of the outstanding shares of Caradas, Inc. were acquired by Diversinet Corp. The aggregate purchase price was $7,555,991 consisting of 1,417,500 Diversinet Corp. common shares and 200,000 share purchase warrants.   The share purchase warrants are exercisable at U.S.$2.45 per share for five years.  The share purchase warrants will vest to the holder quarterly over three years.  The acquisition will be accounted for using the purchase method.

The allocation of the purchase price to the fair value of the assets acquired and liabilities assumed set out below is preliminary and will be finalized following completion of a full valuation of the acquired assets and liabilities of Caradas.  As such Diversinet Corp. has been required to make certain assumptions with respect to the allocation of the purchase price for accounting purposes in preparing this unaudited pro forma consolidated information.  The excess of the purchase price over the net assets and liabilities will be allocated to identifiable intangible assets and goodwill.  There is not sufficient information available at this time to perform the allocation.  The actual allocation of the purchase price is expected to change, which may result in significant differences in certain pro forma adjustments.  The preliminary allocation is as follows:

Capital assets acquired	$ 228,399
Working capital	(131,364)
Goodwill and intangible assets	7,458,956
Fair value assigned to consideration issued, being common shares and share purchase warrants	$ 7,555,991

1.

Pro forma adjustments:

The unaudited pro forma consolidated financial information give effect to the transactions described in note 2 above, as if they had occurred at the beginning of the periods presented.  Pro forma transactions recognized in the unaudited pro forma consolidated financial information are as follows:

(a)

Purchase Price

Under the acquisition, Diversinet Corp. will acquire all of the issued and outstanding shares of Caradas, Inc for US $5,435,965.  Using the closing exchange rate at the date of acquisition of $1.39, the Canadian dollar purchase price of $7,555,991 will be satisfied by:

•

the issuance of 1,417,500 common shares valued at $6,623,459 (based on an estimated market price of $4.67 per share) and

•

the issuance of 200,000 share purchase warrants valued at $940,000 (based on the fair value of the warrants issued being $4.70 per share).

(a)

Unaudited pro forma consolidated statements of earnings:

(a)

Interest

Reduction in interest revenue due to the use of cash and cash equivalents of Diversinet Corp. to acquire DSS Software Technologies.

(i)

 Amortization

The intangible assets acquired, other than goodwill, will be amortized over their useful lives.  The purchase price allocation is preliminary and no adjustment has been made to reflect the amortization of the intangible assets on the acquisition of Caradas, Inc.

If the entire purchase price discrepancy was allocated to intangible assets and amortized over five years, pro forma depreciation expense for the year ended October 31, 2002 would be $1,491,791 and for the nine months ended July 31, 2003 would be $1,118,843.  If fifty percent of the purchase price discrepancy was allocated to goodwill, pro forma depreciation expense would be half the amounts stated.

(a)

Pro forma shareholders’ equity:

In accordance with Canadian generally accepted accounting principles, the share capital, and deficit of Caradas, Inc as at June 30, 2003 have been eliminated to reflect the acquisition by Diversinet Corp.

1.

Loss per share:

Basic and diluted loss per share have been calculated using the weighted average number of Diversinet Corp. common shares outstanding adjusted to reflect the issuance of common shares by Diversinet Corp. in connection with the acquisitions of Caradas, Inc.

On January 28, 2003 Diversinet Corp. completed a reverse stock split of its issued and outstanding common shares whereby every ten shares of common stock were exchanged for one share of common stock. The pro forma weighted average number of common share has been restated to give effect to the stock split.

2.

Difference between Canadian and U.S. GAAP:

	Year ended October 31, 2002	Nine months ended July 31, 2003
Pro forma loss based on Canadian GAAP	$ 8,873,551	$ 5,577,309
Compensation expense (a)	55,164	26,444
Pro forma loss based on U.S. GAAP	8,928,715	5,603,753
Basic and diluted loss per share under U.S. GAAP	($2.03)	($1.02)
Weighted average number of shares	4,389,192	5,503,420

(a)

Options to consultants:

Under Canadian GAAP, the Company did not recognize compensation expense when stock or stock options were issued to consultants prior to November 1, 2002.  Any consideration paid on exercise of stock options or purchase of stock is credited to share capital.  Under U.S. GAAP and Canadian GAAP subsequent to October 31, 2002, the Company records compensation expense for stock or stock options granted in exchange for services from consultants.  The expense adjustments above reflect the compensation effect of options granted prior to November 1, 2002.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “Act”), we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation of which we are or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of us or such other corporation only with court approval.  A director or officer is entitled to indemnification from us as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

Our by-laws provide that each director, each officer, each former director, each former officer and each person who acts or acted at our request as a director or officer of a body corporate of which we are or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by us from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to our best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances we have provided our Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

We currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 7.  Recent Sales of Unregistered Securities

2003 Private Placements

Issuance of 5,000,000 common shares for $3,100,000.

On June 23, 2003, we sold 5,000,000 common shares to 36 individual and institutional accredited investors at a price of $0.62 per common share for gross proceeds of $3,100,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We used the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

Sunrise Securities Corp., as Placement Agent, exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from this private placement.  Sunrise also received 40,000 common shares in lieu of its U.S.$24,000 retainer fee to act as Placement Agent.  Further compensation was issued as a three-year broker warrant terminating on June 20, 2006 to purchase up to 500,000 of our common shares at $0.62 per share. This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Public relations retainer agreement

Issuance of 200,000 common shares and 100,000 common share purchase warrants issuable upon the exercise of warrants.

On May 14, 2003, we entered into the agreement with Sunrise Financial Group, Inc. to provide public relations services.  In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on May 12, 2006 to purchase up to 100,000 of our common shares at $0.60 per share and 200,000 common shares, being 16,667 common shares per month for 12 months in regards to the compensation payable by us for these services.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Business development retainer agreement

Issuance of 250,000 common shares.

On May 14, 2003, we entered into a business development agreement with iSimplifi LLC (“iSimplifi”) to provide business development services.   This agreement is subject to certain milestones that if not met may allow us to terminate the retainer portion of the agreement and /or the entire agreement.  In consideration for the services to be rendered by iSimplifi, we will pay to iSimplifi a retainer equal to $25,000 per month, which at our discretion may be paid as follows: (i) $25,000 per month in cash, or (ii) $25,000 per month by the issuance of 41,667 common shares per month, or (iii) $20,000 per month in cash and issuance of 8,333 common shares per month.  We have elected to pay iSimplifi the first six months by way of 250,000 common shares.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

DSS acquisition warrants

Issuance of 120,000 common shares purchase warrants.

On January 3, 2003, we acquired 100% of the outstanding shares of DSS Software Technologies, a consulting services provider.  The aggregate purchase price was $1,301,038 consisting of $300,000 in cash, $26,998 in costs associated with the acquisition, $600,000 of promissory note payable in installments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a fair value of $374,040.  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at U.S. $3.75 per share for five years.  Additional future cash consideration in the amount of $1,200,000 is payable based on the achievement of certain net income targets over the next three years and will be recorded when the contingency has been met.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Advisory board consultant agreement

Issuance of 75,000 common share purchase warrants issuable upon the exercise of warrants.

On July 1, 2003, we entered into an agreement with Good Harbor Consulting, LLC. to provide advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on June 30, 2006 to purchase up to 50,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

On July 1, 2003, we entered into an agreement with Mid Ocean Investments Ltd. to provide advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued a five-year warrant terminating on August 1, 2008, vesting equally on a quarterly basis over three years, to purchase up to 25,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.  For this transaction, we relied upon Rule 506 of the Securities Act of 1933, as amended.

Caradas acquisition

Issuance of 200,000 common shares.

On September 1, 2003, we acquired 100% of the outstanding shares of Caradas, Inc., a smart card application and credential management platform provider.  The aggregate consideration was 1,417,500 common shares and 200,000 share purchase warrants.  The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at U.S. $2.45 per share for five years.  During fiscal 2004, 100,000 common share purchase warrants were cancelled and the remaining 100,000 were repriced to $0.40 per share.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Business development agreement

Issuance of 25,000 common share purchase warrants issuable upon the exercise of warrants.

On August 20, 2003, we entered into the agreement with eTech Capital Group, Inc. to provide business development in the greater China area.  In consideration for the services to be rendered in accordance with the agreement, we issued a two-year warrant terminating on August 20, 2005 to purchase up to 25,000 of our common shares at $3.40 per share in regards to the compensation payable by us for these services.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Consultant agreement

Issuance of 5,000 common share purchase warrants issuable upon the exercise of warrants.

On September 1, 2003, we entered into an agreement with Asymmetri Incorporated to provide marketing services.  In consideration for the services to be rendered in accordance with the agreement, we issued a one-year warrant terminating on September 20, 2005 to purchase up to 5,000 of our common shares at $2.50 per share in regards to partial compensation payable by us for these services. This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

2004 Private Placements

Issuance of 6,625,000 common shares and for gross proceeds of $2,650,000.

On December 20, 2004, we completed a private placement of 6,625,000 common shares to 26 individual and institutional accredited investors for gross proceeds of $2,650,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We will use the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

Issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants for gross proceeds of $2,000,000 to Lakefront Partners, LLC and James Wigdale.

On January 20, 2004, we completed a private placement of 1,000,000 common shares and 1,100,000 common share purchase warrants to two individual and institutional accredited investors for gross proceeds of $2,000,000.  All the warrants expire on January 15, 2007 with 500,000 vesting immediately and exercisable at $2.00 per share, 350,000 vesting on January 15 2005 and exercisable at a price of $2.05 and the remaining 250,000 warrants vesting on July 15, 2004 and exercisable at a price of $2.05 per share.  The later two vestings will become immediate if any one of a number of significant changes occurs within the company.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We used the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.  We also entered into a consultation agreement and advisory board agreement with Mr. Wigdale for which no compensation is payable by us other than a commission on sales of products generated by Mr. Wigdale. During December 2004, the Company repriced the 350,000 warrants vesting on January 15, 2005 to $0.60 in connection with the financing completed in December 2004.

DSS acquisition shares and share purchase warrants

Issuance of 200,000 common shares to Atul Parikh (175,000 shares), Greg Sutyak (5,000 shares), Michael Lamb (10,000 shares) and Mukesh Shah (10,000 shares).

In February 2004, we renegotiated the purchase price of the DSS Software Technologies Acquisition whereby the $600,000 of promissory note payable in installments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a fair value of Cdn $589,824 ($374,040) were exchanged for $50,000 paid on February 15, 2004, $50,000 to be paid on April 15, 2004, $100,000 to be paid on January 15, 2005 and by issuance of 200,000 common shares with a fair value of $400,000 and 120,000 share purchase warrants.  The share purchase warrants vest on January 2, 2005 and are exercisable at $2.05 per share for two years.

Consultant agreement

Issuance of 72,000 common share purchase warrants issuable upon the exercise of warrants.

On January 31, 2004, we entered into an agreement with Corman Communications, LLC. to provide public relations services.  In consideration for the services to be rendered in accordance with the agreement, we issued a two-year warrant terminating on January 31, 2006 to purchase up to 72,000 of our common shares at $2.50 per share in regards to partial compensation payable by us for these services.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Advisory board consultant agreement

Issuance of 25,000 common share purchase warrants issuable upon the exercise of warrants.

On January 16, 2004, we entered into an agreement with Howard Schmidt to provide advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on January, 31, 2006 to purchase up to 25,000 of our common shares at $2.50 per share in regards to the compensation payable by us for these services.  For this transaction we relied upon Rule 506 of the Securities Act of 1933, as amended.

Item 8.  Exhibits and Financial Statement Schedules

The following is a list of exhibits filed as a part of this registration statement:

Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Form of Stock Purchase Agreement for the December 20, 2004 private placement
4.2*	Form of Stock Purchase Agreement for the January 20, 2004 private placement
4.3*	Form of Stock Purchase Agreement for the June 23, 2003 private placement
4.4*	Form of Warrant for purchase of shares for the June 23, 2003 private placement
4.5	Form of Stock Purchase Agreement for the September 26, 2005 private placement
4.6	Form of Warrant for purchase of shares for the September 26, 2005 private placement
5.1	Legal Opinion of Lang Michener regarding the legality of the common stock
10.1	Share Purchase Agreement for Caradas, Inc., dated September 1, 2003 between Diversinet Corp. and Charles Walton, Mark Siroonian, Scott Lowry and additional shareholders and Caradas, Inc.
23.1	Consents of KPMG LLP.
23.2	Consent of Lang Michener (included in Exhibit 5.1)

 * Previously filed

Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and notes thereto.

Item 9.  Undertakings

Paragraph designations correspond to designations in Regulation S-K, Item 512.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934, as amended (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on October 13, 2005.

DIVERSINET CORP.

By:

/s/ David Hackett

David Hackett, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley Beck Stanley Beck	Director	October 13, 2005
/s/ Keith Powell Keith Powell	Director	October 13, 2005
/s/ Nagy Moustafa Nagy Moustafa	Chief Executive Officer and Director	October 13, 2005
/s/ Mark Steinman Mark Steinman	Director	October 13, 2005
/s/ Brian Barry Brian Barry	Director	October 13, 2005
/s/ James B. Wigdale James B. Wigdale	Director	October 13, 2005
/s/ Nagy Moustafa Nagy Moustafa	Authorized United States Representative, CEO of Diversinet Corporation of America, a Delaware corporation and wholly owned subsidiary of the Registrant	October 13, 2005
/s/ David Hackett David Hackett	Principal Accounting Officer	October 13, 2005

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Form of Stock Purchase Agreement for the December 20, 2004 private placement
4.2*	Form of Stock Purchase Agreement for the January 20, 2004 private placement
4.3*	Form of Stock Purchase Agreement for the June 23, 2003 private placement
4.4*	Form of Warrant for purchase of shares for the June 23, 2003 private placement
4.5	Form of Stock Purchase Agreement for the September 26, 2005 private placement
4.6	Form of Warrant for purchase of shares for the September 26, 2005 private placement
5.1	Legal Opinion of Lang Michener regarding the legality of the common stock
10.1	Share Purchase Agreement for Caradas, Inc., dated September 1, 2003 between Diversinet Corp. and Charles Walton, Mark Siroonian, Scott Lowry and additional shareholders and Caradas, Inc.
23.1	Consents of KPMG LLP.
23.2	Consent of Lang Michener (included in Exhibit 5.1)

* Previously filed

#

EXHIBIT 4.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 15th of September 2005, by and between Diversinet Corp. (the “Company”), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number of common shares, no par value, of the Company (the “Shares”), set forth on the signature page hereof.

SECTION 2.  Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3), the Company will sell the Shares to the Purchaser, and the Purchaser will buy the Shares from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.40 per Share for an aggregate purchase price set forth on the signature page hereof.  The Purchaser acknowledges that the closing price of the common shares on the Over the Counter Bulletin Board on September 13, 2005 was $0.40.  The Purchaser acknowledges further that the sale of the Shares is part of a distribution by the Company of up to $1,500,000 (3,750,000 Shares).

SECTION 3.  Delivery of Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur concurrently with the execution of stock purchase agreements for the purchase of up to $1,5000,000 of Shares (the “Closing Date”).  At the Closing, the Company will issue to the Purchaser one or more stock certificates representing the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Shares being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser’s subscription prior to or at the Closing.  The Purchaser’s obligation to accept delivery of such certificates and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1

Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.  Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined in Section 4.4 below).

4.2

Authorized Capital Stock.  The authorized capital stock of the Company consists of an unlimited number of common shares.  The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as of June 30, 2005 are as set forth in the unaudited financial statements of the Company for the quarter ended June 30, 2005 as provided to the Purchaser in the Information Documents (as defined in section 4.7 below).  With the exception of previously issued, or issuable under existing plans, options and warrants, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) whether on demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

4.3

Issuance, Sale and Delivery of the Shares.  The Shares being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4

Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.

Integration, etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6

Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and is exempt from the prospectus requirements of applicable Canadian securities legislation.

4.7

Additional Information.  The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission) under the Securities Exchange Act of 1934 (the “Exchange Act”) since July 1, 2003 (as such documents have since the time of their filing been amended, the “Information Documents”) and available on the Edgar database at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany. The Information Documents are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company is also a reporting issuer under the Securities Act (Ontario) and copies of the continuous disclosure documents filed by the Company with the Ontario Securities Commission since July 1, 2003 are available on the SEDAR database at http://www.sedar.com

As of their respective dates, the Information Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and none of the Information Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form in all material aspects with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the Information Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) liabilities not required under generally accepted accounting principles to be reflected or disclosed in such financial statements.

4.8

Absence of Certain Changes.  Since June 30, 2005, there have been no known changes or developments in the Company, its business or any of its subsidiaries that may have a Material Adverse Effect.

4.9

Absence of Litigation.  Except as disclosed in the Information Documents, there is no known action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

4.10

Compliance with Law.  The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, other than such noncompliance which would not have a Material Adverse Effect.

4.11

Disclosure.  All information relating to the Information Documents provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No known event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under Canadian or United States law, rule or regulation, requires public disclosure or announcement by the Company.

4.12

Deliveries at Closing.

(a)

The Purchaser acknowledges that, subject to paragraph (b), Lang Michener LLP shall release to the Company all Funds received once the Company shall have delivered to Lang Michener LLP a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (i) certifying that subscriptions in respect of up to 3,750,000 Shares have been accepted by the Company; (ii) certifying that certificates in respect of Shares for which subscriptions have been accepted have been issued and will be forthwith delivered to the Purchasers of such Shares; (iii) certifying all conditions contained in the Agreement have been satisfied and all representations and warranties are correct as at the Closing Date; and (iv) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

(b)

If the Company shall have not satisfied the conditions set out in paragraph (a) above on or prior to October 7, 2005, all Funds held by Lang Michener LLP will be returned (without interest), such Funds to be paid by cheque made payable to the Purchaser (and mailed to the address noted in this Agreement).

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.

5.1

The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, as principal for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable Canadian securities, state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I and Appendix II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix III hereto and has completed the certificate attached as Appendix III, and (ix) if the Purchaser is a resident of Canada, it is an “accredited investor” within the meaning of National Instrument 45-106 and has completed the certificate attached as Appendix IV.

5.2

The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

5.3

The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4

The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser’s investment.  The Investor can bear the economic risk of this investment and can afford a complete loss thereof.

5.5

All of the information provided to the Company or its agents or representatives concerning the Purchaser’s suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

5.6

The address set forth in the signature page hereto is the Purchaser’s true and correct domicile.

5.7

The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

5.8

The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF CLOSING].

5.9

The Purchaser acknowledges the reporting requirements under US and Canadian securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii) section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

SECTION 6.  Survival of Representatives, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, but subject to Section 11 of this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive for a period of two years following the delivery to the Purchaser of the Shares being purchased and the payment therefor.

Each party shall indemnify the other for all losses, claims, damages, liabilities or expenses actually incurred (“Losses”) (including reasonable attorneys’ fees and cost of enforcement) arising out of any breach of that party’s covenants, agreements, representations or warranties in this Agreement; provided that in no event shall either party be responsible for Losses exceeding, individually or in the aggregate, the purchase price set out in section 2 of this Agreement.

SECTION 7.  Registration of the Shares:  Compliance with the Securities Act.

7.1

Registration Statement on Form F-3.  The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act.  The Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

7.2

Registration Procedures and Expenses.  The Company shall:

(a)

use its commercially reasonable efforts, but in no event later than 45 days after Closing to prepare and file, with the Commission a Registration Statement under the Securities Act following the date of Closing, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Shares (“Registrable Stock”) by the holders thereof (“Holders”) from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions;

(b)

If a Registration Statement covering the Shares is not (i) prepared and filed within 45 days of Closing the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid by such Purchaser on the Closing Date to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Shares or following the date by which the Registration Statement should have been declared effective.  Such payment shall be made to each Purchaser in cash not later than three Business Days following the end of 30-day period;

(c)

each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders.  Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered.  If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a pro rata basis with the other security holders;

(d)

promptly and in good faith respond to all Commission’s comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(e)

prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the third anniversary of the Closing Date, (ii) the date on which the Holder may sell all the Shares then held by the Holder within a three-month period in accordance with Rule 144 under the Securities Act (“Rule 144”), or (iii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;

(f)

so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

(g)

file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

(h)

bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

(i)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser’s Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser’s Shares shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

(j)

notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(k)

notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(l)

prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(m)

advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)

cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

(o)

comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(p)

permit the Purchaser to assign the rights under this Section 7 to any other person in connection with a transfer of the Registrable Stock.

7.3

Blackout Period

(a)

The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the “Prospectus”) for a period or periods of time not to exceed an aggregate of 60 calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed 30 calendar days (each, a “Blackout Period”), if the Company determines that the filing or continued use of the Prospectus would (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations, (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company, (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws.  The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

(b)

The Purchaser agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 7.3(a) (a “Material Event”), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

(c)

The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.

7.4

Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished or on behalf of such Holder, specifically for use in the preparation thereof.  This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(b)

Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement.  This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(c)

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively “Losses”)) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

(d)

The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in this Section, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.5

Definitions.  The following terms shall be used in this Section with the following respective meanings:

“Commission” means the Securities and Exchange Commission.

“Holder” means any holder of Registrable Stock.

“Registrable Stock” means the Shares whether owned by a Purchaser or any third party.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form F-4, or successor form).

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario  M2J 5C2, Canada

Facsimile: (416) 756-7346

Attention: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14.  Entire Agreement.  This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  Right of Acceptance.  The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Shares.  The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred.  Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Shares will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser’s subscription for Shares.

SECTION 16.  Right to Appoint Agent.  The Purchaser acknowledges that the Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Shares to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser.

SECTION 17.   U.S. Dollars.  All references in this agreement to dollars or $, are to United States dollars, unless noted otherwise.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

[Name of Purchaser]

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Date:

Number of Shares to be Purchased	Price Per Shares in U.S. Dollars	Aggregate Price in U.S. Dollars
$0.40

Accepted and Agreed to by:

DIVERSINET CORP.

By:

David Hackett,

Chief Financial Officer

#

EXHIBIT 4.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

71,250 Warrants

DIVERSINET CORP.

WARRANT CERTIFICATE

This warrant certificate (“Warrant Certificate”) certifies that for value Infinity Communication or registered assigns (the “Holder”) is the owner of the number of warrants (“Warrants”) specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable common share in the capital of Diversinet Corp., a corporation incorporated under the laws of Ontario, Canada (the “Company”), at a purchase price of the $0.40 per common share in lawful money of the United States of America in cash or by certified or cashier’s check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.  The common shares in the capital of the Company are hereinafter referred to as “Common Shares”

1

Warrant; Purchase Price

Each Warrant shall entitle the Holder to purchase one Common Share and the purchase price payable upon exercise of the Warrants as stated above per Common Share in lawful money of the United States of America, subject to adjustment as hereinafter provided (the “Purchase Price”).  The Purchase Price and number of Common Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Article 7.

2

Exercise; Expiration Date

2.1

The Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

2.2

The term “Expiration Date” shall mean 5:00 p.m. Toronto time on September 26, 2008 or if such date shall in the Province of Ontario be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Toronto time the next following date which in the Province of Ontario is not a holiday or a day on which banks are authorized to close.

3

Registration and Transfer on Company Books

3.1

The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Common Shares issued upon exercise of the Warrants.

3.2

Prior to due presentment for registration of transfer of this Warrant Certificate, or the Common Shares issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

3.3

Neither this Warrant nor the Common Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”) or qualified under a prospectus filed under the Securities Act (Ontario).  The Company will not permit the transfer of this Warrant or issue or transfer the Common Shares issuable upon exercise hereof unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Act and applicable states securities laws and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, and exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), or (iii) the transfer is made pursuant to Rule 144 under the Act, and exempt from the prospectus requirements of the Securities Act (Ontario). The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney.  Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.  A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

3.4

Subject to Section 3.5, at all times this Warrant and the securities issuable upon exercise hereof shall bear a legend in the form which appears on the face page of this Warrant Certificate by which the Holder of this Warrant and Holder of such securities shall be bound.

3.5

This Warrant Certificate or the securities issuable upon exercise of the Warrants hereof shall not be required to bear such legend if such security shall be issued upon:

(i)

the transfer or exchange of such security in the event that, at the time of such transfer or exchange, (A) such security shall have been registered under the Act, the Registration Statement in connection therewith shall have been declared effective and such security shall have been disposed of pursuant to such effective Registration Statement and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or (B) such security shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Act in such a manner that resale of such security will not require registration under the Act and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or

(ii)

the transfer or exchange of such security not bearing, nor otherwise required under the terms hereof to bear, such legend.

4

Termination of Advisory Agreement

[Not applicable.]

5

Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall be duly and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any taxes, liens, or charges resulting from any action or inaction of the Holder), and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other Common Shares are then listed.

6

Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

7

Adjustment of Purchase Price and Number of Shares Deliverable

7.1

The number of Common Shares purchasable upon the exercise of each Warrant (such shares being referred to in this Section 7 as the “Warrant Shares”) and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

(a)

In case the Company shall (i) declare a dividend or make a distribution on its Common Shares payable in shares of its capital stock, (ii) subdivide its outstanding Common Shares through stock split, reverse split or otherwise, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

(b)

In case the Company shall issue rights, options or warrants or securities convertible into Common Shares to the holders of its Common Shares generally, entitling them (for a period expiring within forty-five (45) days after the record date referred to below in this paragraph (b)) to subscribe for or purchase Common Shares at a price per share which (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) is lower on the record date referred to below than 80% of the then Market Price Per Common Share (as determined pursuant to Section 9.2), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares purchased pursuant to such offer, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so purchased (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) would purchase at the then Market Price Per Common Share.  Such adjustment shall be made at the expiration of the period during which such rights, options, warrants or convertible securities may be exercised or converted, as the case may be, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

(c)

In case the Company shall distribute to all holders of its Common Shares, or all holders of Common Shares shall otherwise become entitled to receive, shares in the capital of the Company (other than dividends or distributions on its Common Shares referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares in the capital of the Company or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Common Share (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Common Share on such record date, less the then fair value per share (as determined by the Board of Directors of the Company, in good faith) of the shares in the capital of the Company (other than Common Shares), evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

(d)

In the event of any capital reorganization or any reclassification (not otherwise referred to in paragraph (a) above) of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Shares are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants.  The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(e)

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 7.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

7.2

In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Shares generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 7.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend.  For purposes of this Section 7.2, the “Per Share Value” of a cash dividend or other distribution shall be the dollar amount of the distribution on each Common Share and the “Per Share Value” of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each Common Share as determined in good faith by the Board of Directors of the Company.

7.3

No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 7.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.  Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine  to be advisable in order that any dividend or distribution in Common Shares, subdivision, reclassification or combination of Common Shares, issuance of rights, warrants or options to purchase Common Shares, or distribution of shares in the capital of the Company other than Common Shares, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Shares shall not result in any tax to the holders of its Common Shares or securities convertible into Common Shares.

7.4

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

7.5

In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

(a)

the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Shares); or

(b)

the Company shall offer for subscription to the holders of Common Shares any additional shares of any class or any other securities convertible into Common Shares or any rights to subscribe thereto; or

(c)

the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Shares, regardless of the effect of any such event on the outstanding number of shares of Common Shares; or

(d)

the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Shares; or

(e) there shall be any capital change in the Company as set forth in Section 7.1(d); or

(f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a “Notification Event”), the Company shall cause to be mailed to the Holder, not less than twenty (20) days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if twenty (20) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event.  Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares or other securities or property deliverable upon exercise of the Warrants.  For purposes here of, a business day shall mean any day other than a Saturday, Sunday or any other day in which commercial banks are authorized by law to be closed in New York, New York.

7.6

The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 7, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement.  The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

8

Voluntary Adjustment by the Company

The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

9

Fractional Shares and Warrants; Determination of Market Price Per Share

9.1

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Common Share in connection with the exercise of Warrants.  Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a Common Share unless the Holder is exercising all Warrants then owned by the Holder.  In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of Common Shares called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Common Share, multiplied by its Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

9.2

As used herein, the “Market Price Per Share” with respect to any date shall mean the average closing price per share of Company's Common Shares for the five trading days immediately preceding such date.  The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the Common Shares are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Shares on the Over the Counter Bulletin Board (the “OTC BB”) or any comparable system, or if the Common Share is not reported on the OTC BB or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.  If such bid and asked prices are not available, then “Market Price Per Share” shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

10

Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 26th day of September 2005.

DIVERSINET CORP.

By: /s/ David Hackett

Name:

David Hackett

Title:

Chief Financial Officer

#

EXHIBIT 5.1

Lang Michener LLP

Lawyers – Patent & Trade Mark Agents

BCE Place, 181 Bay Street, Suite 2500
P.O. Box 747
Toronto ON M5J 2T7
Canada

Telephone: 416-360-8600
Facsimile: 416-365-1719

November 2, 2005

Diversinet Corp.

2225 Sheppard Avenue East

Suite 1801

Toronto, ON M2J 5C2

Dear Sirs:

Re:

Diversinet Corp. (the “Company”)

We have acted as special Canadian counsel to the Company and have been asked to provide certain opinions in respect of (i) the issue and sale by the Company of 5,000,000 common shares (the “Placement Shares”) in the capital of the Company pursuant to stock purchase agreements (the “Purchase Agreements”) made as of September 26, 2005 among the Company and each of the Purchasers (the “Purchasers”) named therein, (ii) the issue by the Company of 71,250 warrants dated September 26, 2005 to W.R. Hambrecht & Co., LLC (the “Hambrecht Warrants”) in respect of the fee payable under the terms of an agreement dated May 25, 2005 as amended by letter agreement dated September 20, 2005 between the Company and W.R. Hambrecht & Co., LLC, with each Hambrecht Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Hambrecht Warrant Shares”) during the period stated therein at a price of US$0.40 (subject to adjustment in accordance with the term thereof); (iii) the issue by the Company of 25,000,000 warrants (the “Advisor Warrants”) dated April 1, 2005 to each of five advisors (the “Advisors”) to the Company (Howard Schmidt, Steve Sigmond, Roger Cressey, Richard Clarke, Patrick Gauthier) in respect of the fee payable to each Advisor, with each Advisor Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Advisor Warrant Shares”) during the period stated therein at a price of US$0.66 (subject to adjustment in accordance with the term thereof); (iv) the issue by the Company of 24,000 warrants dated January 3, 2005 to Walter Kowal (the “Kowal Warrants”) in respect of the fee payable under the terms of the Consultant Agreement dated January 10, 2005 between the Company and Whistler Communication Group, with each Kowal Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Kowal Warrant Shares”) during the period stated therein at a price of US$0.62 (subject to adjustment in accordance with the terms thereof); (v) the issue by the Company of 15,000 warrants dated July 21, 2005 (the “July TAC Warrants”) in respect of the fee payable under the terms of the Consultant Agreement between the Company and TAC Strategy Inc. dated July 21, 2005, with each July TAC Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “July TAC Warrant Shares”) during the period stated therein at a price of US$0.66 (subject to adjustment in accordance with the terms of thereof); (vi)  the issue by the Company of 30,000 warrants dated March 15, 2005 (the “March TAC Warrants”) in respect of the fee payable under the terms of the Consultant Agreement dated March 21, 2005 between the Company and TAC Strategy Inc., with each March TAC Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “March TAC Warrant Shares”) during the period stated therein, at a price of US$0.50 (subject to adjustment in accordance with the terms thereof); (vii) the issue by the Company of 25,000 warrants dated September 15, 2005 (the “Devlogic Warrants”) in respect of the fee payable under the terms of the Consulting Agreement dated September 15, 2005 between the Company and Devlogic Consulting Inc., with each Devlogic Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Devlogic Warrant Shares”) during the period stated therein at a price of US$0.40 (subject to adjustment in accordance with the terms thereof); (viii) the issue by the Company of 50,000 Warrants dated September 8, 2005 to John Couse (the “Couse Warrants”), with each Couse Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Couse Warrant Shares”) during the period stated therein at a price of US$0.40 (subject to adjustment in accordance with the terms thereof); (ix) the issue by the Company of 30,000 warrants dated June 1, (the “Elgamal Warrants”) in respect of the fee payable under the terms of a Consultant Agreement dated June 1, 2005 between the Company and Taher Elgamal, with each Elgamal Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Elgamal Warrant Shares”) during the period stated therein at a price of US$0.71 (subject to adjustment in accordance with the terms thereof).

The Kowal Warrants, July TAC Warrants, March TAC Warrants, Devlogic Warrants, Couse Warrants and Elgamal Warrants are collectively referred to herein as the “Consultant Warrants” and the Kowal Warrant Shares, July TAC Warrant Shares, March TAC Warrant Shares, Devlogic Warrant Shares, Couse Warrant Shares and Elgamal Warrant Shares are referred to collectively as the “Consultant Warrant Shares”.

In connection with rendering this opinion,

(a)

we have reviewed copies of the following documents: (i) the form of the Purchase Agreements,  (ii) treasury direction dated September 26, 2005 with respect to certificates representing the Placement Shares, (iii) the certificates representing the Hambrecht Warrants, Advisor Warrants, Consultant Warrants, and (iv) resolutions of the board of directors of the Company with respect to the transactions referred to above;

(b)

we have examined originals, photocopies, certified copies of facsimiles of such public records and certificates and have considered such questions of law as we have deemed relevant and necessary in order to render the opinion hereinafter expressed;

(c)

we have assumed the documents referred to in paragraph (a) have been duly executed and delivered by all parties thereto and the genuineness of all signatures and the authenticity of all documents submitted to us as photostatic, certified or facsimile copies and the authenticity of the originals of all photostatic or facsimile copies;

(d)

we have assumed original copies of the documents referred to above in paragraph (a) are in the form provided to us by the Company, and the accuracy of the representation and warranties and compliance with the covenants of the parties thereto;

(e)

we have assumed (and are not opining) that the issuance of all securities referred to above complied in all respect with all requirements of applicable securities legislation;

(f)

for the purposes of our opinion in paragraph 1, we have relied exclusively a certificate of status issued under the Business Corporations Act  (Ontario) dated November 1, 2005;

(g)

we have assumed that none of the Advisors or Consultants (i) provides or provided to the Company services that “include investor relations” activities (as such term is defined in Multilateral Instrument 45-105 or certain Canadian securities regulatory authorities – Trades to Employees, Senior Officers, Directors and Consultants, or (ii) was or is an associate of the Company or of any affiliated entity of the issuer (and neither the Company or an affiliated entity of the Company is an associate of any Advisor or Consultant); and

(h)

as to certain matters of fact, we have relied solely on a certificate from the Chief Executive Officer and the Chief Executive Officer of the Company dated November 2, 2005.

Although we are qualified to practice law in the Provinces of Ontario and British Columbia, our opinions are limited to the laws and of the Province of Ontario and the federal laws of Canada applicable therein.

Based and relying upon and subject to the foregoing and to the qualifications herein expressed, we are of the opinion that:

1.

The Company is a corporation incorporated under the laws of Ontario, Canada and has not been dissolved.

2.

The Placement Shares have been validly issued as fully paid and non-assessable shares in the capital of the Company.

3.

The Hambrecht Warrant Shares, when issued in accordance with the terms of the Hambrecht Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

4.

The Advisor Warrant Shares, when issued in accordance with the terms of the Advisor Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

5.

The Consultant Warrant Shares, when issued in accordance with the terms of the Consultant Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement of the Company on Form F-1 to be filed under the United States Securities Act of 1933, as amended relating to the registration of the securities referred to in paragraphs 2, 3, 4 and 5 above.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

Yours very truly,

“Lang Michener LLP”

#

EXHIBIT 10.1

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into on the 1st day of September 2003

AMONG:

DIVERSINET CORP., a corporation incorporated under the laws of the Province of Ontario (the “Purchaser”)

OF THE FIRST PART

- and -

CHARLES WALTON, MARK B. SIROONIAN and SCOTT LOWRY, each an individual,

and those additional persons listed on Schedule 1 that have delivered his or her power of attorney to either Messrs. Walton, Siroonian or Lowry

(individually a “Shareholder” and collectively the “Shareholders”)

OF THE SECOND PART

- and -

CARADAS, INC., a corporation incorporated under the laws of Delaware (the “Corporation”)

OF THE THIRD PART

WHEREAS the Shareholders are the registered holders of all of the issued and outstanding common shares, being 16,211,265 common shares in the capital of the Corporation, exclusive of an additional 25,000 common shares issuable under options as described in Section 2.0 (a) (iv) below.  (The common shares in the capital of the Corporation referred to above are sometimes herein referred to as the “Purchased Shares”);

AND WHEREAS the Shareholders have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Shareholders, subject to the terms and conditions herein contained, the Purchased Shares.

NOW THEREFORE WITNESSETH THAT each party hereto each in consideration of the execution of this Agreement by the other parties hereto, the covenants and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by all the parties hereto), the parties hereto covenant and agree as follows:

1.0

The parties hereto acknowledge, confirm and agree that the foregoing recitals are true.

1.0

On Closing (as defined in paragraph 9.9 herein), subject to the provisions of this Agreement, the Shareholders shall sell to the Purchaser and the Purchaser shall purchase from the Shareholders, effective as of the Closing, the Purchased Shares for consideration, as follows:

(a)

by issuance of one million, four hundred and seventeen thousand, five hundred (1,417,500) shares of Diversinet common stock (the “Diversinet Shares”) as follows:

(i)

200,000 Diversinet Shares (the “200,000 Diversinet Shares”) to those individual Shareholders as listed in Schedule 2.0 (a) (i), but subject to Section 2.0 (a) (iv).

Diversinet agrees to use its best efforts to include the 200,000 shares in the registration statement which Diversinet represents and warrants to the Shareholders was filed under the Securities Act (defined below) with the United States Securities and Exchange Commission (the “SEC”) on July 22, 2003 (“Pending Registration Statement”).  Notwithstanding the foregoing, if the SEC makes any comments to the Pending Registration Statement after the Closing which require Diversinet to amend the Pending Registration Statement in any respect, and subject to the Corporation having audited financial statements prepared for the inclusion in the Pending Registration Statement, Diversinet agrees to include in such amendment to be filed with the SEC, such changes as necessary to include such 200,000 Diversinet Shares in such Pending Registration Statement, as so amended.  In the event such inclusion of the 200,000 Registration Shares in the Pending Registration Statement is not possible despite Diversinet’s best efforts, these 200,000 Diversinet Shares shall be registered upon the next proposed Diversinet registration statement, to be filed with the SEC (“Subsequent Registration Statement”).  The provisions of Section 2.4 shall apply to any registration statement in which the 200,000 Diversinet Shares are included, whether an amendment to the Pending Registration Statement or a Subsequent Registration Statement.  Furthermore, the Purchaser will help on a best efforts basis in the private sale of the 200,000 Diversinet Shares;

(ii)

1,150,000 Diversinet Shares (the “1,150,000 Diversinet Shares” to those individual Shareholders as listed in Schedule 2.0 (a) (ii), but subject to Section 2.0 (a) (iv). The 1,150,000 Diversinet Shares shall not be registered with the SEC.  Furthermore the holders of the 1,150,000 Diversinet Shares will not be permitted to sell, transfer, convey or dispose of any of the Diversinet Shares, except as follows indicated in Section 2.2.

(iii)

67,500 Diversinet Shares (the “Broker Shares”) to Taher Elgamel.

(iv)

Remy de Tonnac (“de Tonnac”), a holder of options to purchase common shares in the capital of the Corporation, has communicated to the Corporation that he is exercising such options then including as Purchased Shares his Corporation common stock shares issued upon exercise of the options.  However, de Tonnac is presently inaccessible to execute and deliver (a) the document necessary to properly exercise such options, (b) a power of attorney to Mark B. Siroonian or Charles Walton for such designee to execute this Agreement on his behalf as a Shareholder, and (c) a share certificate representing de Tonnac’s Purchased Shares endorsed for transfer (the “Section 2.0 (a) (iv) Deliveries”).  If de Tonnac had properly exercised his Corporation option prior to or simultaneous with the execution of this Agreement by the Shareholders, in the transaction described herein he would have been allocated 2,079 Diversinet Shares consisting of 308 of the 200,000 Diversinet Shares and 1,771 of the 1,150,000 Diversinet Shares.  These 2,079 Diversinet Shares shall be deemed held in escrow by the Corporation’s counsel, Tarlow, Breed, Hart, Murphy & Rodgers, P.C., until such time as the escrow agent has received from de Tonnac the Section 2.0 (a) (iv) Deliveries and the designated attorney under his power of attorney has delivered to Purchaser a counterpart of this Agreement signed on behalf of de Tonnac as a Shareholder by his designated attorney (“Counterpart Agreement”).  Upon both (a) the escrow agent’s receipt of the Section 2.0 (a) (iv) Deliveries, and (b) the receipt by Purchaser of the Counterpart Agreement, the Purchaser shall cause a certificate evidencing such 1,650 Diversinet Shares to be delivered to de Tonnac and provide a copy to the escrow agent.  If the escrow agent has not received the Section 2.0 (a) (iv) Deliveries by September 22, 2003, the escrow agent shall notify Purchaser in writing, whereupon the 1,650 Diversinet Shares shall be issued to the remaining Shareholders pro rata to the sum of the number of remaining 200,000 Diversinet Shares and 1,150,000 Diversinet Shares issued to each respectively as listed in Schedule 2.0 (a) (i) and Schedule 2.0 (a) (ii).

(a)

by issuance of warrants (“Warrants”) convertible into two hundred thousand (200,000) shares of Diversinet common stock exercisable at US $2.45 to Charles Walton (100,000 shares) and Scott Lowry (100,000 shares) and in the form of warrant certificate as in Schedule 2.0 (b) (i).

2.1

Charles Walton and Scott Lowry will each enter into an employment contract with the Corporation in the form, as attached, in Schedule 2.1 - Employment Agreement.

a.1

For the 1,150,000 Diversinet Shares issued under Section 2.0 (a) (ii) and subject to U.S. and Canadian federal, state or provincial securities laws and all applicable transfer restrictions, and subject to the terms of this Agreement, the Shareholder will not be permitted to sell, transfer, convey or dispose of any of the 1,150,000 Diversinet Shares held by it, except in a private sale in accordance with the provisions of Section 8.1.2 (c), until and in that number as follows: (i) After the first (1st) anniversary of the Closing, upon which the Shareholders may sell, transfer, convey or dispose a maximum of eight and one third per cent (8.3%) of the number of shares held by the Shareholders on the Closing at such time and a maximum of eight and one third per cent (8.3%) of the number of shares held by it on the Closing on any given calendar month thereafter (to the extent permissible under the provisions of Rule 144, such percentage to increase incrementally in the event less than the maximum number of shares allowed to be sold under the foregoing were actually sold in any such calendar month) during the twelve (12) month period thereafter.  The entitlement to sell, transfer, convey or dispose of the 1,150,000 Diversinet Shares is referred to as a “Release” and the date of a Release the “Release Date”.

a.2

At the first Board meeting after Closing, Charles Walton will be appointed to the Diversinet Board of Directors to serve until the next annual shareholders meeting.  Until such meeting, the Purchaser agrees to provide Charles Walton with all materials, written or electronic, as and when such materials are provided to the members of the Diversinet Board of Directors.  The Purchaser agrees to nominate Charles Walton for election at the next annual shareholders meeting.

a.3

With respect to the Purchaser’s obligations with respect to the 200,000 Diversinet Shares, the Purchaser shall:

(i)

provide to the Principal Shareholders and its counsel prior to its filing or other submission, the amended Registration Statement (and each further amendment or supplement thereto and each request for acceleration of effectiveness thereof);

(ii)

promptly and in good faith respond to all SEC comments on the amended Registration Statement, and within two (2) business days of receipt of an indication from the SEC that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(iii)

use commercially reasonable efforts to have the amended Registration Statement including all 200,000 Diversinet Shares, declared effective as soon as practicable;

(iv)

prepare and file with the Commission such further amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing, (ii) the date on which the Purchaser may sell all the Shares then held by the Purchaser without volume limitations in accordance with subsection (k) of Rule 144 under the Securities Act (“Rule 144”);

(v)

file documents required of the Purchaser for blue sky clearance in states specified in writing by the Shareholder and that the costs associated with any such blue sky clearance will be borne by the Purchaser; provided, however, that the Purchaser shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented unless Shareholder pays the costs associated with such blue sky clearance;

(vi)

bear all expenses in connection with the procedures in paragraphs (i) through (viii) of this Section 2.4 and the registration of the 200,000 Diversinet Shares pursuant to the amended Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Shareholders, if any; and

(vii)

with a view to making available to the Shareholders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell the 200,000 Diversinet Shares to the public without registration, the Purchaser covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Shareholder’s respective 200,000 Diversinet Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Shareholders’ Shares shall have been resold and (ii) file with the SEC in a timely manner all reports and other documents required of the SEC under the Securities Act and under the Exchange Act.

i.1

The Purchaser is a public company currently listed on the Over the Counter Bulletin Board (Symbol ‘DVNTF’), and, as such, there are certain regulatory requirements involved in the issuance of the Diversinet Shares, Warrants and Diversinet shares upon the conversion of the Warrants, including, but not limited to the following representations, warranties, covenants and acknowledgements:

(a)

No Distribution; Investment Intent.  Notwithstanding Section 2.2 of this Agreement, the Shareholders hereby represent and warrant to the Purchaser (and acknowledge the Purchaser is relying upon such representations and warranties) that: (i) the Shareholders are acquiring the Diversinet Shares, Warrants and the Diversinet shares issuable upon conversion of the Warrants for their own account for investment purposes only and not with a view to or for resale in connection with any distribution of the Warrants or the Diversinet Shares, whether directly or indirectly, in whole or in part; (ii) the Shareholders have not offered or sold, and do not have any agreement or arrangement to offer or sell, all or any portion of the Warrants or the Diversinet Shares; and (iii) the Shareholders have no present intention of dividing the Warrants or the Diversinet Shares with others or of selling, distributing or otherwise disposing of any portion of the Warrants or the Diversinet Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

(b)

No Registration.  The Shareholders understand and acknowledge that neither the Diversinet Shares, Warrants nor the Diversinet shares issuable upon conversion of the Warrants have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to the Shareholder in reliance upon an exemption from the Securities Act including, but not limited to, applicable exemptions under Section 4(2), and/or Regulation D of the Securities Act, and that the Purchaser’s reliance upon such exemptions is predicated on the Vendor’s representations and warranties set forth in this Agreement.  The Shareholders understand and acknowledge that they must hold the Diversinet Shares for an indefinite period of time, and agree that they will do so, unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available at that time and, if the Purchaser so requests, the Purchaser receives a legal opinion in a form reasonably acceptable to the Purchaser, to the effect that such sale or other transfer is exempt from registration under the Securities Act.  Each Shareholder understands and acknowledges that the Diversinet Shares, Warrants and Diversinet shares issuable upon the conversion of the Warrants may never be registered under the Securities Act.

(a)

Piggyback.  The Purchaser will use its best efforts to include the Diversinet Shares received by the Shareholders in the Subsequent Registration Statement under the Securities Act in accordance with the provisions set forth in Section 2.4.

(b)

Additional Transfer Restrictions.  The Shareholders understand and agree that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to their purchase of the Diversinet Shares, Warrants and the Diversinet shares issuable upon conversion of the Warrants and any resale, pledge, hypothecation, transfer or other disposition of the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants:

(i)

The following legend reflecting all applicable restrictions will be placed on any certificate(s) evidencing the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants and the Vendors must comply with the terms and conditions set forth in such legends prior to any resale, pledge, hypothecation, transfer or other disposition of the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS ARE LEGALLY REQUIRED FOR SUCH TRANSFER”

(ii)

Stop transfer instructions have been or will be placed on any certificates evidencing the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

(iii)

A certificate shall not bear such legend, or such legend shall be promptly removed, if in the opinion of counsel reasonably satisfactory to the Purchaser the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws or the Shareholder provides the Purchaser with a certificate that such Shareholder satisfies all the requirements of Rule 144 (k).  Each certificate for the Diversinet Shares transferred shall bear the legend set forth in Section 2.5(d)(i) above, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or pursuant to an effective registration statement, or (ii) an opinion of counsel reasonably satisfactory to the Purchaser to the effect that any proposed transfer of the Diversinet Shares may be effected without registration under the Securities Act and any applicable state securities laws and that the transferee and any subsequent transferee (other than an affiliate of the Purchaser) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

i.1

The Corporation, the Purchaser and the Principal Shareholders agree that two tax returns will be prepared for the Corporation with respect to calendar year 2003, one for the period commencing January 1, 2003 and ending on the date prior to the date of Closing (the “Subchapter S Stub Year”), and one for the period commencing on the date of Closing and ending on December 31, 2003 (the “Post-Closing Stub Year”).  It is agreed that, notwithstanding the consummation of the transaction described in this Agreement or any other provision contained in this Agreement, the Principle Shareholders and Scott Lowry shall have sole and exclusive control and responsibility to cause the preparation, by independent certified public accountant G. T. Reilly & Company, of the United States Federal and state(s) tax returns for the Corporation for the Subchapter S Stub Year, at Purchaser’s cost, and only the Principle Shareholders shall have authority on behalf of the Corporation to sign such tax returns with respect to the Subchapter S Stub Year.  It is agreed that only Purchaser and persons designated by Purchaser shall have sole and exclusive control and responsibility to cause the preparation by an independent certified public accountant selected by Purchaser of all tax returns for the Post-Closing Stub Year, and only those persons designated by Purchaser shall have authority on behalf of the Corporation to sign such tax returns with respect to the Post-Closing Stub Year.

3.0  SHAREHOLDER REPRESENTATIONS AND WARRANTIES

Each such Shareholder represents and warrants to the Purchaser (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.1 herein) that

.1

Each such Shareholder beneficially owns and controls and has good and marketable title to the Purchased Shares registered in such Shareholder’s name free and clear of any and all mortgages, charges, liens, pledges, encumbrances, demands, security interest or claims of others (collectively the “Liens”) and has the absolute right, power and authority to sell, transfer and assign the said Purchased Shares to the Purchaser in accordance with the terms and conditions herein contained.

Furthermore, each of Charles Walton, Mark B. Siroonian and Scott Lowry, being the sole Shareholders who each own or have options to own more than 600,000 of the Corporation’s common stock just prior to the Closing, shall make the following additional representations and warranties, each being made to his knowledge and belief, to the Purchaser (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.1 herein) that

.2

No Shareholder is aware of any injunctions, judgments, orders, legal actions, or similar proceedings, either threatened, pending or outstanding, against or relating to the Purchased Shares or such Shareholder which would or could affect or prohibit the completion by any Vendors of the transactions contemplated hereby.

.3

There are no actions, suits, claims, complaints, judgments, injunctions, orders, awards, executions or legal, administrative, arbitrations or similar proceedings, governmental investigations, or other proceedings pending or threatened against or affecting the Shareholder at law or in equity or before any federal, provincial, municipal or other government department, commission, board, bureau, agency or instrumentality, domestic or foreign which would or could affect or prohibit the completion by such Shareholder of the transactions contemplated hereby.

.4

No party other than the Purchaser under this Agreement has any agreement or option or any right capable of becoming an agreement or option for the purchase from the Shareholder of the Purchased Shares.

.5

The execution, delivery and performance of this Agreement and all other agreements and documents required to be executed, issued or delivered by the Shareholder hereunder is not in contravention of any of the terms of any indenture, trust deed, bond, mortgage, charge, debenture, agreement or undertaking to which the Shareholder is a party or by which the Shareholder is bound.

.6

No Shareholder is insolvent, nor has any Shareholder committed an act of bankruptcy nor made an assignment in favour of or made a proposal in bankruptcy to his creditors or any class thereof nor had any petition for a receiving order presented in respect of him.  No Shareholder has initiated proceedings with respect to a compromise or arrangement with his creditors that would reasonably be expected to affect or delay the transactions contemplated hereby.  No receiver has been appointed in respect of any Shareholder, no encumbrancer has taken possession of any of his property and no execution or distress has been levied upon any of any Vendor’s property, including but not limited to the Purchased Shares.

.7

Each Shareholder is able to bear the economic risks of this investment, including being able to  and, consequently, without limiting the generality of the foregoing, is able to hold, either prior to or upon conversion of the Warrants, the Diversinet Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Purchaser in the event such loss should occur.

.8

Each Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Purchaser and of protecting its interests in connection with such an investment.  Each Shareholder recognizes that the investment in the Purchaser involves a high degree of risk and the undersigned may lose the entire investment in the Purchaser.

.9

Prior to the execution hereof, the Purchaser has provided each Shareholder with information about the Purchaser and with reasonable and sufficient opportunity to ask questions of and receive answers from the Purchaser and persons acting on behalf of the Purchaser concerning all matters affecting the Purchaser.  Each Shareholder has made his decision to enter into this Agreement and to consummate the transactions contemplated hereby without relying upon any express or implied representations or warranties from the Purchaser or others, except as set forth in this Agreement.  Without in any way limiting the generality of the foregoing, each Shareholder hereby acknowledges that neither the Purchaser, nor any other person (whether or not a party hereto) makes any representation or warranty of any kind concerning the future financial performance of the Purchaser, or the value of the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants received by the Shareholders as consideration pursuant to this Agreement.

FURTHER REPRESENTATIONS AND WARRANTIES

4.0

Attached hereto is a disclosure schedule made up of various schedules numbered to correspond to the numbering of subsections in this Section 4.0 (the “Corporation Disclosure Schedule”).  Any matter disclosed in the Corporation Disclosure Schedule shall serve as a disclosure in respect of all of the representations and warranties of Corporation or the Principal Shareholders (as defined below) in this Agreement notwithstanding that reference has, for the sake of convenience, been made in some instances to particular representations and warranties.  Subject to the disclosures set forth in the Corporation Disclosure Schedule, each of Charles S. Walton, Jr. and Mark B. Siroonian (the “Principal Shareholders”) represent and warrant to the Purchaser (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.1 herein) to his knowledge and belief (for the purposes of this Agreement, “his knowledge and belief” shall mean the actual knowledge of Charles S. Walton, Jr. and Mark B. Siroonian and each of the representations set forth in any of the following provisions of this Section 4.0 is so qualified even though in the specific provision below it does not repeatedly recite “to his knowledge and belief”) that:

(a)

All material financial transactions of the Corporation have been properly recorded in its books and records and which are current and complete in all material respects.

(b)

The annual internally prepared, unaudited financial statements of the Corporation for the years ending December 31, 2002 and 2001 prepared by the Corporation (the “Annual Statements”) and the interim financial statements of the Corporation for the period ended June 30, 2003 (the “Interim Statements”), a copy of which is attached hereto as Schedule 4.0(b)(1), accurately and completely in all material respects set forth the assets, liabilities, financial position and the results of the operation of the Corporation on the dates and for the periods referred to therein, and discloses the accrued and known contingent liabilities of the Corporation including, without limitation, all accrued and known contingent liabilities on account of income, sales, excise and other taxes other than those in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Corporation (a “Material Adverse Effect”).  Except as set forth in the Annual Statements and the Interim Statements or incurred since June 30, 2003 in the ordinary course of business, the Corporation has no known liabilities or obligations which would have a Material Adverse Effect.  The accounts receivable set out in Schedule 4.0(b)(2) hereto reflect those outstanding to the Corporation as of the Closing (“Accounts Receivable”), are valid and, to the Principal Shareholder’s knowledge and belief, collectible at the aggregate recorded amounts thereof (without defence, counterclaim or set off).  The Annual Statements and the Interim Statements have been prepared internally by the Corporation and in accordance with US generally accepted accounting principles (“GAAP”) consistently applied (except as noted therein) (it being understood and agreed that US GAAP shall be interpreted for all purposes of this Agreement in a light most favourable to the Corporation, as of the time such Annual Statements or Interim Statements, as the case may be, were prepared).  Purchaser has reviewed the Annual Statements and Interim Statements and Purchaser understands and agrees that the Annual Statements and Interim Statements are unaudited and that upon any post-closing audit that Purchaser may have performed, there may be the necessity or recommendation to restate or recharacterize certain of the assets, liabilities, financial position and/or results of operation of the Corporation, and notwithstanding, absent Purchaser establishing fraud by the Corporation or the Principal Shareholders in the preparation of the Annual Statements and/or the Interim Statements, Purchaser shall have no claim under Section 8.0 or otherwise against any Shareholder resulting therefrom.

(c)

The Corporation maintains such policies of insurance issued by responsible insurers as are appropriate to the Corporation; all such policies of insurance are in full force and effect and the Corporation is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy.  A list of the policies of insurance maintained by the Corporation is attached hereto as Schedule 4.0(c) (“Insurance Policies”).  The Insurance Policies include a general liability insurance policy for acts and omissions of the Corporation prior to the date of Closing (the “Corporation General Liability Policy”).

(d)

The Corporation beneficially owns and controls and has good and marketable title to the assets shown or reflected on the Annual Statements and the Interim Statements (save such as have been disposed of in the ordinary course of business since the date thereof or those which the failure to have title to would not have a Material Adverse Effect) and to all other assets acquired since the date thereof free and clear of any and all Liens save and except for those Liens set out in Schedule 4.0(d) attached hereto (“Liens”).

(e)

No person, firm or corporation has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of any of the Corporation’s assets other than in the normal course of business.

(f)

The authorized capital stock of the Corporation consists of 20,000,000 shares of common stock, $0.001 par value per share, of which 16,211,265 shares are issued and outstanding in the names of the Shareholders and, subject to Section 2.0 (a) (iv), constitute the Purchased Shares.  All of the Purchased Shares are validly issued, fully paid and non-assessable.  Except as described in Section 2.0 (a) (iv), no person, firm or corporation has any written or oral agreement, option, warrant, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of any shares or other securities in the capital of the Corporation.  Except as described in Section 2.0 (a) (iv), there is, and on the Closing there will be, no agreement, restriction or encumbrance with respect to the purchase, sale or voting of any of the Purchase Shares.

(g)

The assets set out in the Annual Statements and the Interim Statements and all assets leased by the Corporation are adequate for the conduct of the Corporation as it is usually conducted.  The trade names, registered trade marks, registered patents and registered copyrights used in whole or in part in the Corporation are listed in Schedule 4.0(g)) (“Intellectual Property”), exclusive of those that, were the Corporation to cease so using, would not have a Material Adverse Effect.  The Corporation has not received any communication indicating that the Corporation is not entitled to use and own any of the Intellectual Property.  The conduct of the Corporation and the use of the trade names as aforesaid do not infringe upon the patents, trade marks, trade names, or copyright, domestic or foreign, of any other person, firm or corporation.

(h)

(A)

The Corporation possesses adequate licenses or other rights to use all of the computer software which is not owned by the Corporation and which is used in whole or in part for the Corporation (the “Licensed Software”).  Other than with respect to the Licensed Software, all of the software object codes used currently in whole or in part for the Corporation (the “Owned Software”) are owned by the Corporation.  The intellectual property described in Schedule 4.0(g) together with the Licensed Software constitutes all of the intellectual property which is used in the Corporation other than such other intellectual property which, if the Corporation ceased using same, would not have a Material Adverse Effect.  The Licensed Software is in machine-readable form, contains, to the Principal Shareholders’ knowledge, current revisions of such software as delivered to the Corporation by the licensor thereof and includes all object codes, computer programs, magnetic media and documentation related to such software which is used or currently required by the Corporation for use in its business.  None of the licenses for the Licensed Software will be adversely affected by a change of ownership of shares in the capital of the Corporation or requires the prior approval of any transfer or assignment by the Licensor to remain in force or effect, other than those licenses which, if terminated, would not have a Material Adverse Effect.

(B)

Each employee or independent contractor of the Corporation or independent contractor during his or her period of engagement by the Corporation has assigned to the Corporation such employee’s or independent contractor’s right, title and interest in and to the intellectual property developed by such person.  No employee or independent contractor has developed or assisted in (i) the enhancement of the Owned Software other than enhancements included in the Owned Software or (ii) the development of any program or product based solely upon the Owned Software or any part thereof which is not included in the Owned Software and would constitute a copyright infringement of the Owned Software.

(C)

No employee of the Corporation is in default under any term of any employment contract, or non-competition arrangement with the Corporation, or any other contract or any restrictive covenant of a similar nature between the Corporation and the employees relating in any way to the Owned Software.  The Owned Software was developed by either independent contractors hired by the Corporation or employees of the Corporation during the time they were employees of the Corporation and all such work is owned by the Corporation.  Any Owned Software developed by the Corporation’s employees does not include any inventions of the employees made prior to the time such employees became employees of the Corporation nor any intellectual property of any previous employer of such employee and all Owned Software constitutes a work specifically ordered or commissioned by the Corporation and the Corporation is and always has been considered for all purposes the owner of all rights therein, including copyright.

(D)

The Corporation’s development, use, sale or exploitation of the Licensed Software complies in all material respects with the licensing agreements under which the Corporation is granted use of the Licensed Software, other than such non-compliance as would not have a Material Adverse Effect and, with respect to the Owned Software, the Corporation has not received any communication alleging a violation of any rights of any other person or entity with interest in the Owned Software except as set forth in Schedule 4.0(h)(D) (“Third-Party Rights in Owned Software”).  Except as set forth in Schedule 4.0(h)(D) and except for payments to its independent contractors and employees in the ordinary course of business, the Corporation does not have any obligation to compensate any person for the development, use, sale or exploitation of the Owned Software nor has the Corporation granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Owned Software, whether requiring the payment of royalties or not, except for customers of the Corporation .

(E)

The source code for the Owned Software is afforded limited access by authorized personnel only.  In addition, a copy of such source code is kept off-site for security.

(i)

The assets and the conduct of the Corporation comply, and have at all times complied, in all material respects with all applicable laws, rules, regulations, permits, licenses, qualifications, judgments and orders, including, without limitation, all environmental, employment and labour and securities laws, rules and regulations other than such non-compliance which would not have a Material Adverse Effect, and the Corporation has obtained all governmental approvals in connection therewith other than those which the failure to so obtain would not have a Material Adverse Effect.  The Corporation holds all material licences, permits and authorizations requisite for and applicable to the conduct of the Corporation other than those which the failure to so obtain would not have a Material Adverse Effect.

(j)

The Corporation is not a party to any lease or agreement in the nature of a lease relating to real or immovable property or personal or movable property under which annual aggregate monetary obligations exceed US $10,000 each, as lessor or lessee save and except for those leases set out in Schedule 4.0(j) attached hereto (“Leased Property”).  The only obligations of the Corporation with respect to Leased Property that have been personally guaranteed by the Principal Shareholders are listed on Schedule 4.0(j) (the “Leased Property Personal Guarantees”).

All of the leases referred to in Section 4.0(j) are in good standing and in full force and effect, unamended, and no breach of any term has occurred on the part of the Corporation which would have a Material Adverse Effect, nor has any event occurred upon which notice or the lapse of time or both could constitute a default.

(k)

Since the date of the Interim Statements, no payments have been authorized, paid or are payable to the officers, directors or employees of the Corporation, except in the ordinary course of business at the then prevailing rates of remuneration, and no bonus or increase in remuneration has been authorized or become effective, except for bonuses and increases in the ordinary course of business and in an amount consistent with past practice and except for commission payable in the amount and to the persons named in Schedule 4.0(k) (“Commissions Payable”).  All such payments, bonus and increases in remuneration are accurately disclosed in the books and records of the Corporation.

(a)

Except as set forth in Schedule 4.0(l) attached hereto or as required by applicable law, the Corporation is not a party to any written employment agreement and there is no verbal agreement for the employment of any officer, or employee which cannot be terminated on reasonable notice.  A list of the all employees of the Corporation, their respective positions and remuneration is set out in Schedule 4.0(l) hereto (“Employee List”).  The Corporation maintains and/or contributes to all plans, programs, policies, agreements and other arrangements with respect to the compensation, termination, benefits or other employee matters (“Plans”) as legally required, and all of the Plans currently maintained by the Corporation are set forth on Schedule 4.0(l) hereto.

(m)

The Corporation is not in arrears or in default in respect of the filing of any required federal, state, municipal or any other level of government tax or other return (a “Return”) and at each of such times all taxes, filing fees and other assessments, reassessments and all other taxes, governmental charges, penalties, interest and fines due and payable or collectable from the Corporation shall have been paid or collected no claim for additional taxes, filing fees or other amounts and assessments has been made which has not been paid and there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Return by or the payment of any tax, governmental charge or deficiency against the Corporation.  The Corporation has withheld from each payment to any employee the amount of all taxes (including, but without limiting the generality of the foregoing, income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

(n)

Save and except as set out in Schedule 4.0(n), there are no suits, actions, disputes, claims, litigation, arbitration, legal, administrative or other proceedings or governmental investigation including appeals and applications for review at law or in equity or before any court or any federal, provincial, municipal or other governmental department, commission, tribunal, board, agency or arbitrator in progress, pending, threatened or anticipated against the Corporation involving potential liability to the Corporation of more than US $25,000.  To the Principal Shareholders’ knowledge, there are no existing grounds on which any further action, suit or proceeding might be commenced with any reasonable likelihood of success.

(o)

The Corporation is not subject to any judgment, order or outstanding decree or ruling of any court or governmental authority or other body might adversely affect the business, affairs or prospects, financial or other of the Corporation, and which result in any restrictions in the conduct of the Corporation, contractual or other, out of the ordinary course of business.

(p)

The Corporation is not in violation of or in default under its charter or any by-law or any material mortgage, lease, license, permit, instrument, agreement, judgment, decree, order or any statute, rule or regulation affecting it.  The execution, delivery and performance of this Agreement and the completion of the transaction contemplated herein will not result in any violation of or default under any of the foregoing or create a conflict therewith and none of the foregoing provides for termination, variation or penalty by reason of any change in the ownership of the Corporation.

(q)

Save for the contracts, outstanding contracts and quotations, and sales orders on hand which are active and incomplete and have remaining performance required by the Corporation having a value of at least US $25,000.00 each (collectively called “Contracts”) listed in Schedule 4.0(q) attached hereto, the Corporation is to the Principal Shareholder’s knowledge and belief, not a party to or bound by any presently existing material, oral or written, unperformed contract or commitment having a value of or giving rise to a liability of more than twenty-five thousand US dollars (US $25,000).  The Contracts listed in Schedule 4.0(q) hereto are all in full force and effect unamended and no default exists in respect thereof on the part of the Corporation which could have a Material Adverse Effect.

(r)

The Corporation has not guaranteed or authorized the guarantee of any indebtedness or obligations of any kind other than as disclosed in the Annual Statements and the Interim Statements.  No obligations of the Corporation are personally guaranteed by the Principle Shareholders other than those obligations referred to in the Leased Property Personal Guarantees and the additional Corporation indebtedness or obligations set forth on Schedule 4.0(r) (collectively with the Leased Property Personal Guarantees, the “Principal Shareholders Personal Guarantees”).

(s)

Since the date of the Interim Statements:

(A)

the Corporation has not transferred, assigned, sold or otherwise disposed of any of the assets shown in the Interim Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

(B)

the Corporation has not incurred or assumed any obligation or liability (fixed or contingent) except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

(C)

the Corporation has not mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the assets or property whether tangible or intangible of the Corporation;

(D)

the Corporation has not authorized or agreed or otherwise have become committed to do any of the foregoing; and

(E)

the Corporation has been carried on in the normal course of business.

(t)

Absence of Changes.  Since the date of the Interim Statements there have not been:

(A)

any changes in the condition or operations of the Corporation, its assets or financial condition other than changes in the ordinary and normal course of business, none of which has had a Material Adverse Effect; or

(B)

any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the assets, properties or future prospects of the Corporation.

(u)

The Corporation is not a party to any franchise agreement or agreement in the nature of a franchise agreement relating to any franchise as franchiser or franchisee.

(v)

The Corporation has made or obtained all necessary consents, authorizations, approvals, orders, filings and notifications necessary in connection with the execution, delivery and performance by the Corporation of this Agreement, other than those which the failure to make or obtain would not have a Material Adverse Effect.

(w)

The Corporation will have a minimum working capital, being cash plus collectible accounts receivables less revolving line of credit, accounts payable, payroll, taxes payable, due to related parties, loan from stockholder and accrued and deferred liabilities of not less than US $300,000 at the Closing.

(x)

The Corporation is a corporation incorporated, organized and in good standing under the laws of the State of Delaware.  The Corporation has the full corporate power and authority to carry on its business and to own, lease and operate its assets and business as now carried on and owned, leased and operated by it.

(y)

All necessary corporate action on the part of the Corporation has been or will be taken on or before Closing to authorize the execution of this Agreement and the completion of the transactions contemplated hereby.

(a)

This Agreement constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

PURCHASER REPRESENTATIONS AND WARRANTIES

1.0

Attached hereto is a disclosure schedule made up of various schedules numbered to correspond to the numbering of subsections in this Section 5.0 (the “Purchaser Disclosure Schedule”).  Any matter disclosed in the Purchaser Disclosure Schedule shall serve as a disclosure in respect of all of the representations and warranties of the Corporation in this Agreement notwithstanding that reference has, for the sake of convenience, been made in some instances to particular representations and warranties.  Subject to the disclosures set forth in the Purchaser Disclosure Schedule the Purchaser represents and warrants to the Shareholders (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.2 herein) that:

1.1

The Purchaser is a corporation incorporated, organized and in good standing under the laws of the Province of Ontario.  Each of the Purchaser and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a material adverse effect.  The Purchaser has the full corporate power and authority to carry on its business and to own, lease and operate its assets and business as now carried on and owned, leased and operated by it.

1.2

All necessary corporate action on the part of the Purchaser has been or will be taken on or before Closing to authorize the execution of this Agreement and the completion of the transactions contemplated hereby.

1.3

This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

1.4

Sufficient shares of authorized but unissued common stock, no par value per share of Purchaser (the “Diversinet Common Stock”) have been reserved by appropriate corporate action in connection with the issuance of the Diversinet Shares, and the Diversinet Common Stock issuable upon exercise of the Warrants (collectively, the “Purchaser Shares”).  The issuance of the Purchaser Shares is not subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is otherwise bound. The Diversinet Shares and upon exercise of the Warrants, the Diversinet shares delivered to the Shareholder thereunder shall be duly authorized, fully paid and non-assessable.  Upon exercise of the Warrants the Shareholders will be the registered owner of the Diversinet shares delivered to the Shareholders thereunder.  The Diversinet Shares and the Diversinet shares to be issued to the Shareholders pursuant to exercise of the Warrants, shall be free and clear of all Liens of the Purchaser or the Purchaser’s creditors.

1.5

Purchaser has a total authorized capitalization consisting of:  unlimited shares of Diversinet Common Stock, 9,625,444 shares of which are issued or outstanding, an additional 1,163,758 shares of which are issuable upon exercise of outstanding warrants to purchase Diversinet Common Stock, an additional 602,501 shares of which are issuable upon exercise of outstanding options to purchase Diversinet Common Stock (collectively, the “Outstanding Diversinet Securities”).  There are no other outstanding subscriptions, warrants, options, convertible securities, or other rights to purchase or otherwise acquire equity securities of the Purchaser (collectively with the Outstanding Diversinet Securities, the “Capital Stock”). All of the Outstanding Diversinet Securities have been duly authorized, are validly issued and are fully paid and nonassessable.

1.6

The Purchaser has not committed an act of bankruptcy nor made an assignment in favour of its creditors nor made a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it.  The Purchaser has not initiated proceedings with respect to a compromise or arrangement with its creditors nor initiated any proceedings for its winding up, liquidation or dissolution.  No receiver has been appointed in respect of the Purchaser or any of the assets or shares of the Purchaser and no execution or distress has been levied upon any of the assets or shares.

1.7

There are no injunctions, judgments, orders, legal actions, or similar proceedings, either threatened, pending or outstanding, against or relating to the Diversinet Shares or the Warrants or the Purchaser which would or could affect or prohibit the completion by the Purchaser of the transactions contemplated hereby.

1.8

There are no actions, suits, claims, complaints, judgments, injunctions, orders, awards, executions or legal, administrative, arbitrations or similar proceedings, governmental investigations, or other proceedings pending or threatened against or affecting the Purchaser at law or in equity or before any federal, provincial, municipal or other government department, commission, board, bureau, agency or instrumentality, domestic or foreign which would or could affect or prohibit the completion by the Purchaser of the transactions contemplated hereby.

1.9

The execution, delivery and performance of this Agreement and all other agreements and documents required to be executed, issued or delivered by the Purchaser hereunder are not (i) contrary to the certificate of incorporation or by-laws of Purchaser, (ii) in contravention of any of the terms of any indenture, trust deed, bond, mortgage, charge, debenture, agreement or undertaking to which the Purchaser is a party or by which the Purchaser or its assets are bound, (iii) does not now and will not as a result of the passage of time result in a violation or breach of, or constitute a default under, any term or provision of judgment, decree, regulation, law, or any other restriction to which Purchaser is a party or to which Purchaser or any of its assets is subject or bound, (iv) will  not result in the creation of any lien or other charge upon any assets of Purchaser, and (iv) will not result in any acceleration or termination of any loan or security interest agreement to which Purchaser is a party or to which Purchaser or any of its assets is subject or bound.   Except as disclosed on Schedule 5.9 (the “Purchaser Consents”), no license, consent, approval, order, authorization, report, registration or declaration of or filing with any person or entity is required in connection with the execution and delivery of this Agreement, the Employment Agreements by Purchaser, or the consummation of any of the transactions contemplated by this Agreement or the documents to be delivered by Purchaser in connection with this Agreement.

1.10

The Purchaser has filed all forms, reports and documents required to be filed with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “SEC Reports”).  The Purchaser has delivered to the Principal Shareholders a true and complete copy of the SEC Reports for the period from November 1, 2001 through the Closing, including all exhibits and schedules thereto.  Furthermore the Principal Shareholders have had access to all of the SEC Reports through the Edgar website at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany. The SEC Reports: (i) were prepared in accordance, and complied as of their respective dates, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any known untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.11

The Purchaser has delivered to the Corporation as part of the SEC Reports, the Purchaser’s balance sheets and the related statements of operations, retained earnings, income, cash flows, notes and schedules for various periods set forth therein, including but not limited to for the years ended October 31, 2001 and October 31, 2002, all audited by KPMG LLP (collectively, the “Purchaser Financial Statements”).  The Purchaser Financial Statements fairly present the assets, financial position, liabilities, and results of operations of Purchaser as of the respective dates and for the respective periods stated therein; and have been prepared pursuant to and in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) consistently applied and are consistent with the books and records of the Purchaser.  Canadian GAAP conform in all material respects with United States GAAP except as described in Note 15 to the Purchaser Financial Statements for the year ended October 31, 2002.  Purchaser has delivered to the Corporation copies of the internally prepared and unaudited balance sheets and the related statement of operations, retained earnings, income and cash flows monthly and cumulative for the period of November 1, 2002 through April 30, 2003, prepared by Purchaser in the ordinary course of business and reviewed by KPMG LLP, and the internally prepared, unaudited income statements  for the 2-month period of May 1, 2003 through June 30, 2003 and the balance sheet as of June 30, 2003, prepared by Purchaser in the ordinary course of business (collectively, the “Purchaser Interim Statements”).  The Purchaser Interim Statements fairly present in accordance with Canadian GAAP the assets, financial position, liabilities, and results of operations of Purchaser as of the respective dates and for the respective periods stated above; and have been prepared pursuant to and in accordance with Canadian GAAP consistently applied and are consistent with the books and records of the Purchaser, subject to usual and customary year end adjustments and audit adjustments consistent with past practice.  Purchaser has no known liabilities, whether absolute, accrued, contingent or otherwise, and whether due or to become due, material, other than those which (i) are reflected or reserved against in the Purchaser Financial Statements or the Purchaser Interim Statements, or (ii) arose in the ordinary course of business since April 30, 2003, or (iii) are disclosed in Schedule 5.11.  Purchaser is as of the Closing, financially solvent and able to meet its financial obligations as and when they mature.

5.12

Subject to the accuracy of the representations and warranties of the Shareholders contained herein and the Shareholders having not represented that they are an “Accredited Investor” within the meaning of Rule 501(a) under the Securities Act, the issuance of the Purchaser Shares to the Shareholders hereunder is (i) exempt from the registration and prospectus delivery requirements of the Securities Act, and (ii) in compliance with all applicable securities laws.

5.13

Since April 30, 2003, except as identified and described in Schedule 5.13, there has not been: (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Purchaser from that reflected in the Purchaser Interim Statements, except for changes in the ordinary course of business which have not and could not reasonable be expected to have a material adverse effect (“Diversinet Material Adverse Effect”), individually or in the aggregate; (b) any declaration or payment of any distribution, on any of the capital stock of the Purchaser, or any redemption or repurchase of any Outstanding Diversinet Securities; (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Purchaser or its subsidiaries; or (d) any waiver, not in the ordinary course of business, by the Purchaser or any subsidiary of a material right or of a material debt owed to it.

5.14

For purposes of this Section 5.14, “Purchaser Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation).

(a) All Purchaser Intellectual Property owned or used by Purchaser is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Purchaser Intellectual Property which is necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been knowingly or is now involved in any cancellation, dispute or litigation, and, to the Purchaser’s knowledge, no such action is threatened.  No patent of the Purchaser or its subsidiaries has been involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Purchaser Intellectual Property which are necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Purchaser or any subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Purchaser or its subsidiaries that are parties thereto and, to the Purchaser’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Purchaser or any of its subsidiaries under any such License Agreement, except for those which would not have a Material Adverse Effect.

(c) The Purchaser and its subsidiaries own or have the valid right to use all of the Purchaser Intellectual Property necessary for the conduct of the Purchser’s and each of its subsidiaries’ businesses substantially as currently conducted and for the ownership, maintenance and operation of the Purchaser’s and its subsidiaries’ properties and assets.

(d) The Purchaser and its subsidiaries own the Purchaser Intellectual Property that is necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Purchaser Intellectual Property, other than licenses entered into in the ordinary course of the Purchaser’s and its subsidiaries’ businesses. The Purchaser and its subsidiaries have a valid and enforceable right to use all other Purchaser Intellectual Property used or held for use in the respective businesses of the Purchaser and its subsidiaries. The Purchaser and its subsidiaries have the right to use all of the owned and licensed Purchaser Intellectual Property which is necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

(e) To the Purchaser’s knowledge, the conduct of the Purchaser’s and its subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any trademark, copyright, patent, trade secrets or other intellectual property rights of any third party, and, to the Purchaser’s knowledge, the Purchaser Intellectual Property rights of the Purchaser and its subsidiaries which are necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Purchaser’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Purchaser Intellectual Property of the Purchaser and its subsidiaries and the Purchaser’s and its subsidiaries’ use of any intellectual property owned by a third party, and, to the Purchaser’s knowledge, there is no valid basis for the same.

5.15.

Except for existing agreements with the Purchaser’s investment bankers, Purchaser has not engaged any broker, finder or advisor in regard to this Agreement or the acquisition of the Purchased Shares.

5.16

The Purchaser covenants and agrees to maintain for not less than three years after the Closing, the Corporation General Liability Policy, at the Purchaser’s sole cost and expense, or a comparable policy, insuring the Corporation and, as an additional insured, the Purchaser, for the acts and omissions of  the Corporation prior to the date of Closing.

6.0

Conditions precedent to the performance by the Purchaser of its obligations under this Agreement:

6.1

The obligation of the Purchaser to complete the purchase of the Purchased Shares shall be subject to the satisfaction of, or compliance with, at or before Closing, of each of the following conditions precedent each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser, the compliance with which may be waived in whole or in part only by the Purchaser in its discretion and on such terms as it may consider appropriate:

()

All representations and warranties and covenants made by each Shareholder in this Agreement shall be true on and as of Closing.

()

All documents relating to the authorization and completion of the purchase and sale hereunder of the Purchased Shares and all actions and procedures taken on or prior to Closing in connection with the performance by the Shareholders and the Corporation of their obligations under this Agreement shall be satisfactory to the Purchaser and to the Purchaser’s counsel and the Purchaser shall have received copies of all such documents and such further evidence as it may reasonably require in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance to these conditions, in form (as to certification or otherwise) and substance satisfactory to the Purchaser and to the Purchaser’s counsel including without limitation all necessary conveyances, assurances, transfers, assignments and consents, and any other documents necessary or reasonably required to effectively transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Liens whatsoever.

()

The Shareholders shall deliver to the Purchaser:

i.

share certificates representing the Purchased Shares endorsed for transfer;

ii.

minute book transfers of the Purchased Shares;

iii.

a resolution of the directors of the Corporation approving the sale of the Purchased Shares to the Purchaser on the terms and conditions described herein;

iv.

a certificate of the Secretary of the Corporation as to the incumbency of the officer executing this Agreement on behalf of the Corporation, with a copy (certified by the Secretary of the State of Delaware) of the Certificate of Incorporation, as amended to the Closing, and a copy (certified as of the Closing by the Secretary of the Corporation) of the Bylaws and the resolutions referred to in clause (iii);

v.

immediately after the execution and delivery of the resolution referred to in subparagraph (c)(iii) above, the Shareholders shall cause their nominees who are directors and officers of the Corporation to tender their resignations as officers and directors of the Corporation;

vi.

a certificate of good standing for the Corporation in the State of Delaware as of a reasonably recent date;

vii.

a legal opinion of counsel to the Corporation, the Principal Shareholders and Scott Lowry, in form satisfactory to the Purchaser, acting reasonably; and

()

Any approval, consent, ruling, exemption or authorization that may be necessary or appropriate in respect of the transactions hereby contemplated (including, without limitation, all appropriate federal, provincial, municipal, regulatory or governmental or administrative bodies) shall have been received and shall be absolute or on terms reasonably acceptable to the Purchaser and to the Purchaser’s counsel.

()

No action or proceeding shall be pending or threatened to impair or prohibit the completion of the transactions contemplated by this Agreement.

()

No mortgage, charge, lien, encumbrance, security interest or claim and no debts secured thereby shall become due and payable by reason of the completion of the transactions contemplated by this Agreement.

()

The Shareholders shall have performed and complied in all respects with its respective obligations, covenants and agreements herein.

All of the foregoing to be in form and substance reasonably satisfactory to the Purchaser and its counsel.

7.0

Conditions precedent to the performance by the Shareholders of its obligations under this Agreement

7.1

The obligation of the Shareholders to complete the sale of the Purchased Shares shall be subject to the satisfaction of, or compliance with, at or before Closing, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of the Shareholders, the compliance with which may be waived in whole or in part only by the Principal Shareholders acting on behalf of all Shareholders in their discretion and on such terms as the Principal Shareholders may consider appropriate:

()

All representations and warranties and covenants made by the Purchaser in this Agreement shall be true on and as of Closing.

()

All documents relating to the authorization and completion of the payment by the Purchaser hereunder for the Purchased Shares and all actions and procedures taken on or prior to Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Principal Shareholders and to the Principal Shareholders’ counsel and the Shareholders shall have received copies of all such documents and such further evidence as they may reasonably require in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance to these conditions on the part of the Purchaser, in form (as to certification or otherwise) and substance satisfactory to the Principal Shareholders and to the Principal Shareholders’ counsel.

()

The Purchaser shall deliver to the Shareholders:

i.

a resolution of the directors of the Purchaser approving the purchase of the Purchased Shares from the Shareholders on the terms and conditions described herein;

ii.

The Purchaser shall deliver to the Shareholders a treasury order evidencing the issuance of the Diversinet Shares pursuant to sections 2.0(a)(i), 2.0(a)(ii) and 2.0(a)(iii) and issue the Warrants to the Shareholders in accordance with to section 2.0(b).

iii.

Employment Agreements for those employees in the form shown in Schedule 2.1.

iv.

a certificate of the Secretary of the Purchaser as to the incumbency of the officer executing this Agreement on behalf of the Purchaser, with a copy (certified by the appropriate Ontario provincial authority) of the charter documents of the Purchaser, as amended to the Closing, and a copy (certified as of the Closing by the Secretary of the Purchaser) of the Bylaws and the resolutions referred to in clause (i);

v.

a certificate of good standing for the Purchaser in the Province of Ontario as of a reasonably recent date;

vi.

a legal opinion of counsel to the Purchaser, in form satisfactory to the Principal Shareholder’s counsel, acting reasonably;

()

Any approval, consent, ruling, exemption or authorization that may be necessary or appropriate in respect of the transactions hereby contemplated (including, without limitation, all Purchaser Consents, powers of attorney from each Shareholder to one of the Principal Shareholders, and appropriate federal, provincial, municipal, regulatory or governmental or administrative bodies) shall have been received and shall be absolute or on terms reasonably acceptable to the Principal Shareholders and to the Principal Shareholders’ counsel.

()

No action or proceeding shall be pending or threatened to impair or prohibit the completion of the transactions contemplated by this Agreement.

()

No mortgage, charge, lien, encumbrance, security interest or claim and no debts secured thereby shall become due and payable by reason of the completion of the transactions contemplated by this Agreement.

()

The Purchaser shall have performed and complied in all respects with its respective obligations, covenants and agreements herein

All of the foregoing to be in form and substance reasonably satisfactory to the Principal Shareholders and their counsel.

8.0

Indemnification

8.1

The Shareholders (with respect to all of the representations and warranties set out in Section 3.0 herein), the Principal Shareholders (with respect to all of the representations made by the Principal Shareholders set out in Section 3.0 and Section 4.0) and the Corporation (in respect of the representations and warranties set out in paragraph 4.0 herein) (the “Section 4.0 Representations”) hereby agree to indemnify and save harmless the Purchaser, its directors, officers, employees, agents, representatives, assigns and the Purchaser’s Affiliates, and their respective directors, officers and employees (each a “Purchaser Indemnified Party”) from and against all loss, liability, cost and expense (including legal fees and expenses) suffered or incurred by the Purchaser (“Damages”) arising out of any incorrect representations or any misrepresentation or breach of warranty made by such indemnifying party and/or, as to the Principal Shareholders, the Corporation, as applicable, or, as to the Principal Shareholders only, from any breach of any covenant or failure to fulfil any obligation of the Principal Shareholders and/or the Corporation, as applicable, under this Agreement or any certificate or document delivered pursuant hereto or arising out of any action or proceedings in respect hereto.  The liability of the Shareholders and the Principal Shareholders under this paragraph shall survive Closing and shall remain in full force and effect for the following time periods (the “Section 8.1 Claim Period”):

(a)

for a period of one (1) year in respect to representations, warranties and covenants set out in this Agreement, except as noted in paragraphs 8.1(b) and (c) below;

(b)

for an unlimited period in relation to representations and warranties set out in Section 3.0 relating to the ownership of the Purchased Shares by the indemnifying Shareholder; and

(c)

for a period of five (5) years for those representations and warranties set out in Section 4.0 relating to income tax matters save and except in the event of a Fraud Finding in which case the representations and warranties in respect to income tax matters shall survive for an unlimited period.

8.1.1

(a)

If the Purchaser wishes to make a claim for indemnification against any of the Shareholder(s) and/or the Corporation pursuant to this Section 8.1 herein (“Claim”) in respect of a breach of a representation and warranty comprising part of the Section 4.0 Representations, the Purchaser shall deliver to such Shareholder(s) and the Principal Shareholders prior to the expiration of the Section 8.1 Claim Period, a written notice of the Claim which written notice shall contain:

i.

a description of the nature of the Claim;

ii.

the provision or provisions of this Agreement under which Claim is based;

iii.

the estimated amount of the Claim; and

iv.

all relevant facts within its knowledge in sufficient detail to communicate the basis for the Claim.

(b)

Within thirty (30) days of the Shareholder(s) and the Principal Shareholder receiving notice of a Claim from the Purchaser, such Shareholder(s) and/or the Principal Shareholder may deliver to the Purchaser a written notice (the “Shareholder’s Notice”) that:

(i)

the Shareholder(s) and/or the Principal Shareholders accept liability for the Claim under this Agreement and the estimated amount of the Claim; or

(ii)

the Shareholder(s) and/or the Principal Shareholders objects to the liability for the Claim or the estimated amount of the Claim, in which case, the Shareholder(s) and/or the Principal Shareholder shall set forth his (their) objection and the reasons thereof; and

(iii)

if the Claim results from a claim asserted by a third party, whether or not he or it wishes to assume the control of the defence, compromise or settlement of such Claim.

(c)

If the Claim results from a claim asserted by a third party, then the Purchaser shall promptly provide the Shareholder(s) and/or the Principal Shareholder of such Claim and provide the Shareholder(s) and/or the Principal Shareholder with the opportunity to assume control of the defence, compromise or settlement of such Claim, subject to the reasonable inquiry and monitoring by the Purchaser, at its own cost and expense, in respect thereof.  If the Shareholder(s) does (do) not notify the Purchaser in writing within thirty (30) days of receipt of a proper Claim that the Shareholder(s) and/or the Principal Shareholders elect(s) to assume control of the defence, compromise or settlement of such Claim, then the Purchaser shall have the right to take whatever action it deems appropriate in respect of the defence, compromise or settlement of such Claim.  If the Shareholder(s) and/or the Principal Shareholder assume(s) control of the defence, compromise or settlement of Claim, then such assuming Shareholder(s) and/or Principal Shareholder shall indemnify and save harmless the Purchaser from and against all loss and costs relating to such Claim, except as provided herein.

(d)

If the Shareholder(s) and/or the Principal Shareholder have objected to the liability, or the amount of the liability, for the Claim in the Shareholder’s Notice, then for a period of thirty (30) days after the receipt of such notice, the Purchaser and the Principal Shareholders shall, in good faith, negotiate with each other in an effort to mutually agree whether the Shareholder(s) and/or the Principal Shareholders is (are) liable for the Claim under this Agreement and the amount of such liability.  If:

(A)

the Purchaser and the Principal Shareholders fail to agree within the thirty (30) day period as to whether the Shareholder(s) is (are) liable for the Claim under this Agreement and the amount of such liability; or

(B)

if the Shareholder(s) and the Principal Shareholders both fail to deliver a Shareholder’s Notice to the Purchaser pursuant to paragraph 8.1.1(b),

such questions shall at the option of either party and upon notice be submitted to and finally and conclusively resolved, settled and determined by arbitration in accordance with the provisions of paragraph 9.6 of this Agreement, provided that in no event shall any such arbitration proceeding be concerned with, or considered or attempt to determine the substantive merits of any third party claim pending before any judicial or administrative tribunal.

8.1.2

Limitation.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any otherwise available right or remedy of Purchaser, at law or in equity, Purchaser, the Shareholders, and the Principal Shareholders agree on the following limitations:

(a)

Purchaser agrees, for itself and each other Purchaser Indemnified Party (all of whom shall, for the purposes of this Section 8.1.2 be collectively referred to as Purchaser) that the sole and exclusive remedy for any breach of this Agreement by any Shareholder (including any Principal Shareholder), for any Damages arising herefrom or related hereto, including without limitation, any misrepresentation, breach of covenant or warranty, or for any other loss, cost damage or expense relating to, arising out of or otherwise connected with this Agreement or the transactions contemplated hereby, shall be the right of indemnification as and to the extent set forth in this Section 8.1, and in all events subject to all of the limitations herein, Purchaser waiving all and each other available remedy,  at law or in equity, except that it reserves such rights and remedies as may be available to it in the event of a breach based on the conduct of any Shareholder (including any Principal Shareholder) which is determined by a judgment of a court of competent jurisdiction in accordance with Section 9.6 to have constituted fraud by Shareholder committed with an intent to deceive Purchaser (“Fraud Finding”).

(b)

Purchaser agrees that with respect to any Damages for which it is entitled to indemnification hereunder after Closing, it shall first seek indemnity or reimbursement, as applicable, under any policy or policies of insurance of the Corporation which provides coverage against the loss that is the subject matter of such Damages, if any (including the policy (policies) required to be maintained by  Purchaser under Section 5.16), before being entitled to any recovery from Shareholder(s), with Shareholder(s)’ indemnity obligations, subject to the remaining provisions of this Section 8.1.2, being limited to that portion of the Damages which is not covered by such insurance (i.e. any deductibles or excess exposure).  Notwithstanding the foregoing, the Shareholders shall have no liability under this Section 8.1 unless and until the aggregate amount of Damages by Purchaser exceeds US $ 75,000.00 (“Deductible”).

(c)

From and after Closing, Purchaser agrees that (i) the aggregate liability of all Shareholder(s) in the aggregate to Purchaser for any Damages sustained by Purchaser arising out of or connected with this Agreement or any breaches of any representation or warranty of the indemnifying Shareholder(s) contained herein or otherwise relating to the transactions contemplated hereby shall be limited to Damages  up to the sum of Two Million Seven Hundred Thousand US Dollars (US $2,700,000.00) in the aggregate (the “Aggregate Claim Limit”), provided, however, that (X) the liability of any one Shareholder, including any of the Principal Shareholders, shall never exceed the product (the “Claim Limit”) of: (i) the Aggregate Claim Limit, multiplied by (ii) a fraction the numerator of which is the number of Diversinet Shares issued to such Shareholder, and the denominator of which is 1,350,000; (Y) no Shareholder (including any Principal Shareholder) other than the Shareholder(s) whose Purchased Shares is/are the basis of a Claim for breach of the representation set forth in Section 3.0 shall have any indemnification obligation arising from such Claim; and (Z) no Shareholder other than Principal Shareholders shall have any indemnification obligation for any Claim alleging a breach of any Section 4.0 Representations.  Notwithstanding any other provision contained in this Agreement or any other agreement executed at the Closing, Purchaser’s right of recovery for any indemnification under this Section 8.1 to which Purchaser shall be entitled is and shall be limited to the  enforcement of such claim for Damages by recovering such excess Damages from the indemnifying Shareholder(s), subject in all events to the Aggregate Claim Limit and the Claim Limit; provided, however, that the Aggregate Claim Limit and the Claim Limit shall not apply as a liability limit in the event of a Fraud Finding with respect to Damages resulting thereby.  It is agreed by Purchaser and each Shareholder that the indemnifying Shareholder may satisfy in whole or in part any indemnification claim under this Section 8.1 by delivery of Diversinet Shares to Purchaser, which Diversinet Shares will be deemed for a period of not less than twelve months after the Closing, to have a value for purposes of this provision of US $2.00 per Diversinet Share, in satisfaction or partial satisfaction of his or her indemnification obligation.  Notwithstanding any other provision contained in this Agreement, Charles Walton and Mark B. Siroonian shall be permitted to sell any of the Diversinet Shares issued to them in a private sale for the purposes of using the proceeds therefrom to satisfy an indemnification claim under this Section 8.1.

(d)

In no instance will any Shareholder ever be liable to Purchaser for (i) consequential, special, or indirect damages arising out of, related to, or in any way connected to this Agreement or the transactions contemplated hereby, (ii) Damages of any nature in excess of the Claim Limit, except in the event of a Fraud Finding for Damages resulting therefrom, (iii) any Damages relating to any matter or claim not properly asserted within the Section 8.1 Claim Period, or (iv) for any amounts sought by any remedy or recovery other than permitted by this Section 8.1, except in the event a Fraud Finding.

8.2

The Purchaser hereby agrees to indemnify and save harmless each Shareholder, his respective heirs, legal representatives from and against all loss, liability, cost and expense (including legal fees and expenses) suffered or incurred by the Shareholder arising out of any incorrect representations or any misrepresentation or breach of warranty or covenant or failure to fulfil any obligation of the Purchaser under this Agreement or any certificate or document delivered pursuant hereto or arising out of any action or proceedings in respect hereto.  Without limitation to the foregoing, the Purchaser agrees to indemnify each Principal Shareholder, his respective heirs and legal representatives from and against all loss, liability, cost and expense (including legal fees and expenses) suffered or incurred by any such indemnified party arising out of the Principal Shareholder Personal Guarantees from claims made after the Closing, excluding however, any claims made by South Shore Savings Bank, its successors and assigns.  The liability of the Purchaser under this paragraph shall survive Closing and shall remain in full force and effect for the following time periods (the “Section 8.2 Claim Period”):

(a)

for a period of six months in respect to representations, warranties and covenants set out in this Agreement, except as noted in paragraphs 8.2(b) and (c) below;

(b)

for a period of  two years after the Closing, in relation of the covenants of the Purchaser set forth in Sections 2.0(a)(i), 2.2, and 2.5 and the representations of the Purchase set out in Sections 5.5, 5.10 and 5.12; and

(c)

except where there is Fraud Finding, in which case the representations and warranties in respect to the matter where fraud is established shall survive for an unlimited period.

i.1

All representations, warranties and covenants contained in this Agreement or any certificate or document delivered hereunder shall survive Closing and shall continue in full force and effect for the periods provided for in paragraphs 8.1 and 8.2 herein.

9.0

Miscellaneous

9.1

Each of the parties shall from time to time, both before and after Closing, take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the other such documents and further assurances as may, in the reasonable opinion of counsel for the other, be necessary or advisable to give effect to this Agreement.

9.2

Any notice or other communication required or permitted under this Agreement shall be in writing and may be given by personal delivery or facsimile (receipt confirmed) to the party for whom it is intended or by prepaid mail, addressed as follows:

In the case of the Purchaser to:

Chief Financial Officer

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario

M2J 5C2

In the case of the Shareholder(s), the Principal Shareholders, or the Corporation to:

Mr. Charles S. Walton, Jr.,

Chairman

Caradas, Inc.

639 Granite Street, Suite 300

Braintree, MA  02184

With a copy to:

Jeffrey P. Hart, Esq.

Tarlow, Breed, Hart, Murphy & Rodgers, P.C.

21 Custom House Street

Boston, MA  02110

Any such notice or other communication given by prepaid mail shall be deemed to have been given on the tenth (10th) business day after the same was deposited in a post office box for onward transmission.  Any such notice of other communication given by personal delivery or by facsimile shall be given on the date of delivery or date of sending by facsimile (receipt confirmed), provided that if a notice is sent by facsimile (receipt confirmed), outside of the recipient’s normal business hours, the facsimile shall be deemed received the following business day.  Each party may at any time change his or its address for the purposes hereof by giving notice of such change to the others in accordance with the foregoing provisions.

In the event of a mail strike or other interruption of postal deliveries, all notices or other communication shall be given by personal delivery or by facsimile (receipt confirmed).

9.3

Time shall be of the essence of this Agreement.

9.4

Each of the parties hereto may extend the time for performance and waive non-performance by any of the other parties hereto of their respective obligations and agreements under this Agreement, but no act and/or failure to act by way of the parties shall be deemed to be an extension or waiver of timely and strict performance by the other parties to this Agreement of such obligations and agreements, except to the extent notice is given to such of the other parties.

9.5

Any provision herein which in any way contravenes the laws of any jurisdiction or which is void shall be deemed not to be a part of this Agreement and shall be severable therefrom, and the remainder of the Agreement shall remain in full force and effect.  The laws of the Province of Ontario, Canada shall apply to the provisions of this Agreement, without reference to choice of law principles.

9.6

Any dispute related to or arising under this Agreement, including its’ formation, performance or breach, shall be resolved by final and binding arbitration, not subject to appeal, conducted before a single arbitrator in proceedings administrated by, (A) if the claim is initiated by the Purchaser, the American Arbitration Association (“AAA”) and conducted at Boston, Massachusetts (unless otherwise mutually agreed-upon in writing by the Purchaser and the Principal Shareholders) and in accordance with the AAA Rules or their equivalent; or (B) if the claim is initiated by any of the Shareholders, ADR Chambers at Toronto, Ontario (unless otherwise mutually agreed-upon in writing by the Purchaser and the Principal Shareholders) and in accordance with the ADR Chambers Arbitration Rules or their equivalent.  In any such proceeding, the arbitrator may award the costs of the arbitration and attorney’s fees and costs to the prevailing party and such amounts may be included in the award.  The Federal and State courts located in the Commonwealth of Massachusetts and the courts located in Ontario, Canada, are hereby given non-exclusive jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.  Notwithstanding any other provision in this Agreement, such courts located in the Commonwealth of Massachusetts are hereby given exclusive jurisdiction for any claim by Purchaser seeking a Fraud Finding in accordance with Sections 8.1(c) or 8.1.2(a) and the courts located in Ontario, Canada are given exclusive jurisdiction of any claim by Shareholders seeking a Fraud Finding in accordance with Section 8.2(c).  Notwithstanding the foregoing, in the event that a violation of this Agreement or any other agreement executed at the Closing would cause irreparable injury, the Principal Shareholders and the Purchaser agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

9.7

All costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expenses.

9.8

This Agreement may not be assigned to any other party save as is agreed to by the party against whom such assignment is sought to be enforced.  Subject thereto, this Agreement shall extend to bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9

Closing shall take place on September 1, 2003 at 1:00 p.m. at the offices of the Corporation’s and the Principal Shareholders’ counsel, Tarlow, Breed, Hart, Murphy & Rodgers, P.C. in Boston, Massachusetts, or at such other time, date and place as the parties may agree upon, and Closing shall become effective as at the close of business on September 1, 2003 (for the purposes of this Agreement herein defined as “Closing”).

9.10

The parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

9.11

Should there be a press release announcing the consummation of the transactions described herein, such press release to be in a form mutually agreed-upon by the Purchaser and the Principal Shareholders.

9.12

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement, understanding, representations, warranties or undertakings with respect to the subject matter hereof, whether written or oral.  This Agreement shall not be amended except by an instrument in writing executed by the parties hereto.

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IN WITNESS WHEREOF the Vendors have executed this Agreement and the corporate parties hereto have set their hands and affixed their corporate seals under the hands of their proper officers as of the date first above written.

SIGNED SEALED AND DELIVERED

DIVERSINET CORP.

Per:

Nagy Moustafa, President & CEO

CARADAS, INC.

Per:

Scott Lowry, President & CEO

Linh Huynh by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Charles S. Walton, Jr.	Scott Lowry, Attorney-in-Fact
Richard Kastner by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry	Scott Lowry, Attorney-in-Fact
James Klumpp by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Mark B. Siroonian	Scott Lowry, Attorney-in-Fact
Vivek Agarwal by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	ChackAn Lai by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Geoff Beier by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Anne Lyden by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Robert Champey by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Raman Narayanswamy by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Todd Facemire by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	David Simonetti by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
William Hohle by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Ken Terrett by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Jeff Spinney by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Tim Tiernan by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Mickey Tevelow by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Chris Faigle by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Scott Shorter by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	William Randle by and through Mark B. Siroonian under Power of Attorney dated as of August 14, 2003:
Scott Lowry, Attorney-in-Fact	Mark B. Siroonian, Attorney-in-Fact
Joe Bentzel by and through Mark B. Siroonian under Power of Attorney dated as of August 14, 2003:	Steve Siroonian by and through Charles Walton under Power of Attorney dated as of August 14, 2003:
Mark B. Siroonian, Attorney-in-Fact	Charles Walton, Attorney-in-Fact

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Schedules

2.0 (a) (i)

Shareholder list for 200,000 shares

2.0 (a) (ii)

Shareholder list for 1,150,000 shares

2.0 (b)

Warrant list for 200,000 warrants

2.0 (b) (i)

Warrants

2.1

Employment Agreements

4.0(b)(1)

Annual Statements, Interim Statements

4.0(b)(2)

June 30, 2003 Accounts Receivable

4.0(c)

Insurance Policies

4.0(d)

Liens

4.0(g)

Intellectual Property

4.0(h)(D)

Third-Party Rights in Owned Software

4.0(j)

Leased Property

4.0(k)

Commissions Payable

4.0(l)

Employee List

4.0(n)

Status of Pending Claims

4.0(q)

Contracts

4.0(w)

Working capital calculation/ Closing balance sheet

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EXHIBIT 23.1

kpmg

KPMG LLP

Chartered Accountants

Telephone

(416) 228-7000

Yonge Corporate Centre

Telefax

(416) 228-7123

4100 Yonge Street Suite 200

www.kpmg.ca

North York ON M2P 2H3

Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated February 14, 2005, except with respect to note 16 which is as of February 28, 2005, with respect to the consolidated balance sheets of Diversinet Corp.  as at December 31, 2004, December 31, 2003 and October 31, 2002, and the related consolidated statements of earnings and deficit and cash flows for each of the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen month period ended December 31, 2003,   incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated February 14, 2005, except with respect to note 16 which is as of February 28, 2005 included additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

(signed) KPMG LLP

Toronto, Canada

June 6, 2005

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated September 9, 2003 with respect to the balance sheets of Caradas, Inc as at December 31, 2002 and 2001, and the related statements of earnings, shareholders equity (deficiency) and cash flows for the years then ended,  incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated September 9, 2003 contains an explanatory paragraph that states that the Company has incurred significant losses from operations which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

(signed) KPMG LLP

Toronto, Canada

June 6, 2005

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